                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X]   Filed by the Registrant
[ ]   Filed by a party other than the Registrant

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           EFI ELECTRONICS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required.

[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies: the Common Stock, par value $.0001 per share; options to acquire shares of the Common Stock; and warrants to acquire shares of the Common Stock

        2)      Aggregate number of securities to which transaction applies:
                6,671,531 securities, consisting of 5,575,638 shares of the Common Stock, par value $.0001 per share, 999,828 outstanding stock options, and 96,065 outstanding warrants

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The underlying value of the transaction is $8,562,152.07 calculated as follows: $8,363,457.00 ($1.50 per share in cash for each outstanding share of the Common Stock, par value $.0001 per share, of EFI Electronics Corporations) plus $198,695.07 (equal to $961,753.50 ($1.50 multiplied by the total number of outstanding stock options and warrants with an exercise price of $1.50 or less) minus $763,058.43 (the aggregate exercise price of the options and warrants with an exercise price of $1.50 or less))

        4)      Proposed maximum aggregate value of transaction: $8,562,152.07

        5)      Total fee paid: $1,712.43

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
(2)     Form, Schedule or Registration Statement No.:
(3)     Filing Party:
(4)     Date Filed:

                           EFI ELECTRONICS CORPORATION
                              1751 South 4800 West
                           Salt Lake City, Utah 84104


April 10, 2000


To the stockholders of EFI Electronics Corporation:

        You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of EFI Electronics Corporation ("EFI" or the "Company") to be held at 9:00 a.m., local time, on May 10, 2000, at the Company's offices, 1751 South 4800 West, Salt Lake City, Utah 84104.

        As described in the accompanying Proxy Statement, at the Special Meeting you will be asked to approve an Agreement and Plan of Merger dated March 20, 2000 (the "Merger Agreement"), pursuant to which Surge Sub Inc. ("Merger Sub"), a wholly-owned subsidiary of Square D Company ("Square D"), will be merge with and into EFI (the "Merger").

        Pursuant to the Merger Agreement, each outstanding share of common stock, par value $.0001 per share, of EFI (the "Common Stock"), other than dissenting shares, will be converted into the right to receive in cash, without interest, an amount equal to $1.50. As a result of the Merger, EFI will become a wholly-owned subsidiary of Square D. In addition, because this is a cash-out merger, upon consummation of the Merger you will no longer own shares of the Common Stock and you will not acquire any securities of Square D.

        Under Delaware law and EFI's Certificate of Incorporation, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. Certain EFI executive officers, directors and stockholders, who own 2,735,601 outstanding shares of the Common Stock, representing approximately 49.1% of the outstanding shares of the Common Stock, have agreed to vote in favor of the Merger Agreement.

        THE EFI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

        Detailed information concerning the proposed Merger is set forth in the accompanying Proxy Statement. I urge you to read the enclosed material carefully and request that you promptly complete and return the enclosed proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy.

        YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. To assure your representation at the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope marked "Proxy." This will allow your shares to be voted whether or not you attend the Special Meeting.

        On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR the approval of the Merger Agreement.

                                            Sincerely,


                                            Richard D. Clasen
                                            President and Chief Executive
                                            Officer

        THIS MERGER TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        THIS LETTER, THE NOTICE OF SPECIAL MEETING, THE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO EFI STOCKHOLDERS ON OR ABOUT APRIL 10, 2000.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 10, 2000

TO THE STOCKHOLDERS OF EFI ELECTRONICS CORPORATION:

You are cordially invited to attend the special meeting of stockholders (the "Special Meeting") of EFI Electronics Corporation ("EFI" or the "Company") which will be held at the Company's offices, 1751 South 4800 West, Salt Lake City, Utah, on Wednesday, May 10, 2000, at 9:00 a.m., local time, for the following purposes:

(1) To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of March 20, 2000, among Square D Company ("Square D"), EFI, and Surge Sub Inc. ("Merger Sub"), pursuant to which Merger Sub, a wholly-owned subsidiary of Square D, will be merged with and into EFI (the "Merger").

(2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement describes the proposed Merger in detail.

Under Delaware law, you may be eligible to exercise appraisal or dissenters' rights in connection with the Merger. For a discussion of these rights, and the manner in which they may be exercised, see the section entitled "Appraisal Rights" in the enclosed Proxy Statement. The applicable provisions of Delaware law have been attached to the enclosed Proxy Statement as Annex D.

Pursuant to the Bylaws of the Company, April 9, 2000 is the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            ------------------------------------
                                            Richard D. Clasen
                                            President and Chief Executive
                                            Officer
Mailing Date:
April 10, 2000
Salt Lake City, Utah

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE SPECIAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. Why is EFI proposing to merge with Square D?

A. The Board of Directors recommends approval of the Merger Agreement based on a wide variety of factors, including:

        o EFI's current financial situation and the capital required to enable EFI to continue to operate its business;

        o the premium offered by Square D over the recent market prices of the Common Stock;

        o the terms and provisions of the Merger Agreement and related agreements, including the Stockholder Agreements (as defined below); and

        o the opinion of EFI's financial advisor, Houlihan Valuation Advisors (a copy of which is attached as Annex B), based upon and subject to certain matters stated in the opinion, as to the fairness, from a financial point of view, of the consideration to be received by holders of the Common Stock in the Merger.

Q. What will I receive in the Merger?

A. If you do not dissent, you will receive $1.50 in cash, without interest in exchange for each share of the Common Stock that you own. If you hold options to acquire shares of the Common Stock, you will receive in exchange for each such option $1.50 less (i) the exercise price of such option, and (ii) applicable federal, state and local withholdings.

Q. What will occur if the Merger is not consummated?

A. If the Merger is not consummated, including as a result of the failure of EFI's stockholders to approve the Merger Agreement, there can be no assurance that additional financing or sales of additional securities would be available alternatives for addressing the Company's capital requirements and, if available, that the terms would be acceptable to the Company. Additionally, there can be no assurance that the Company could find an alternative merger partner or that any of these strategies could be executed in a timely manner. Management does not believe the Company's revenue growth rate over the next three years will generate sufficient capital to permit the Company to reduce debt and take maximum advantage of global market opportunities.

Q. What do I need to do now?

A. After you have carefully read this Proxy Statement, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares of the Common Stock may be represented at the Special Meeting. The Special Meeting will take place at 9:00 a.m., local time, on May 10, 2000, at the Company's offices, 1751 South 4800 West, Salt Lake City, Utah 84104.

Q. What vote is required to approve the Merger Agreement?

A. Under Delaware law and EFI's Certificate of Incorporation, the Merger Agreement must be approved by the affirmative vote of holders of a majority of the outstanding shares of the Common Stock. Certain EFI executive officers, directors and stockholders, who own 2,735,601 shares of the Common Stock, representing approximately 49.1% of the outstanding shares of the Common Stock, have agreed to vote in favor of the Merger Agreement pursuant to the terms of the Stockholder Agreements. See page 36.

 Q. If my shares of Common Stock are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which for purposes of voting on the Merger Agreement, will have the same effect as voting against the Merger Agreement.

Q. Can I change my vote after I have mailed my signed Proxy Card?

A. Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways:

        o First, you can send a written notice stating that you would like to revoke your proxy.

        o       Second, you can complete and submit a new proxy card.

(If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to EFI prior to the Special Meeting.)

        o Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. You must vote.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q. Will I have appraisal or dissenters' rights as a result of the Merger?

A. Yes. Under the applicable provisions of Delaware law, you will have appraisal or dissenters' rights in connection with the Merger. If you have not voted in favor of the Merger Agreement, you have the right to demand appraisal of, and to be paid the fair market value for, your shares of the Common Stock. The fair market value of the Common Stock for this purpose will not include any element of value arising from the accomplishment or expectation of the Merger. To exercise your right to an appraisal, if any, you must deliver a written demand for an appraisal to Richard D. Clasen, Chief Executive Officer, EFI Electronics Corporation, 1751 South 4800 West, Salt Lake City, Utah 84104, prior to the time the vote is taken on the Merger Agreement at the Special Meeting. Simply voting against the Merger Agreement will not be considered a demand for appraisal rights. For a more detailed discussion of your appraisal rights, see page 24 of this Proxy Statement and the provisions of Delaware law attached as Annex D to this document.

Q. Should I send in my stock certificates when I return my Proxy Form?

A. No. You should not send in your stock certificates now. Promptly following the Merger, Square D will send a separate letter of transmittal to the holders of the Common Stock which will enable holders to receive the payment due to them and will provide instructions for surrendering your stock certificates.

Q. When do you expect the Merger to be completed?

A. We are working towards completing the Merger as quickly as possible. In addition to the approval of our stockholders described above, pursuant to the Merger Agreement, we must also meet certain conditions prior to the consummation of the Merger. We plan to complete the Merger promptly following the Special Meeting, and we presently expect to do so in May, 2000, although we cannot assure you that we will have satisfied the necessary conditions by that time.

Q. What are the tax consequences of the Merger?

A. The receipt of cash by a stockholder of EFI pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. For United States federal income tax purposes, a stockholder will recognize gain or loss in an amount equal to the difference between such stockholder's basis in the Common Stock and the amount of cash received in exchange for the Common Stock in the Merger. The gain or loss will generally be a capital gain or loss if the Common Stock is a "capital asset" in the hands of the stockholder. For a more detailed summary of the United States federal income tax consequences of the Merger, see "The Merger - Certain United States Federal Income Tax Consequences of the Merger." The stockholders of EFI are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.

Q. What other matters will be voted on at the Special Meeting?

A. We do not expect to ask you to vote on any matter other than the Merger Agreement at the Special Meeting.

Q. Who can help answer my questions?

A. If you have more questions about the Merger, you should contact:

EFI Electronics Corporation
1751 South 4800 West
Salt Lake City, Utah 84104
Attn:  Richard D. Clasen
(801) 977-9009

You should also review with your legal counsel and financial and tax advisors the information set forth in this Proxy Statement and enclosed herewith.

Q. Are there risks associated with approval or disapproval of the Merger Agreement?

A. The Merger does involve risks. For a discussion of certain risk factors that should be considered in evaluating the Merger, see "Risk Factors," beginning on page 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED MERGER AGREEMENT.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER................................................i

SUMMARY...............................................................................1
  The Companies.......................................................................1
  Reasons for the Merger..............................................................2
  The Special Meeting.................................................................2
  Recommendation to Stockholders......................................................3
  Opinion of Financial Advisor........................................................3
  The Merger Agreement................................................................3
  United States Federal Income Tax Consequences.......................................4
  Appraisal Rights....................................................................5
  Other Interests of Officers and Directors in the Merger.............................5
  Risk Factors........................................................................5

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.......................................6
RISK FACTORS..........................................................................6
MARKET PRICE AND DIVIDEND INFORMATION.................................................7
NUMBER OF STOCKHOLDERS................................................................7
DIVIDENDS.............................................................................7
SELECTED CONSOLIDATED FINANCIAL DATA..................................................8
THE SPECIAL MEETING...................................................................9
THE PARTIES..........................................................................11
THE MERGER...........................................................................12
  Background of the Merger; Past Contacts, Transactions or Negotiations..............12
  Reasons for the Merger; Recommendation of the Board of Directors...................14
OPINION OF EFI'S FINANCIAL ADVISOR...................................................15
  Houlihan's Analyses of EFI and the Merger..........................................16
  Summary of EFI's Financial Condition as of December 31, 1999.......................18
  Comparison of EFI's Financial Performance with the Industry........................18
  Analysis of EFI's Recent Stock Performance.........................................19
  Analysis of Indicated Market Value of the Company Based on Recent Stock Price......19
  Analysis of Market Multiples of Selected Comparable Public Companies...............20
  Discounted Cash Flow Analysis......................................................21
  Selected Comparable Transactions Analysis..........................................21
  Relevant Market and Economic Factors...............................................22
  Conclusion of Houlihan.............................................................23
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER..................23
ACCOUNTING TREATMENT OF THE MERGER...................................................24
MANAGEMENT, OPERATIONS AND OWNERSHIP STRUCTURE FOLLOWING THE MERGER..................24
APPRAISAL RIGHTS.....................................................................24
PUBLIC TRADING MARKETS...............................................................25
THE MERGER AGREEMENT.................................................................25
  General; Merger Consideration......................................................25
  Treatment of Stock Options and Warrants............................................25
  Closing; Effective Time............................................................26
  Cancellation of Shares.............................................................26
  Surrender of Certificates..........................................................26
  Payment to Other than Registered Holder............................................26
  Transfers..........................................................................26
  Lost, Stolen or Destroyed Certificates.............................................26
  Representations and Warranties.....................................................27
  Conditions of the Proposed Merger..................................................28
  Termination; Termination Fee.......................................................29

  Agreement Not to Solicit Other Offers..............................................31
  Conduct of EFI's Business Prior to the Merger......................................31
  Certain Other Covenants and Agreements.............................................33
  Interests of Certain Persons in the Merger.........................................34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................38
MISCELLANEOUS........................................................................40
  Independent Accountants............................................................40
  Date for Submission of Stockholder Proposals.......................................40
  Available Information..............................................................40
  Cautionary Statement Regarding Forward-Looking Statements..........................40
  Incorporation of Certain Documents by Reference....................................41

PROXY CARD...........................................................................43

ANNEX A (Agreement and Plan of Merger)..............................................A-1

ANNEX B (Fairness Opinion)..........................................................B-1

ANNEX C (EFI's latest Annual and three most recent Quarterly Reports)...............C-1

ANNEX D (Dissenter's Appraisal Rights)..............................................D-1

                                     SUMMARY

This summary highlights certain information from this Proxy Statement. It does not contain all of the information that is important to you. To understand the Merger more fully, you should carefully read this entire document, including the Agreement and Plan of Merger (attached as Annex A), the fairness opinion of Houlihan Valuation Advisors (attached as Annex B), EFI's Annual Report on Form 10-KSB for the year ended March 31, 1999 and Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999 (attached as Annex C), and the applicable sections of Delaware law governing dissenters' appraisal rights (attached as Annex D), as well as the documents referred to in "Incorporation of Certain Documents by Reference" at page 41 of this Proxy Statement.


THE COMPANIES

EFI Electronics Corporation
1751 South 4800 West
Salt Lake City, Utah 84104
(801) 977-9009

EFI is a designer and manufacturer of transient voltage surge suppression ("TVSS") products. TVSS devices protect electronic equipment from electrical accidents and electrical disturbances such as lightning, grid switching, switching of air conditioners, power tools, elevators, and welding units. These disturbances can produce high speed, high energy transient voltage spikes and surges which can cause hardware failure, data/communication disruptions and transient induced software "bugs" resulting in equipment damage and/or down time. EFI's first hardwire product for industrial users was introduced in November 1981, followed by introduction of similar plug-in products for computer and telecommunications equipment that were introduced in early 1983 and 1984, respectively. Since the early 1980's, the Company has continued to develop new products for both plug-in and hardwire uses. The Company believes it has the broadest line of TVSS products in the market and is known for its innovative solutions, high quality and engineering competence.

The Company sells its products in several global markets. Although the markets for its products are fragmented in the United States, they are organized and stable in Europe, and are in the developmental stages in many other geographical locations. The Company currently has annual revenue of approximately $12.6 million and employs about 77 people. EFI's headquarters and manufacturing facility are in Salt Lake City, Utah, with a subsidiary engaged in international sales and distribution located in Barcelona, Spain. EFI has also established a joint venture with a Singapore-based corporation.

Square D Company
1415 South Roselle Road
Palatine, Illinois 60067
(847) 397-2600

Square D is a wholly-owned subsidiary of Schneider Electric S.A. ("Schneider"), a global electrical industry leader with 1999 sales of approximately $8.9 billion. Schneider, headquartered in Paris, France, is the world's leading manufacturer of electrical distribution, industrial control and automation products and systems, and is the only electrical manufacturer dedicated solely to the distribution and control of electricity. Square D is a market-leading North American supplier of electrical distribution, industrial control and automation products, systems and services. Its products are found in all types of residential, commercial and industrial construction, a wide range of manufacturing and processing facilities, and in or on the products of other manufacturers. In North America, the brands of Schneider include Square D in the United States, Federal Pacific in Mexico, and Federal Pioneer in Canada.

REASONS FOR THE MERGER (PAGE 14)

The EFI Board of Directors recommends that stockholders approve the Merger Agreement based on a wide variety of factors, including:

        - EFI's current financial situation and the capital required to enable it to continue to operate its business;

        - the premium offered by Square D over the recent market prices of the Common Stock;

        - the terms and provisions of the Merger Agreement and related agreements; and

        - the opinion of EFI's financial advisor, Houlihan Valuation Advisors ("Houlihan"), based upon and subject to certain matters stated in the opinion, as to the fairness on the date of such opinion, from a financial point of view, of the proposed merger consideration to be received by holders of the Common Stock pursuant to the Merger.

THE SPECIAL MEETING (PAGE 9)

GENERALLY. This Proxy Statement is being furnished to the stockholders of EFI as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of the Common Stock for use at the Company's Special Meeting of Stockholders to be held at 9:00 a.m., local time, on May 10, 2000, and at any adjournments or postponements thereof. The Special Meeting will be held at the Company's offices, 1751 South 4800 West, Salt Lake City, Utah 84104.

PURPOSE OF SPECIAL MEETING. At the Special Meeting, you will be asked to approve the Merger Agreement.

RECORD DATE; VOTING POWER. Holders of the Common Stock as of the close of business on April 9, 2000, the record date (the "Record Date"), are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were 5,575,638 outstanding shares of the Common Stock. Each share of the Common Stock is entitled to one vote.

VOTE REQUIRED. The affirmative vote of holders of a majority of the outstanding shares of the Common Stock as of the record date is required to approve the Merger Agreement. There were 5,575,638 shares of the Common Stock outstanding as of the Record Date. Each share of the Common Stock is entitled to one vote. Certain EFI executive officers, directors and stockholders, who own 2,735,601 shares of the Common Stock, representing approximately 49.1 % of the outstanding shares of the Common Stock, have agreed to vote in favor of the Merger Agreement.

REVOCATION OF PROXY. A stockholder may revoke a proxy at any time prior to its exercise by (i) delivering to Richard D. Clasen, Chief Executive Officer, EFI Electronics Corporation, 1751 South 4800 West, Salt Lake City, Utah 84104, a written notice of revocation of proxy prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. The presence of a stockholder at the Special Meeting will not in and of itself automatically revoke such stockholder's proxy. If not revoked, the proxy will be voted in accordance with the instructions indicated on the proxy or, if no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" the approval of the Merger Agreement.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES. The required quorum for the Special Meeting is a majority of votes eligible to be cast by holders of the Common Stock issued and outstanding as of the Record Date. Both abstentions and broker non-votes will be included in determining the number of votes present and voting at the Special Meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as votes against the Merger Agreement. THE ACTIONS PROPOSED IN THIS PROXY STATEMENT ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, ALL BENEFICIAL OWNERS OF COMMON STOCK ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTES.

RECOMMENDATION TO STOCKHOLDERS (PAGE 14)

On March 20, 2000, the Board of Directors (i) determined that the Merger and the transactions contemplated by the Merger Agreement are fair, equitable and in the best interests of EFI and its stockholders, (ii) approved and adopted the Merger Agreement and (iii) recommended that the stockholders vote in favor of the Merger Agreement. The Board of Directors unanimously recommends a vote "FOR" approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR (PAGE 15)

On March 20, 2000, Houlihan, EFI's financial advisor, delivered its opinion to the Board of Directors that as of such date, and based upon the assumptions and subject to the limitations set forth therein, the proposed merger consideration to be received by holders of the Common Stock in the Merger is fair from a financial point of view to such holders. The full text of the written opinion of Houlihan, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is attached hereto as Annex B and is incorporated herein by reference. Stockholders should read that opinion in its entirety.

THE MERGER AGREEMENT (PAGE 25)

THE AGREEMENT AND PLAN OF MERGER IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. THE BOARD OF DIRECTORS ENCOURAGES YOU TO READ THAT AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT GOVERNING THE MERGER.

WHAT EFI STOCKHOLDERS WILL RECEIVE IN THE MERGER. Holders of the Common Stock that do not dissent will receive $1.50 in cash in exchange for each share of the Common Stock that they own.

WHAT HOLDERS OF STOCK OPTIONS AND WARRANTS WILL RECEIVE IN THE MERGER. At the effective date of the Merger, each option to purchase the Common Stock that was outstanding as of March 20,

2000, shall, without any action on the part of the option holder, be canceled and converted into the right to receive $1.50 less (i) the exercise price of such option, and (ii) applicable federal, state and local withholdings. The amounts payable to any option holder will be reduced to the extent necessary to prevent such payment from constituting a "parachute payment" under federal tax law. EFI does not currently expect that there will be any warrants outstanding on the date of the Merger that are exercisable at less than $1.50 per share.

CONDITIONS TO THE MERGER. Consummation of the Merger is subject to various conditions, including, among others:

        - that Square D's and EFI's respective representations and warranties in the Merger Agreement are true and correct in all material respects and the parties have performed in all material respects their respective obligations under the Merger Agreement;

        - the approval of the Merger Agreement by EFI's stockholders at the Special Meeting;

        - that no governmental agency shall have enacted or issued any law or order that would make the Merger illegal; and

        - that all proper corporate actions have been taken and documents provided to the reasonable satisfaction of the parties.

TERMINATION. Square D and EFI can agree to terminate the Merger Agreement without completing the Merger, even if the EFI stockholders have approved it. Also, either of the companies can terminate the Merger Agreement under a variety of circumstances, including if any of the following occurs:

        - the Merger is not completed by May 31, 2000;

        - a court or other governmental authority permanently prohibits the Merger; or

        - EFI stockholders do not approve the Merger Agreement.

In addition, Square D can terminate the Merger Agreement if (i) EFI recommends to its stockholders a business combination with a third party other than Square D; (ii) the Board of Directors withdraws or adversely modifies its approval or recommendation of the Merger Agreement; or (iii) the Board of Directors fails to recommend against acceptance of a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company.

The Company can terminate the Merger Agreement if the Company receives a proposal to enter a business combination with a company other than Square D that the Board determines is a "Superior Proposal" (as defined in the Merger Agreement) and certain other conditions are met. EFI has agreed to pay Square D a $400,000 termination fee, plus Square D's expenses up to $150,000, if the Merger Agreement is terminated under certain circumstances, including if the Company terminates the Merger Agreement in connection with a Superior Proposal.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 23).

Stockholders are advised that the Merger is not a tax-free reorganization. The receipt of cash by a stockholder of EFI pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. The stockholders of EFI are urged to consult their own tax advisors as to specific tax consequences to them of the Merger. To review the tax consequences to stockholders in greater detail, see page 23 of this Proxy Statement. For a more detailed summary of the United States federal income tax consequences of the Merger, see "The Merger--Certain United States Federal Income Tax Consequences of the Merger."

APPRAISAL RIGHTS (PAGE 24).

If a stockholder does not vote in favor of the Merger Agreement, he or she may have the right to demand appraisal of, and to be paid the fair market value for, its shares of the Common Stock. The fair market value of the Common Stock for this purpose will not include any element of value arising from the accomplishment or expectation of the Merger. In order for the holder of the Common Stock to exercise his or her right to an appraisal, if any, such holder must deliver a written demand for an appraisal to Richard D. Clasen, Chief Executive Officer of EFI, 1751 South 4800 West, Salt Lake City, Utah 84104, prior to the time the vote is taken on the Merger Agreement. Simply voting against the Merger Agreement will not be considered a demand for appraisal rights. This is not a complete discussion of Delaware law pertaining to appraisal rights and stockholders should carefully read 24 of this Proxy Statement together with the provisions of Delaware law attached as Annex D to this document.

OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (PAGE 34)

EFI stockholders should be aware that three current or former executive officers of EFI, one of whom is also a director of EFI, have severance or employment agreements that provide them with interests in the Merger that are different from, and in addition to, the interests of EFI stockholders generally. Also, in connection with the Merger, EFI will repay substantial debts to a partnership of which one current EFI director is a limited partner and another EFI director is affiliated through employment. In addition, at the request of Square D, EFI has entered into a supply agreement with Hubbell, Inc. ("Hubbell"), which employs another director, that is contingent upon the completion of the Merger. Richard
D. Clasen, the Gaylord K. Swim Family Living Trust, Greenwood Management Corporation, and Hubbell (the "Bound Stockholders") have also entered into a stockholder agreement with Square D and Merger Sub, pursuant to which the Bound Stockholders have agreed to vote in favor of the Merger Agreement. For a description of these arrangements, and other interests that EFI officers and directors have in the Merger, see page 34 of this Proxy Statement.

RISK FACTORS (PAGE 6)

The Merger does involve risks. These risks include the risk of not completing the Merger and the consequences thereof, as well as the fact that the Merger Agreement does not provide for adjustments to the merger consideration to be received by EFI stockholders to account for fluctuations in the market price for the Common Stock. For a discussion of these and other risk factors, see "Risk Factors" beginning on page 6.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

EFI HAS MADE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT AND IN DOCUMENTS THAT ARE INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION CONCERNING POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF EFI. WORDS SUCH AS "BELIEVES," "EXPECTS," "INTENDS," "ANTICIPATES" OR OTHER SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. STOCKHOLDERS SHOULD NOTE THAT MANY FACTORS COULD AFFECT THE FUTURE FINANCIAL AND BUSINESS RESULTS OF EFI AND COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE INTO THIS DOCUMENT.

RISK FACTORS
--------------------------------------------------------------------------------

In addition to the other information contained in this Proxy Statement, stockholders should carefully consider the following factors before voting with respect to the Merger Agreement. Stockholders are cautioned that the statements in this section that are not descriptions of historical fact may be forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified in this section and elsewhere in this Proxy Statement.

FUTURE CAPITAL REQUIREMENTS; UNCERTAINTY OF ALTERNATIVE FUNDING

If the Merger is not completed, the Company may be required to satisfy its capital requirements by seeking funds through public or private financings, collaborative relationships, alternative business combinations or other arrangements, the availability of which cannot be assured. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve significant restrictive covenants. Collaborative arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its technologies, products or marketing territories. There can be no assurance that any such financing, if required, will be available on terms satisfactory to the Company, if at all. Failure to raise capital when needed could have material adverse effect on the Company's business, financial condition and results of operations.

FLUCTUATIONS IN MARKET PRICE

The Merger Agreement does not provide for any adjustments to the consideration to be received by EFI stockholders. If the market price of the Common Stock increases after the Special Meeting, and the Merger Agreement has been approved, the cash received by stockholders will not be adjusted to account for such increase. There can be no assurance that the price offered by Square D will continue to constitute a premium over the market price of the Common Stock, or that the price offered by Square D will equal or exceed the market price of the Common Stock on the date of the Merger.

TERMINATION FEE

In the Merger Agreement, EFI agreed to pay a termination fee (the "Termination Fee") to Square D in specified circumstances, including the Company's termination of the Merger Agreement upon receipt of a Superior Proposal. The Termination Fee could discourage other companies from trying to acquire EFI even though those other companies might be willing to offer greater value to EFI stockholders than Square D has offered in the Merger Agreement. In addition, payment of the Termination Fee could have an adverse impact on EFI's financial condition. For details concerning the amount of the Termination Fee and the circumstances under which it must be paid, see "The Merger Agreement Termination; Termination Fee" beginning on page 29.

MARKET PRICE AND DIVIDEND INFORMATION
--------------------------------------------------------------------------------

The Common Stock is currently traded on the OTC Bulletin Board under the symbol "EFIC." The following table sets forth for the fiscal quarters indicated, the high and low closing sales prices per share of the Common Stock.

                                                     LOW        HIGH
                                                    -----       -----
Fiscal 1998:
-----------
First Quarter ...............................       $1.31       $2.13
Second Quarter ..............................       $1.50       $3.38
Third Quarter ...............................       $2.00       $3.00
Fourth Quarter ..............................       $1.88       $2.31

Fiscal 1999:
-----------
First Quarter ...............................       $1.50       $2.19
Second Quarter ..............................       $1.00       $1.75
Third Quarter ...............................       $0.63       $1.31
Fourth Quarter ..............................       $0.78       $1.98

Fiscal 2000:
-----------
First Quarter ...............................       $0.63       $1.53
Second Quarter ..............................       $0.88       $1.06
Third Quarter ...............................       $0.84       $1.31
Fourth Quarter (through March 17, 2000) .....       $0.88       $1.31

RECENT CLOSING PRICES

On March 20, 2000, EFI announced in a press release that it had entered into the Merger Agreement. The reported closing sales price per share of the Common Stock on the last trading day before that date was $0.937.

NUMBER OF STOCKHOLDERS
--------------------------------------------------------------------------------

On the Record Date, there were approximately 267 EFI stockholders of record, although EFI believes there were approximately 830 beneficial stockholders on the Record Date.

DIVIDENDS
--------------------------------------------------------------------------------

EFI has never declared or paid any cash dividends on its Common Stock, and management does not anticipate that dividends will be paid in the foreseeable future.

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

The selected financial data of EFI for the fiscal years ended March 31, 1999 and March 31, 1998, presented below have been derived from the audited consolidated financial statements of EFI contained in EFI's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999. The selected financial data of EFI for the nine months ended December 31, 1999 have been derived from the unaudited consolidated financial statements of EFI contained in EFI's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999. More comprehensive financial information is included in such reports and other documents filed by EFI with the Securities and Exchange Commission (the "Commission"), and the following information is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "Available Information." In addition, a copy of the Company's Form 10-KSB for the fiscal year ended March 31, 1999, and the Company's Quarterly Report on Form 10-QSB for the quarterly periods ended June 30, 1999, September 30, 1999, and December 31, 1999 are attached as Annex C to this Proxy Statement and are incorporated herein by reference. See "Information Incorporated by Reference."


                                For nine months ending
                                   December 31, 1999      For the year ended       For the year ended
                                      (unaudited)            March 31,1999            March 31, 1998
                                      ------------            ------------             ------------
STATEMENT OF INCOME DATA:

Net sales ................            $  9,377,079            $ 13,890,564             $ 16,372,366
Gross profit .............               3,668,651               4,232,798                5,334,887
Operating income/loss ....                 473,606                (203,497)                 390,822
Net income/loss ..........            $     12,571            $   (735,293)            $   (245,751)
Net income/loss per share:
  Basic ..................            $        .00            $      (0.13)            $      (0.05)
  Diluted ................            $        .00            $      (0.13)            $      (0.05)
Weighted average shares
     Outstanding
  Basic ..................               5,574,591               5,565,521                4,903,596
  Diluted ................               5,582,674               5,565,521                4,903,596


                                       As of
                                    December 31,
                                        1999                   As of                 As of
BALANCE SHEET DATA:                  (Unaudited)           March 31, 1999         March 31, 1998
-------------------                  -----------           --------------         --------------
Cash and cash equivalents            $    26,102            $   263,135            $     9,566
Total assets ............              7,409,432              8,080,827             10,276,694
Total liabilities .......              5,644,168              6,199,593              7,710,589
Stockholders' equity ....              1,765,264              1,881,234              2,566,105

THE SPECIAL MEETING
--------------------------------------------------------------------------------

GENERAL; DATE; PLACE AND TIME

This Proxy Statement is being provided by, and the enclosed proxy is solicited by and on behalf of, the Board of Directors for use at the Special Meeting.

The Special Meeting is scheduled to be held at 9:00 a.m., local time, on May 10, 2000, at the Company's officers, 1751 South 4800 West, Salt Lake City, Utah 84104.

PURPOSE OF THE SPECIAL MEETING

The purpose of the Special Meeting is to consider and vote upon the approval of the merger of Merger Sub with and into EFI pursuant to the Merger Agreement, and to transact any other business that is properly brought before the Special Meeting.

RECORD DATE; VOTING POWER

Only holders of the Common Stock at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. There are 5,575,638 shares of the Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting. Each share of the Common Stock is entitled to one vote. As of the Record Date, there were 267 record holders of the Common Stock.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the Merger Agreement.

Because the required vote of the stockholders to approve the Merger Agreement is based upon the total number of outstanding shares of the Common Stock, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a stockholder will have the same effect as a vote against approval of the Merger Agreement. Brokers holding shares of the Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof.

Delaware law, EFI's Certificate of Incorporation, EFI's Bylaws and the Securities Exchange Act of 1934 contain requirements governing the actions of EFI stockholders at the Special Meeting. Pursuant to the EFI Bylaws, a majority of the votes eligible to be cast by holders of the Common Stock outstanding on the Record Date must be present, either in person or by proxy, at the Special Meeting to constitute a quorum. Shares of the Common Stock present in person at the Special Meeting but not voting, and shares of the Common Stock for which EFI has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Special Meeting for purposes of determining the presence of a quorum for transacting business. Brokers who hold shares of the Common Stock in nominee or street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for these customers with respect to the Merger Agreement without specific instructions from these customers. Shares represented by proxies returned by a broker holding the shares in street name will be counted for purposes of determining whether a quorum exists, even if the shares are not voted because discretionary voting by the broker is not allowed. Abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

Several directors, executive officers and stockholders of EFI have entered into voting agreements with Square D whereby these persons have agreed to vote their shares in favor of the Merger Agreement. The 2,735,601 shares of the Common Stock subject to these agreements represent approximately 49.1% of the outstanding shares entitled to vote at the Special Meeting. For additional information about beneficial ownership of the Common Stock by stockholders owning more that 5% of the Common Stock and by directors and executive officers of EFI, see "Security Ownership of Certain Beneficial Owners and Management."

The obligations of EFI and Square D to consummate the Merger are subject, among other things, to the condition that the stockholders approve the Merger Agreement, and the failure to obtain such approval on or before May 31, 2000 would give either EFI or Square D the right to terminate the Merger Agreement.

REVOCATION OF PROXY

A stockholder may revoke a proxy at any time prior to its exercise by (i) delivering to Richard D. Clasen, Chief Executive Officer of EFI, 1751 South 4800 West, Salt Lake City, Utah 84104, a written notice of revocation of proxy prior to the Special Meeting, (ii) by delivering to EFI a duly executed proxy bearing a later date prior to the Special Meeting, or (iii) by attending the Special Meeting and voting in person. The presence of a stockholder at the Special Meeting will not in and of itself automatically revoke such stockholder's proxy.

EXPENSES OF SOLICITATION

EFI will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. See also "Merger Agreement -- Certain Other Covenants and Agreements -- Expenses of Transaction."

MISCELLANEOUS

It is not expected that any matter other than approval of the Merger Agreement will be presented for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxies will vote on such matters in accordance with the direction of the majority of the Board of Directors. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with the direction of the majority of the Board of Directors on matters incident to the conduct of the Special Meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting additional votes. However, shares represented by proxies that have been voted "AGAINST" the Merger Agreement will not be used to vote "FOR" postponement or adjournment of the Special Meeting for the purposes of allowing additional time for soliciting additional votes "FOR" the approval of the Merger Agreement.

Holders of the Common Stock should not send their stock certificates with their proxy cards. If the Merger is consummated, a separate letter of transmittal will be mailed to the holders of the Common Stock which will enable a holder to receive the appropriate consideration.

THE PARTIES
--------------------------------------------------------------------------------

EFI ELECTRONICS CORPORATION

EFI is a designer and manufacturer of transient voltage surge suppression ("TVSS") products. EFI's mission is to deliver high quality, innovative and competitive power protection programs and solutions in a fashion that optimizes the value to all stakeholders. TVSS devices protect electronic equipment from electrical disturbances such as lightning, grid switching, switching of air conditioners, power tools, elevators, welding units, and electrical accidents. These disturbances can produce high speed, high energy transient voltage spikes and surges which can cause hardware failure, data/communication disruptions and transient induced software "bugs" resulting in equipment damage and/or down time. EFI's first hardwire product for industrial users was introduced in November 1981, followed by introduction of similar plug-in products for computer and telecommunication equipment which were introduced in early 1983 and 1984, respectively. Since the early 1980's, the Company has continued to develop new products for both plug-in and hardwire uses. The Company believes it has the broadest line of TVSS products in the market and is known for its innovative solutions, high quality and engineering competence.

The Company sells its products in several global markets. The markets for its products are fragmented in the United States, organized and stable in Europe, and are in the developmental stages in most other geographical locations. The Company currently has annual revenue of approximately $12.6 million and employs about 77 people. EFI's headquarters and manufacturing facility are in Salt Lake City, Utah, with a subsidiary engaged in international sales and distribution located in Barcelona, Spain. EFI has also established a joint venture with a Singapore-based corporation for the purpose of developing the TVSS market in the Pacific Rim and India. For additional information concerning EFI, please refer to the Annual Report on Form 10-KSB for the year ended March 31, 1999 and the Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999, each of which is incorporated herein by reference.

The principal executive offices of EFI are located at 1751 South 4800 West, Salt Lake City, Utah 84104, and its telephone number is (801) 977-9009.

SQUARE D COMPANY

Square D is a wholly-owned subsidiary of Schneider, a global electrical industry leader with 1999 sales of approximately $8.9 billion. Schneider, headquartered in Paris, France, is the world's leading manufacturer of electrical distribution, industrial control and automation products and systems, and is the only electrical manufacturer dedicated solely to the distribution and control of electricity. Square D is a market-leading North American supplier of electrical distribution, industrial control and automation products, systems and services. Its products are found in all types of residential, commercial and industrial construction, a wide range of manufacturing and processing facilities, and in or on the products of other manufacturers. In North America, the brands of Schneider include Square D in the United States, Federal Pacific in Mexico, and Federal Pioneer in Canada. Merger Sub, a wholly-owned subsidiary of Square D, was incorporated for the sole purpose of completing the Merger.

The principal executive offices of Square D are located at 1415 South Roselle Road, Palatine, Illinois 60067, and its telephone number is (847) 397-2600.

All information contained in this Proxy Statement concerning Square D, its affiliates and subsidiaries, including Merger Sub, has been supplied by Square D and has not been independently verified by EFI.

THE MERGER
--------------------------------------------------------------------------------

BACKGROUND OF THE MERGER; PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Since mid-1999, the Company has been seeking a partner with established, complementary sales and distribution channels and the necessary capital resources to support its projected business activity. With access to a broader market and with capital to support expanded business activities, EFI management believes that the Company could (i) consolidate a portion of the U.S. market through acquisition or otherwise, becoming a leader in several distribution channels, (ii) expand its presence in the established European market with a new line of products, which are currently in development with several partners, and
(iii) leverage its products, manufacturing and market knowledge to develop worldwide markets.

On March 5, 1999, a special meeting of the Board of Directors of EFI (the "Board") was held regarding the status of the current quarter and the Company's short and long-term prospects. The Company was experiencing a significant shortfall in revenues from several of its major strategic partners, and possessed only a vague forecast of when revenues would be back on track. Management was concerned about these developments and the Company's ability to pursue its operating plan as a stand-alone entity. The Board approved a proposal to obtain a bridge loan from Mr. Gaylord Swim, Chairman of the Board, in conjunction with initiating a search for a merger partner to help the Company pursue its potential opportunities.

A special meeting of the Board was subsequently held via teleconference on March 18, 1999. At management's request, board member Reino Kerttula was engaged as a consultant to help in finding a suitable merger partner.

From March 1999 through January 2000, detailed EFI business summaries with executed nondisclosure agreements were distributed to various companies in the industry that had expressed interest in a business combination with EFI. At different points during this time, EFI met with representatives of a number of these companies to conduct preliminary discussions of possible business combinations. Other than Square D, the companies with which EFI engaged in initial discussions did not choose to pursue those discussions to the development of a definitive proposal.

Discussions between Mr. Richard Clasen, CEO of EFI, and Mr. Franklin Sullivan, Senior Vice President, Growth and Acquisitions, for Square D, resulted in the execution of a nondisclosure agreement on April 5, 1999. Numerous preliminary discussions were held between representatives of EFI and Square D and a meeting of key executives from both companies was held on June 28 and 29, 1999 to explore the possible synergies of a business combination.

On August 24, 1999, Mr. Sullivan indicated to Mr. Clasen in a phone conversation that Square D would be prepared to pay in the range of $1.60 to $1.80 per share of Common Stock to acquire EFI, based on the due diligence that Square D had conducted to such date and EFI management's revenue and profit projections for the Company.

The Board conducted a special meeting via teleconference on August 25, 1999 to review Square D's expression of interest. After discussion, the Board of Directors approved giving management the authority to negotiate a non-binding expression of interest letter agreement between the companies.

On September 9, 1999 EFI and Square D signed a non-binding letter agreement in which Square D expressed an interest in pursuing an acquisition of EFI at $1.80 per share of Common Stock, subject to due diligence and certain general conditions. Square D also conditioned its expression of interest on modification of the Company's existing supply agreement with Hubbell. In addition, the letter agreement required that EFI negotiate exclusively with Square D until October 31, 1999. Square D commenced its due diligence review of the Company on September 27, 1999, which was subsequently suspended on September 29, 1999.

Square D's exclusivity under the non-binding letter agreement expired on October 31, 1999 and EFI renewed conversations with several interested parties, none of which resulted in a definitive conclusion.

Square D and EFI resumed the due diligence process on November 15, 1999 following discussions between Square D and Hubbell with respect to the proposed modification of the supply agreement between EFI and Hubbell.

During the normal quarterly Board meeting on November 23, 1999, the Board concluded that enough progress had been made in discussions with Square D that EFI should proceed to obtain the counsel and advice of a reputable financial advisor with respect to the preliminary terms of the proposed transaction between EFI and Square D. On November 30, 1999, the Company retained Houlihan to review the proposed transaction, advise the Board with respect to the financial aspects of the proposed transaction and provide a fairness opinion when appropriate.

On January 4, 2000, Mr. Clasen of EFI, Mr. Sullivan of Square D and Mr. Terry O'Neal, General Manager of Square D's Surge Protection Business, met to review the status of Square D's due diligence and to discuss valuation issues. During this meeting Square D stated that due to a shortfall in revenues to EFI from certain strategic partners, Square D would not proceed with the proposed transaction based on the $1.80 per share indication contained in the expired letter agreement.

EFI received a letter on January 10, 2000 stating that Square D was prepared to execute a merger agreement with EFI based on a price of $1.50 per share of the Common Stock, under which EFI would become a wholly-owned subsidiary of Square D, if certain conditions were satisfied, including modification of EFI's existing supply agreement with Hubbell.

In response to Square D's offer, the Board conducted a special meeting via teleconference on January 13, 2000. Houlihan participated in the meeting as well as the Company's legal counsel, Parr Waddoups Brown Gee & Loveless. In the course of that call, Houlihan delivered to the Board its preliminary opinion that the proposed transaction would be fair to the Company's stockholders. After a lengthy discussion, the Board concluded that a per share price of $1.50 was fair and acceptable. The Board unanimously approved a proposal to direct management to proceed with negotiations.

Subsequent special Board meetings were held on February 14, 2000 and February 16, 2000, to discuss certain contractual issues that arose in the negotiation of the Merger Agreement. During this period, EFI, Square D and Hubbell continued to negotiate the terms of a mutually acceptable long-term supply agreement, which was a condition to Square D's offer to enter into the Merger Agreement.

A special Board meeting was held via teleconference in the morning of March 20, 2000 to report the completion of a mutually acceptable supply agreement between EFI and Hubbell and to consider a resolution approving the Merger Agreement and all other agreements contemplated by the Merger Agreement. Following a review of the terms and conditions of the Merger Agreement, the Board authorized the execution of the Merger Agreement and instructed EFI management to proceed with all matters necessary to complete the Merger.

EFI and Square D issued a joint press release announcing the execution of the Merger Agreement and the terms of the Merger on the afternoon of March 20, 2000.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

In reaching its determination to recommend approval of the Merger Agreement, the Board consulted with management, as well as Parr Waddoups Brown Gee & Loveless, its legal counsel, and Houlihan, its financial advisor, and considered a number of factors, including the factors listed below. In view of the wide variety of factors considered in connection with the Merger, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.

(1) EFI'S BUSINESS, CONDITION AND PROSPECTS--The Board considered information with respect to the financial condition, results of operations and business of EFI, on both a historical and prospective basis, and current industry, economic and market conditions, including EFI's market position within its industry. The members of the Board were familiar with and knowledgeable about EFI's business and affairs and further reviewed these matters in the course of their deliberations. The Board considered the capital requirements necessary to continue EFI's business given its current financial condition. The Board noted that there could be no assurance as to EFI's access to such capital on acceptable terms.

(2) OPINION OF HOULIHAN--The Board considered the preliminary opinion of Houlihan dated January 14, 2000 and the final opinion of Houlihan dated March 20, 2000 that as of the dates of such opinions, and based upon and subject to certain matters stated therein, the proposed consideration of $1.50 in cash per share to be received by holders of the Common Stock in the Merger was fair, from a financial point of view to those holders. The Board also considered the oral and written presentations made to it by Houlihan. A copy of Houlihan's written opinion to the Board, dated March 20, 2000, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and is incorporated herein by reference.

(3) RECENT MARKET PRICES COMPARED TO CONSIDERATION TO BE RECEIVED BY HOLDERS OF THE COMMON STOCK--The Board reviewed the recent market prices and trading information with respect to the Common Stock, and considered that the consideration to be received in the Merger represented (A) a premium of approximately 60.1% over the $0.937 closing price of the Common Stock on March 17, 2000, the last full trading day prior to the March 20, 2000 Board meeting, and (B) a premium of approximately 41% over the $1.064 average closing price of the Common Stock for the 30 previous trading days prior to the March 20, 2000 Board meeting.

(4) TERMS OF THE MERGER--The Board considered the terms and provisions of the Merger Agreement and the related agreements. The Board considered the terms of the Merger Agreement that permit the Board to receive unsolicited inquiries and proposals from, and negotiate and give information to, third parties under certain circumstances. The Board further considered that the total amount which could be payable to Square D pursuant to the termination fee was approximately $400,000 plus the expenses of Square D up to a maximum of $150,000. The Board found reasonable the views of Houlihan that the termination fee was within the range of fees payable in comparable transactions and concluded that the fee would not in and of itself preclude alternative proposals. The Board further considered that Square D had stated that it would not enter into a transaction which did not include the termination fee.

(5) THE NEED TO ADDRESS CERTAIN CAPITAL CONCERNS--The Board believes that, despite being well-positioned technically and operationally, a lack of capital resources and distribution channels will limit EFI's ability to take advantage of emerging markets. In addition, EFI's status as a public company has created pressure to increase short-term earnings, which can limit long-term growth. Management expects a projected revenue growth rate ten to fifteen percent in each of the next three years with corresponding growth in net profit from the current breakeven position. However, the Board believes this growth rate will not permit the Company to generate capital at a fast enough rate to reduce debt and take maximum advantage of global market opportunities.

(6) SQUARE D'S REPUTATION AND RESOURCES AND TIME NEEDED TO COMPLETE THE MERGER--The Board also considered Square D's standing within its industry, as well as its size and resources. In addition, the Board considered that Square D's obligation to close the Merger is not subject to a financing condition.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, EFI AND ITS STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

OPINION OF EFI'S FINANCIAL ADVISOR
--------------------------------------------------------------------------------

Houlihan was retained by EFI to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, EFI requested that Houlihan evaluate the fairness, from a financial point of view, to holders of the Common Stock of the merger consideration. On January 13, 2000, at a meeting of the Board of Directors held to evaluate the Merger contemplated by the Merger Agreement, Houlihan delivered a verbal opinion, a written confirmation of which was delivered on January 14, 2000, to the EFI Board of Directors to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration proposed to be paid by Square D to holders of the Common Stock in the Merger is fair, from a financial point of view, to those holders. The amount of the merger consideration to be paid was determined by EFI and Square D and was neither determined nor recommended to EFI by Houlihan.

Houlihan, as a customary part of its business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for estate, corporate and other purposes. EFI retained Houlihan to act as its advisor based upon Houlihan's qualifications, reputation, experience and expertise. Pursuant to a letter agreement dated November 30, 1999 between EFI and Houlihan, the fee payable to Houlihan for rendering the Houlihan opinion is $32,000. In addition, EFI has agreed to reimburse Houlihan for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services. EFI has agreed to indemnify Houlihan and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisors.

THE FULL TEXT OF THE HOULIHAN OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY HOULIHAN IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE OPINION IS DIRECTED TO THE EFI BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF THE COMMON STOCK OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. REFERENCES TO THE OPINION AND THE SUMMARY OF THE OPINION CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

HOULIHAN'S ANALYSES OF EFI AND THE MERGER

In conducting its investigation and analysis and in arriving at its opinion, Houlihan reviewed information and took into account financial and economic factors it deemed relevant under the circumstances. In that connection, Houlihan, among other things:

        - Reviewed the terms of the Merger Agreement;

        - Reviewed audited financial statements and the annual reports of EFI for the years ended March 31, 1995-1999;

        - Reviewed the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, as filed with the Commission;

        - Reviewed the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999, as filed with the Commission;

        - Reviewed EFI's Notices of Annual Meeting of Stockholders and related proxy statements for Annual Meetings of Stockholders held on July 29, 1997, July 29, 1998 and July 29, 1999;

        - Reviewed data supplied by the Company regarding outstanding options and warrants for the Common Stock;

        - Reviewed the management organization of EFI;

        - Reviewed transaction premium data for electronics firms prepared by Houlihan Lokey Howard & Zukin as presented in Mergerstat Review 1998;

        - Reviewed employment agreements between EFI and Richard D. Clasen and Henry Daunert;

        - Reviewed the EFI Electronics Corporation 1998 Incentive Plan;

        - Reviewed the EFI Electronics Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan as amended May 1991;

        - Discussed the financial condition, results of operations, business and prospects of EFI with management of the Company;

        - Compared the results of operations and financial condition of EFI with those of certain other publicly-traded electronics equipment manufacturing firms that Houlihan deemed to be reasonably comparable;

        - Reviewed historical market prices and trading volumes for the Common Stock for the period of January 4, 1999 through December 13, 1999;

        - Reviewed the EFI Electronics Business Review prepared by management of the Company;

        - Reviewed financial projections for the fiscal years 2000-2002 prepared by management of the Company;

        - Reviewed the Operating Statement Consolidated - Expected for the fiscal year ended March 31, 2000, which was prepared by management of the Company; and

        - Performed such other studies, analyses and investigations as Houlihan deemed appropriate.

In conducting its review and arriving at its opinion, Houlihan assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purpose of rendering its opinion. With respect to the financial projections of EFI and other information relating to the prospects of EFI provided to Houlihan by management of the Company, Houlihan assumed that such projections and other information were reasonably prepared and reflect the best currently available judgments and estimates of the management of EFI as to the likely future financial performance of the Company. The financial projections of EFI that were provided to Houlihan were utilized and relied upon by Houlihan in the "Analysis of Market Multiples of Selected Comparable Public Companies," "Discounted Cash Flow Analysis" and "Selected Comparable Transactions Analysis" summarized below. The Houlihan opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion.

Houlihan has assumed that there has been no material change in EFI's assets, financial condition, results of operations, business or prospects since February 29, 2000, the date of the most recent internally generated financial statements of the Company. Houlihan did not undertake an independent appraisal of the assets or liabilities of EFI nor was Houlihan furnished with any such appraisals. Houlihan's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to Houlihan as of the date of its opinion. Houlihan has expressed no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

The following is a summary of the analyses performed and factors considered by Houlihan in connection with rendering the opinion:

SUMMARY OF EFI'S FINANCIAL CONDITION AS OF DECEMBER 31, 1999

In each of the five fiscal years examined (fiscal years ended March 31, 1995-1999), and in the eleven-month period ended February 29, 2000, the Company generated significant losses. Annual losses declined over the period, from almost $2.0 million in 1995 to approximately $735,000 in 1999. For the eleven-month period ended February 29, 2000, the Company experienced a loss of $359,000 compared to a loss of $344,000 for the same period in the previous year. Between 1995 and 1999, sales increased from $12.9 million in 1995 to a high of $16.4 million in 1998, decreasing in 1999 to approximately $14.0 million. Sales for the eleven-month period ended February 29, 2000 were approximately $10.7 million, compared to $12.7 million for the corresponding period in the previous year.

To fund its operations between 1995 and February 29, 2000, the Company sold additional shares of Common Stock and increased borrowings. In addition, as of February 29, 2000, the Company had loans outstanding to a stockholder in the amount of $900,000 with an annual interest rate of 12%. Of this amount, a note for $600,000 was due in September 1999, but has not been paid.

COMPARISON OF EFI'S FINANCIAL PERFORMANCE WITH THE INDUSTRY

To develop a better understanding of EFI's 1999 performance, Houlihan compared EFI's operating history with the average experience of other manufacturers of electronic equipment. Houlihan included data for the following companies (the "Sample Group") in its analysis: American Power Conversion, Ault, C&D Technologies, Littelfuse, Power-One, Spectrum Control and Vicor. Although the activities of the companies in the group may not be totally consistent with those of EFI, Houlihan considered the information to be representative of firms engaged in the same types of activities as the Company. As such, Houlihan believes the data provide a reasonable backdrop for a comparative analysis of the Company's performance.

EFI is a significantly smaller company than the Sample Group, with trailing twelve-month sales of approximately $12.0 million compared to the median of $176.6 million for the Sample Group. Over the past three years, EFI experienced a decline in sales, with trailing twelve-month sales of approximately $12.0 million compared to sales of $13.9 million, $16.4 million and $13.8 million for fiscal 1999, 1998 and 1997, respectively, while the Sample Group experienced median sales growth of 6.6% per year for the same period. The median net margin for the Sample Group for the last twelve-month period was 6.7% compared to a net loss as a percent of sales for EFI of 7.5%.

EFI is also a significantly smaller company than the median of the Sample Group as measured by total assets. EFI had total assets as of February 29, 2000 of $7.0 million compared to the Sample Group median of $241.1 million.

Based on the March 20, 2000 stock price for EFI, its price-to-revenue multiple was 0.4 times, compared to the median of the Sample Group of 2.0 times. EFI's price-to-book ratio was also lower than the median of the industry Sample Group (3.4 times vs. 4.4 times).

EFI's asset turnover ratio, which measures the efficiency with which the assets of the firm are utilized, was somewhat better than the Sample Group median. The Company's total asset turnover ratio was 1.7 times, compared to the Sample Group median of 1.3 times.

The financial risk of EFI appeared to be substantially greater than that of the Sample Group. The Company's liquidity, as measured by its current ratio, was substantially less than the median of the Sample Group (0.9 times vs. 3.3 times). EFI was also substantially more leveraged than the median of the Sample Group, as measured by total liabilities as a percent of total assets (78.2% compared to 48.5%) and equity as a percent of total assets (21.8% compared to 51.5%).

In summary, EFI appears to represent a substantially inferior investment opportunity compared to the median of the Sample Group. EFI has experienced a decline in sales over the past 3 years, compared to a median annual increase in sales of the Sample Group of 6.6%. EFI's operations have generated substantial losses in each of the past five years and for the eleven-month period ended February 29, 2000. By contrast, the Sample Group generated median net income as a percent of sales of 6.7% for the last twelve-month period. EFI's financial risk also appears to be substantially greater than the median of the Sample Group as measured by the current ratio of total liabilities as a percentage of total assets and equity as a percent of total assets.

ANALYSIS OF EFI'S RECENT STOCK PERFORMANCE

PUBLIC MARKET FOR THE COMMON STOCK--The Common Stock is traded on the over-the-counter market (the "OTC Market") under the symbol "EFIC." For the 30-day trading period between January 27, 2000 and March 20, 2000 (the last day trades in the Common Stock occurred prior to the announcement of the Merger Agreement), 160,200 shares of the Common Stock were traded on the OTC Market, which was an average of 5,340 shares traded per trading day. The weighted average closing price of the shares traded during the 30-day period was $1.10 per share.

During the twelve-month period of March 1, 1999 to February 29, 2000, a total of 2,605,464 shares of the Common Stock were traded in the OTC Market, which was an average of 11,016 shares per trading day. The weighted average closing price of the shares traded during the period was $1.075 per share. The stock closed at a high for the period on March 24, 1999 at $1.937 per share and at a low for the period on September 10, 1999 at $0.875 per share.

Of the shares of the Common Stock issued and outstanding, available market data indicates that only approximately 1.7 million shares of the Common Stock are available for trading. The above data indicates that there has been a limited amount of trading activity in the public market of the Common Stock. In addition, no cash dividends have been paid on the Common Stock and management does not anticipate that dividends will be paid in the foreseeable future.

STOCK PERFORMANCE RELATIVE TO S&P COMPOSITE AVERAGE--Houlihan reviewed the daily closing per share market price of the Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500 composite average over the period from March 1995 through February 2000. Houlihan noted that, on a relative basis, EFI performed somewhat below the S&P 500 composite average from 1995 through 1997. Since January 1998, however, EFI's performance started a downward trend compared to the S&P 500, performing substantially below the index from January 1998 through February 2000.

ANALYSIS OF INDICATED MARKET VALUE OF THE COMPANY BASED ON RECENT STOCK PRICE

Based on the above-discussed analysis of the closing stock prices and trading volumes of the Common Stock in the OTC Market during the 30-day period prior to the announcement of the proposed Merger transaction, Houlihan estimated the indicated controlling interest value of the Company as of March 20, 2000. As discussed, the weighted average closing price of the Common Stock during the 30-day trading period between January 27, 2000 and March 20, 2000 was $1.10 per share. Based on an analysis of transactions in comparable companies, Houlihan determined that the median premium paid for control of companies over minority interest value was 24.4%.

Applying the median premium to EFI's weighted average stock price of $1.10 per share yields a per share value on a controlling interest value of $1.38. Houlihan also adjusted the Company's $1.10 per share minority interest market price by an historical overall market control premium of 35%, which yielded a value per share of $1.50 on a controlling interest basis. The mean of the two approaches yielded a per share controlling interest market value of $1.437 per share.

The number of shares of the Common Stock issued and outstanding on a fully diluted basis as of March 20, 2000 was 6,101,807 (based on a price of $1.50 per share). Multiplying the number of shares outstanding by the estimated controlling interest value per share yielded an estimated market value for the Company on a controlling interest basis of $8.77 million as of March 20, 2000. Adjusting for the aggregate exercise of outstanding options and warrants ($590,558), the net indicated market value on a controlling interest basis of the issued and outstanding shares of the Common Stock on a fully diluted basis as of March 20, 2000 was $8.18 million.

ANALYSIS OF MARKET MULTIPLES OF SELECTED COMPARABLE PUBLIC COMPANIES

Houlihan examined EFI's market valuation as compared to the valuation of other selected publicly-traded electronic equipment manufacturing companies. Houlihan compared certain financial information relating to EFI to certain corresponding information from the Sample Group. Such financial information included, among other things, common equity valuation, capitalization ratios, operating performance, and ratios of common equity prices per share to earnings, sales and book value per share. The financial information used in connection with the multiples with respect to EFI and the Sample Group was based on the latest reported twelve-month period as derived from publicly-available information.

Houlihan compared financial information of the Sample Group based on public market valuation with the corresponding financial multiples for the Company based on the merger consideration to be received of $1.50 per share by the Company's stockholders. The analysis was based on EFI's adjusted book value as of February 29, 2000 (the latest available financial information for the Company) and trailing twelve-month sales for the twelve-month period ended December 31, 1999.

Houlihan concluded that application of price-to-earnings and price-to-cash flow multiples to EFI's financial results was not meaningful. For the trailing twelve-month period, the Company had a loss of approximately $926,000 (a loss equal to 7.7% of sales) compared to the industry median net margin of 6.7% of sales.

Based on a proposed transaction price of $1.50 per share, EFI's implied price-to-sales multiple of 0.7 times is lower than the Sample Group median of
2.0 times. However, Houlihan noted that all of the Sample Group companies had positive net income, with a median net income of 6.7% of sales. Houlihan also noted that the Sample Group experienced an average increase in sales over the past three years of 6.6% compared to a decrease in sales for EFI over the last three years. When compared to the Sample Group, EFI's sales decline and lack of profitability justify a significant discount from the price-to-revenue ratio of the Sample Group. The 65% discount represented by the difference between a price-to-revenue ratio of 2.0 times for the Sample Group and 0.7 times for EFI based on a per share sale price of $1.50 is, in Houlihan's opinion, reasonable. Houlihan noted that EFI management projects that the Company will essentially break-even for the fiscal year ending March 31, 2000, with profitability not projected until fiscal 2001. In addition, EFI is projecting a decrease in sales in the current fiscal year of approximately 8% compared to the previous year. Both of these factors would further substantiate a substantial discount of the price-to-revenue multiple applicable to EFI derived from the Sample Group price-to-revenue multiples.

EFI's implied price-to-book multiple of 5.5 times based on a transaction price of $1.50 per share is substantially greater than the median price-to-book multiple for the Sample Group of 4.4 times. Houlihan's analysis indicated that such a high price to book multiple represented by the $1.50 per share merger consideration might not be reflective of current public market conditions. Houlihan noted that EFI's equity as a percent of total assets was 21.8%, compared to the median equity as a percent of total assets of the Sample Group of 51.5%. Clearly, EFI's financial risk is substantially greater than the Sample Group median by virtue of its much greater financial leverage.

DISCOUNTED CASH FLOW ANALYSIS

Houlihan performed a discounted cash flow analysis based on EFI management's projected operating statements for the fiscal years ending March 31, 2000 - 2002. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate plus the estimated value of the business at some future date. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Houlihan used estimates of projected financial performance for EFI for the years ending March 31, 2000-2002 prepared by EFI management. Management's projections were prepared assuming that EFI was a stand-alone entity, reliant upon internally generated cash flow to fund its on-going activities. Management projected that the terms of the current stockholder loans of the Company had been extended three years with the notes having a five-year amortization schedule, and with the balance of any unpaid principal and interest payable at the end of three years. Houlihan aggregated the present value of the projected earnings with the present value of the Company's projected terminal value. The terminal value was computed based on projected net income in the calendar year 2003, to which a terminal capitalization rate was applied.

Company management prepared two sets of projections, one termed "aggressive", and the other termed "conservative". Houlihan discounted these cash flows using market-derived discount rates, adjusted to reflect the risk characteristics of the Company and the risks associated with the assumptions underlying each set of projections. Houlihan arrived at such discount and capitalization rates based on its judgment of the estimated cost of equity capital of EFI, which included consideration of historical rates of return for publicly-traded common stock, risks inherent in the industry, and specific risks associated with the continuing operations of the Company on a stand-alone basis. Houlihan noted that this analysis, which was based on projections prepared by Company management, indicated a value estimate of $4.0 million based on the "conservative" projections and $10.9 million under the "aggressive" projections. Both of these values were on a controlling interest basis as of March 20, 2000. In its analysis, Houlihan placed greater weight on the "conservative" projections by management in light of the Company's historical operating results and the continuing losses reflected by the February 29, 2000 eleven-month income statements. Despite the losses through February 29, 2000, management projects that March will be a strong month and that the Company will attain breakeven status for fiscal year 2000. Houlihan noted that under management's "conservative" projections, a before-tax profit of $36,000 was projected for fiscal year 2000.

SELECTED COMPARABLE TRANSACTIONS ANALYSIS

Houlihan reviewed nine recent merger and acquisition transactions occurring since 1998 involving electronics manufacturing companies considered by Houlihan to be reasonably comparable to the Company and for which information was publicly available. The following transactions were included by Houlihan in the analysis: Teldata Communications Ltd., Total Control Products, Inc., RF Power Products, Inc., Corcom, Inc., Astec, Electronic Specialty Corp., Melcher Group, Altron, and Sigma Circuits, Inc. For each of the comparable transactions, Houlihan calculated, among other things, total transaction value as a multiple of sales, book value and earnings; and analyzed premiums paid for acquisition of controlling interests over the market price of minority interests prior to the announcement of the sale of the subject company.

On a controlling interest basis, multiples of transaction price-to-revenue ranged from 0.3 times to 2.4 times. The median transaction price to revenue multiple for the group was 1.1 times. Multiples of transaction price to book value ranged from 1.7 times to 9.6 times for the companies in the comparable group. The median transaction price-to-book multiple for the group was 2.7 times.

The multiples derived from this analysis were adjusted to reflect differences between the sample group and EFI. The median sample group price-to-book ratio was discounted 5% to reflect the marketability differences of the sample group companies and EFI, such differences resulting primarily from the Company's lack of historical profitability The resulting adjusted price-to-book ratio of 2.57 yielded an implied equity value of the Company on a controlling interest basis of $3.9 million. The median sample group price to revenue ratio was discounted 45% to reflect the Company's lack of profitability. The resulting price to revenue ratio of .62 times resulted in an implied equity value for EFI on a controlling interest basis of $7.6 million.

Houlihan noted, however, that the reasons for and the circumstances surrounding the comparable transactions were specific to each transaction. Because of the inherent differences between the business, operations and prospects of the Company and the businesses, operations and prospects of the companies in the comparable transactions group, it is Houlihan's opinion that it was inappropriate to rely solely on the quantitative results of the analysis. Accordingly, Houlihan also made qualitative judgments concerning differences between the characteristics of the comparable transactions and the Merger that would affect the acquisition values of the Company and such acquired companies.

RELEVANT MARKET AND ECONOMIC FACTORS

In rendering its opinion, Houlihan considered, among other factors, the condition of the U.S. stock markets, particularly as it relates to the electronics manufacturing industry, and the current level of economic activity. Houlihan also considered the trends of consolidations in this industry and the potential impact of such consolidations on EFI's future operations.

No company used in the analysis of selected publicly-traded companies or any transaction used in the analysis of selected transactions summarized above is identical to EFI. Accordingly, such analyses must take into consideration differences in the financial and operating characteristics of the industry sample group, selected transactions and other factors that would affect the public trading value and acquisition value of such companies and industry groups.

While the foregoing summary describes the analyses and factors that Houlihan deemed material for presentation to the EFI Board of Directors, it is not a comprehensive description of all analyses and factors considered by Houlihan. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Houlihan opinion. In performing its analyses, Houlihan considered general economic, market and financial conditions and other matters, many of which are beyond the control of EFI. The analyses performed by Houlihan are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business may actually be sold.

CONCLUSION OF HOULIHAN

Based upon the foregoing, it is the opinion of Houlihan that the merger consideration proposed to be paid by Square D is fair, from a financial point of view, to the stockholders of EFI.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
--------------------------------------------------------------------------------

The following discussion summarizes certain United States federal income tax consequences of the Merger that are generally applicable to holders of the Common Stock. This discussion is not a complete analysis of all potential tax effects relevant to a decision whether to vote in favor of the Merger Agreement and the Merger. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as of the date hereof, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. This discussion does not address all aspects of United States federal income taxation that may be applicable to a stockholder based on such holder's particular circumstances and does not address any aspect of state, local or foreign tax laws. The following discussion is generally only applicable to those holders of the Common Stock who hold their shares of the Common Stock as "capital assets" within the meaning of Section 1221 of the Code (generally, assets held for investment) and may not apply to holders who acquired the Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, holders that are subject to special tax treatment (such as foreign persons, broker-dealers, insurance companies, tax-exempt organizations, financial institutions, certain holders subject to the alternative minimum tax provisions of the Code and regulated investment companies), or holders that hold the Common Stock as part of a "straddle," "hedge," or "conversion transaction." In addition, the following discussion does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), or the tax consequences of the exercise of any option, warrant or similar right to acquire the Common Stock and the subsequent sale of the Common Stock or the cancellation of any such options, warrants or other rights to acquire the Common Stock in exchange for cash or otherwise.

CONSEQUENCES TO HOLDERS OF THE COMMON STOCK

The Merger is not intended to constitute a tax-free reorganization. As such, a holder of the Common Stock will recognize gain or loss equal to the difference between the amount of cash received in the Merger and the holder's basis in the shares of the Common Stock exchanged.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Payments of cash to a holder surrendering shares of the Common Stock may be subject to information reporting and "backup" withholding at a rate of 31% of the cash payable to the holder. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. Any amounts withheld from payments to a holder under the backup withholding rules generally will be allowed as a credit against the holder's United States federal income tax liability.

THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF THE MERGER AGREEMENT OR THE MERGER. THUS, EFI STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER
--------------------------------------------------------------------------------

The Merger will be accounted for by Square D under the purchase method of accounting.

MANAGEMENT, OPERATIONS AND OWNERSHIP STRUCTURE FOLLOWING THE MERGER
--------------------------------------------------------------------------------

Following the Merger, EFI will continue its operations as a wholly-owned subsidiary of Square D. The directors of Merger Sub will become the directors of EFI. At the Effective Time (as defined below), the officers of EFI will remain officers of the surviving corporation after the Merger.

APPRAISAL RIGHTS
--------------------------------------------------------------------------------

Under Delaware law, you may be eligible to exercise appraisal or dissenters' rights in connection with the Merger. If you elect to demand an appraisal of your shares of the Common Stock, you will be paid the fair market value of your shares. The fair market value of your shares of the Common Stock for this purpose will not include any element of value arising from the accomplishment or expectation of the Merger.

You are entitled to an appraisal of your shares of the Common Stock if (i) you have not voted in favor of the Merger Agreement, and (ii) you have delivered to the Company a written demand for an appraisal of your shares prior to the time the vote is taken on the Merger Agreement at the Special Meeting. If you fail to satisfy either of these requirements, you will lose the right to an appraisal. Simply voting against the Merger Agreement will not constitute a demand for appraisal rights.

All written demands for an appraisal must be addressed to the Corporate Secretary of EFI Electronics Corporation at 1751 South 4800 West, Salt Lake City, Utah 84104, and must be received prior to the vote of the stockholders at the Special Meeting.

The preceding discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the applicable provisions of Delaware law. You should read the applicable provisions of Delaware law attached hereto as Annex D.

PUBLIC TRADING MARKETS
--------------------------------------------------------------------------------

The Common Stock is currently traded on the OTC Bulletin Board under the symbol "EFIC." Upon consummation of the Merger, the Common Stock will no longer be traded on the OTC Bulletin Board and will be deregistered under the Securities and Exchange Act of 1934, as amended.

THE MERGER AGREEMENT
--------------------------------------------------------------------------------

The following describes certain aspects of the proposed Merger, including material provisions of the Merger Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Holders of the Common Stock are urged to read the Merger Agreement carefully. Capitalized terms used in this section or elsewhere in this Proxy Statement but not defined in this Proxy Statement shall have the meanings attributed to them in the Merger Agreement.

GENERAL; MERGER CONSIDERATION

The terms of the Merger are set forth in the Merger Agreement. The Merger Agreement was approved by the EFI Board of Directors and signed by the parties on March 20, 2000. Pursuant to the Merger Agreement, and on the terms and conditions set forth in it, at the Effective Time (as defined below), Merger Sub will be merged with and into EFI. EFI will be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger Agreement provides that, as a result of the Merger, each share of the Common Stock issued and outstanding immediately prior to the Effective Time (other than the Common Stock owned by Square D or Merger Sub or as treasury stock held by EFI and dissenting shares) shall be converted into the right to receive $1.50 in cash, without interest.

TREATMENT OF STOCK OPTIONS AND WARRANTS

STOCK OPTIONS--At the Effective Time, each option to purchase the Common Stock that was outstanding as of March 20, 2000 shall, without any action on the part of the option holder, be canceled and converted into the right to receive $1.50 less (i) the exercise price of such option and (ii) applicable federal, state and local withholdings. The amounts payable to any option holder will be paid as soon as reasonably practicable following the Effective Time and will be reduced to the extent necessary to prevent such payment from constituting a "parachute payment" under federal tax law. In the Merger Agreement, EFI has agreed to obtain from option holders all consents and acknowledgments that are necessary to cancel and terminate all stock options, stock option plans and similar rights and plans.

WARRANTS--EFI currently expects that there will be no outstanding warrants on the date of the Merger that are exercisable at less than $1.50 per share.

CLOSING; EFFECTIVE TIME

The Closing of the Merger will take place within two business days following the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement. Concurrently with the Closing, EFI and Square D will cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time the Certificate of Merger is duly filed with such Secretary or at such later time agreed to by the parties and established under the Merger Agreement (the "Effective Time"). See "The Merger Agreement--Conditions of the Proposed Merger."

CANCELLATION OF SHARES

At the Effective Time, the Common Stock will no longer be outstanding and will be canceled and each certificate (a "Certificate") formerly representing any of the Common Stock will thereafter represent only the right to receive the merger consideration.

SURRENDER OF CERTIFICATES

Prior to the Effective Time, Square D has agreed to designate a bank or trust company to act as paying agent for the benefit of the holders of shares of the Common Stock to receive the funds necessary to make payments to holders upon surrender of the Certificates. Promptly following the consummation of the Merger, the paying agent will send to all holders of the Common Stock a letter of transmittal containing instructions concerning the surrender of the Certificates. Upon surrender of a Certificate to the paying agent together with a signed letter of transmittal, duly executed, and any other documents that may be reasonably requested by the paying agent, the holder of such Certificate is entitled to receive in exchange therefor the cash that such holder has the right to receive pursuant to the provisions of the Merger Agreement, and the Certificate will then be canceled. No interest will be paid or accrued on any amount payable upon surrender of the Certificates.

PAYMENT TO OTHER THAN REGISTERED HOLDER

If payment of the merger consideration is to be made to a person other than a registered holder, the surrendered Certificate must be properly endorsed or must be otherwise in proper form for transfer. Additionally, the person who is to receive payment must pay any transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

TRANSFERS

At the Effective Time, the stock transfer books of EFI will be closed and thereafter there will be no further registration of transfers of the Common Stock on the records of EFI.

LOST, STOLEN OR DESTROYED CERTIFICATES

In the event any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by Square D or the paying agent, the posting by such stockholder of a bond in such reasonable amount as Square D or the paying agent may direct as an indemnity against any claim that may be made against them with respect to such Certificate, the paying agent will pay in exchange for such lost, stolen or destroyed Certificate the cash such stockholder is entitled to receive pursuant to the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

MUTUAL REPRESENTATIONS AND WARRANTIES--The Merger Agreement contains various representations and warranties of the parties relating to and including, among other things:

        - organization and similar corporate matters;

        - authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters;

        - conflicts under governing documents, required consents or approvals, and violations of any agreements or law;

        - accuracy of information supplied in this Proxy Statement; and

        - absence of brokers.

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF EFI--EFI has made extensive and detailed additional representations relating to, among other things:

        - capitalization;

        - filings with the Commission;

        - financial statements;

        - certain changes and events;

        - compliance with laws and permits;

        - the filing of tax returns and other tax matters;

        - legal proceedings;

        - employee matters, including those relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

        - worker safety laws;

        - liabilities and product warranties;

        - fair labor laws and other labor matters;

        - intellectual property;

        - ability of computers to process information in the year 2000 and leap years;

        - valid title to assets;

        - inapplicability of state corporate takeover statutes;

        - accounts receivable;

        - inventories;

        - compliance with environmental laws;

        - suppliers and customers;

        - insurance;

        - transactions with affiliates of EFI; and

        - the opinion of EFI's financial advisor.

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SQUARE D--Square D has made additional representations relating to the operations of Merger Sub.

CONDITIONS OF THE PROPOSED MERGER

MUTUAL CONDITIONS--The obligation of EFI, Square D or Merger Sub to effect the Merger is subject to the following:

        - the other parties' representations and warranties, subject to certain materiality exceptions, being true and correct as of the date of the Effective Time and the receipt of certificates to such effect;

        - the performance in all material respects by the other parties of their obligations under the Merger Agreement and the receipt of certificates to such effect;

        - the approval of the Merger Agreement by the requisite vote of the holders of the Common Stock;

        - no court or other government entity having enacted, issued, or enforced any law, injunction or other order which has the effect of making the Merger illegal; and

        - the other parties having furnished such documents as have been reasonably requested.

ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SQUARE D AND MERGER SUB--In addition, the obligations of Square D and Merger Sub under the Merger Agreement are subject to:

        - EFI's having obtained the consent of each person or government entity whose consent is required in connection with the Merger, subject to materiality limitations; and

        - no material adverse change having occurred with respect to EFI and the receipt of a certificate to that effect.

TERMINATION; TERMINATION FEE

TERMINATION BY AGREEMENT OF BOTH PARTIES, OR BY EITHER PARTY UPON OCCURRENCE OF CERTAIN EVENTS--The Merger Agreement may be terminated by mutual written consent of EFI and Square D. Additionally, either EFI or Square D may terminate the Merger Agreement without penalty if any of the following occurs:

        - any government entity shall have issued a final order or taken any other final action permanently prohibiting the consummation of the Merger;

        - the Merger Agreement is not approved by the requisite vote of the stockholders of EFI; or

        - the Merger shall not have been consummated on or before May 31, 2000, unless the failure to consummate the Merger is the result of a material breach of the Merger Agreement by the party seeking to terminate.

TERMINATION BY SQUARE D OR MERGER SUB--Square D or Merger Sub may terminate the Merger Agreement if any of the following occurs:

        - the board of directors of EFI, in breach of the requirements of the Merger Agreement, shall not have recommended, or shall have resolved not to recommend, or shall have qualified or withdrawn its recommendation of, the Merger Agreement to the stockholders of EFI;

        - the board of directors of EFI, in breach of the restriction of the Merger Agreement, shall have recommended to the stockholders of EFI a Takeover Proposal (as defined below) or shall have resolved to do so; or

        - a tender offer or exchange offer for 20% or more of the capital stock of EFI is commenced, and the board of directors of EFI fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of EFI.

If the Merger Agreement is terminated for one of the reasons described in the three preceding bulleted paragraphs, EFI must pay Square D a $400,000 termination fee, and reimburse Square D and Merger Sub for their expenses incurred in connection with the Merger Agreement (not to exceed $150,000).

Further, Square D or Merger Sub may terminate the Merger Agreement if either of the following occurs:

        - EFI shall have failed to perform in any material respect any of its obligations under the Merger Agreement, and such failure has not been cured within 20 business days after receipt of written notice; or

        - subject to materiality limitations, EFI shall have breached any representation or warranty contained in the Merger Agreement, and such breach has not been cured within 20 business days of receipt of written notice.

If the Merger Agreement is terminated for one of the reasons set forth in the two preceding bulleted paragraphs and at the time of termination of a Takeover Proposal has been made, EFI must do both of the following:

        - reimburse Square D and Merger Sub for their expenses incurred in connection with the Merger Agreement (not to exceed $150,000); and

        - pay Square D a $400,000 termination fee if, within twelve months after termination, EFI enters into a merger agreement or similar agreement with respect to a Takeover Proposal, or consummates a transaction relating to a Takeover Proposal (as defined in the Merger Agreement), other than third parties that did not communicate with EFI, and with whom EFI did not communicate, about such alternative proposal or transaction prior to termination of the Merger Agreement. For purposes of the Merger Agreement, a "Takeover Proposal" means any proposal for a merger or other business combination involving EFI or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of EFI or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement).

TERMINATION BY EFI--Provided that EFI has complied with all the provisions of the Merger Agreement relating to Takeover Proposals, EFI may terminate the Merger Agreement if all of the following occur:

        - the Board of Directors of EFI reasonably determines that a Takeover Proposal by a third party is a "Superior Proposal" (as defined below);

        - a majority of the board of directors of EFI determines, in good faith and after consultation with independent counsel, that failing to terminate the Merger Agreement would constitute a breach of the fiduciary duties of the board of directors; and

        - EFI gives 72 hours written notice of the board's determination to Square D prior to termination.

If EFI terminates the Merger Agreement as described in the three preceding bulleted paragraphs, EFI must pay Square D a $400,000 termination fee, and reimburse Square D and Merger Sub for their expenses incurred in connection with the Merger Agreement (not to exceed $150,000). For purposes of the Merger Agreement, a "Superior Proposal" means a bona fide proposal made by a third party to acquire EFI pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise, on terms which a majority of the members of the board of directors of EFI determines in its reasonable good faith judgment to be more favorable to EFI's stockholders than the Merger, and for which financing (to the extent required), is then committed or which, in the reasonable good faith judgment of a majority of such members, is reasonably capable of being obtained by such third party.

EFI may also terminate the Merger Agreement, without penalty, if either of the following occurs:

        - Square D or Merger Sub shall have failed to perform in any material respect any of its obligations under the Merger Agreement, and such failure has not been cured within 20 business days after receipt of written notice; or

        - subject to materiality limitations, Square D or Merger Sub shall have breached any representation or warranty contained in the Merger Agreement, and such breach has not been cured within 20 business days of receipt of written notice.

AGREEMENT NOT TO SOLICIT OTHER OFFERS

Under the Merger Agreement, EFI has agreed not to, and to not permit any of its subsidiaries, or any of its subsidiaries' officers, directors, employees, financial advisors, attorneys or other advisors or representatives to do any of the following:

        - solicit, initiate or encourage the submission of any Takeover
Proposal;

        - enter into any agreement with respect to or approve or recommend any Takeover Proposal; or

        - participate in any discussions or negotiations regarding, furnish any person any information with respect to EFI or any of its subsidiaries in connection with, or take any other action to facilitate, any Takeover Proposal. However, EFI may comply with provisions of federal securities law relating to tender or exchange offers, and, if the board of directors of EFI reasonably determines that a Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the board of directors of EFI, EFI may, in response to an unsolicited Takeover Proposal, furnish information about EFI and its subsidiaries to a third party, and participate in discussions or negotiations with such third party regarding such Takeover Proposal.

EFI has further agreed to advise Square D orally and in writing of the material terms of any Takeover Proposals received by EFI, and the identity of the person making any such Takeover Proposal.

CONDUCT OF EFI'S BUSINESS PRIOR TO THE MERGER

EFI has agreed that after the date of the Merger Agreement until the Effective Time it will operate its business, and cause each of its subsidiaries to operate its business, consistently with past practice and in the ordinary course of business. Further, EFI will not, nor will it permit any of its subsidiaries to do any of the following:

        - other than dividends paid by wholly-owned subsidiaries, declare, set aside or pay any dividends on any of its capital stock; split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or purchase, redeem or otherwise acquire any shares of capital stock of EFI or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        - issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of the Common Stock upon the exercise of stock options outstanding on the date of the Merger Agreement in accordance with their current terms;

        - amend its charter or by-laws;

        - acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or business organization or division thereof;

        - sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice and sales of assets having an aggregate fair market value of up to $25,000;

        - incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (i) in the ordinary course of business consistent with past practices and, in the case of indebtedness and guarantees, in an amount not to exceed $150,000 and (ii) indebtedness, loans, advances, capital contributions and investments between EFI and any of its subsidiaries or between any of such subsidiaries, in each case in the ordinary course of business consistent with past practice;

        - alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of EFI or any subsidiary;

        - except as otherwise provided in the Merger Agreement, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any employee or employment or consulting agreement;

        - increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of EFI or any of its subsidiaries who are not officers of EFI or any of its subsidiaries) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of EFI, or any of its subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any employee-related plan, policy or arrangement;

        - knowingly violate or knowingly fail to perform any obligation or duty imposed upon EFI or any subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

        - make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

        - prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods;

        - settle or compromise any federal, state, local or foreign income tax dispute in excess of $25,000 or make any tax election;

        - settle or compromise any claims or litigation in excess of $25,000 or commence any litigation or proceedings;

        - enter into or amend any agreement or contract (i) having a remaining term in excess of 12 months or (ii) which involves or is expected to involve future payments by EFI of $50,000 or more or future payments to EFI of $100,000 or more during the term thereof;

        - purchase any real property, or make or agree to make any new capital expenditure or expenditures (other than the purchase of real property) which in the aggregate are in excess of $50,000;

        - pay any claims, liabilities or obligations other than the payment of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice or in accordance with their terms; or

        - authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

CERTAIN OTHER COVENANTS AND AGREEMENTS

THIRD PARTY STANDSTILL AGREEMENTS--EFI has agreed that, from the date of the Merger Agreement until the Effective Time, it will not terminate, modify or waive any provision of any standstill agreement to which EFI or any of its subsidiaries is a party, and will enforce the provisions of any such agreements to the fullest extent permitted under law.

ACCESS TO INFORMATION--Between the date of the Merger Agreement and the Effective Time, EFI will, and will cause each of its subsidiaries to:

        - provide Square D and its representatives reasonable access to, and the opportunity to inspect, their properties, books, and records;

        - furnish Square D such information as Square D may reasonably request, and a copy of all documents filed during this period pursuant to federal and state securities laws; and

        - make available to Square D knowledgeable personnel of EFI during inspections by Square D.

REASONABLE BEST EFFORTS--Each party to the Merger Agreement has agreed to use its reasonable best efforts to take all actions and do all things necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement.

PUBLIC ANNOUNCEMENTS--Except as may be required by law, neither EFI nor Square D will issue press releases or public statements regarding the Merger Agreement without prior consultation with the other party.

STATE TAKEOVER LAWS--If any state "fair price," "business combination" or "control share acquisition" statute becomes applicable to any of the transactions contemplated by the Merger Agreement, EFI and Square D, and their respective board of directors, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement, and to otherwise act to minimize the effects of such statute or regulation on such transactions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS AND OFFICERS' INSURANCE--Pursuant to the Merger Agreement, Square D will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of EFI and its subsidiaries to the same extent and in the same manner that such persons are indemnified as of March 20, 2000 by EFI pursuant to Delaware Law, EFI's certificate of incorporation and EFI's bylaws for acts or omissions occurring at or prior to the time the Merger is consummated.

Further, in the Merger Agreement, Square D has agreed to cause the Surviving Corporation to provide EFI's directors and officers, for an aggregate of not less than 5 years from the date the Merger is consummated, an insurance and indemnification policy that provides coverage for events occurring prior to the time the Merger is consummated which is substantially similar to EFI's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

COMPANY INDEBTEDNESS--EFI shall repay, promptly after the Effective Time, certain debt obligations of EFI, unless prior thereto EFI shall have obtained the consent of the parties to such obligations necessary to consummate the transactions contemplated by the Merger Agreement.

NOTIFICATION OF CERTAIN MATTERS--The Merger Agreement obligates EFI to give prompt notice to Square D, and Square D to give prompt notice to EFI, of:

        - the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause (i) any representation or warranty contained in the Merger Agreement and made by such party to be untrue or inaccurate in any material respect, or (ii) any covenant, condition or agreement contained in the Merger Agreement and made by such party not to be complied with or satisfied in all material respects;

        - any failure of such party to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; or

        - any change or event which would be reasonably likely to have a material adverse effect on EFI.

EXPENSES OF TRANSACTION--Except as described in the paragraph entitled "Termination; Termination Fee," which begins on page 29 of this Proxy Statement, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such costs and expenses.

AMENDMENT--The Merger Agreement may be amended by written agreement of the parties as authorized by their respective boards of directors, notwithstanding approval of the Merger Agreement by the parties' stockholders, except that after such approval no amendment shall be made which by law requires further approval by such stockholders without such further approval.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Certain officers and directors of EFI have interests in the Merger that are in addition to the interests of the stockholders of EFI generally. These interests are described below.

RICHARD CLASEN SEPARATION AGREEMENT AND GENERAL RELEASE--On March 20, 2000, EFI and Richard Clasen, the President, Chief Executive Officer and a director of EFI, entered into a separation and release agreement that will take effect upon the completion of the Merger. This agreement provides that, on the day following completion of the Merger, Mr. Clasen's employment with EFI will terminate and EFI will pay Mr. Clasen 18 months severance pay in the amount of $270,816 plus $15,624 in lieu of accrued vacation pay. Under the agreement, EFI will continue to permit Mr. Clasen to participate in EFI's medical plan, pay an outplacement service provider up to $10,000 for outplacement services for Mr. Clasen, and waive Mr. Clasen's obligation to repay EFI $24,089 for an advanced bonus (but such amount shall be offset against the bonus, if any, payable to Mr. Clasen for fiscal year 2000).

Additionally, the agreement provides that Mr. Clasen will repay certain debts to the Company with the proceeds from the Common Stock that he owns. Promptly following the completion of the Merger, Mr. Clasen will (i) surrender to EFI stock certificates representing 100,000 shares of the Common Stock in repayment of his debt to EFI in the amount of $189,281.25 (as of the date of the Merger Agreement), pursuant to his promissory note dated October 4, 1994 in favor of EFI in the original principal amount of $150,000; and (ii) surrender to EFI stock certificates representing 66,666 shares of the Common Stock in repayment of his debt to EFI in the amount of $69,100 (as of the date of the Merger Agreement), pursuant to his promissory note dated December 4, 1996 in favor of EFI in the original principal amount of $60,000. With regard to the second promissory note, EFI will pay Mr. Clasen the merger consideration with respect to the 66,666 surrendered shares, less the principal amount and accrued interest on such note.

Under the agreement, Mr. Clasen releases EFI from all claims arising on or before the day following the completion of the Merger and agrees to be reasonably available to respond to information requests of EFI and Square D for 2 years after the completion of the Merger. Further, the agreement provides that Mr. Clasen and EFI will not disparage or damage the reputation of one another. The agreement supersedes any other agreements or policies related to Mr. Clasen's termination of employment with EFI. The agreement will be void if the Merger is not completed.

RICHARD CLASEN CONSULTING AGREEMENT--On March 20, 2000, EFI and Richard Clasen entered into a consulting agreement that will take effect upon the completion of the Merger. Under the agreement, EFI will pay Mr. Clasen an annual base consulting fee of $100,000 for one year. In return, Mr. Clasen will, for 1 year, provide consulting services to EFI (but Mr. Clasen shall not be required to provide more than 100 hours of consulting services during the year, nor more than 50 hours of consulting services during any 3-month period during the year), keep confidential the proprietary information of EFI, and not compete with the business or recruit the employees of EFI. Additionally, in the agreement Mr. Clasen assigns to EFI his rights in any inventions he may develop during the one-year consulting period. The agreement may be terminated by Mr. Clasen upon 30 days written notice, or by EFI upon Mr. Clasen's breach of the agreement. The agreement will be void if the Merger is not completed.

DAVID BEVAN SEPARATION AGREEMENT AND GENERAL RELEASE; CONFIDENTIALITY & NON-COMPETE AGREEMENT--Effective as of January 18, 2000, EFI and David G. Bevan, the former Executive Vice President and Chief Financial Officer of EFI, entered into a separation and release agreement and a confidentiality and non-compete agreement. Under the separation and release agreement, EFI agreed, among other things, to pay Mr. Bevan $89,088, paid out in semi-monthly payments beginning on January 18, 2000 and ending September 30, 2000. In return, Mr. Bevan agreed, among other things, to keep confidential the proprietary information of EFI, not to compete against EFI's business, and to cooperate with EFI in any effort it may take to protect trade secrets developed by Mr. Bevan. The separation and release agreement provides that if certain change of control events occur (including the Merger) prior to September 30, 2000, EFI must pay Mr. Bevan the unpaid balance of the $89,088 on the date such event is consummated. As of the date of this Proxy Statement, approximately $69,292 of such amount is unpaid and must be paid to Mr. Bevan on the date the Merger is completed.

The separation and release agreement further provides that if certain change of control events occur, including the Merger, EFI must pay Mr. Bevan, on the date any such event is completed, (i) $25,000 plus (ii) the difference between $.875 and the selling price per share of stock paid by the new company to purchase EFI, multiplied by 20,000 or a total of $12,500. These payments represent payment for consulting services provided by Mr. Bevan in connection with the Merger.

JOHN WORDEN EMPLOYMENT AGREEMENT--On March 20, 2000, EFI and John Worden, an executive officer of the Company, entered into an employment agreement that will take effect upon the completion of the Merger. Under this agreement, EFI will pay Mr. Worden an annual base salary of not less than $132,000 (his current base salary is $132,360 per year). EFI will also pay Mr. Worden a retention award in the amount of $200,000 if Mr. Worden remains employed by EFI for 3 years following the completion of the Merger, with $20,000 paid after the first year, $20,000 paid after the second year and $160,000 paid after the third year. Mr. Worden will also be entitled to participate in a proposed 3-year, performance-based incentive plan, which, if adopted, could pay Mr. Worden as much as 1 year's salary. Further, Mr. Worden will be eligible to participate in the employee benefit plans available to executive employees of EFI, and will continue his participation in EFI's annual incentive plan on the same terms as he currently participates. In the agreement, the Company waives its right to repayment of $19,188 in bonuses advanced to Mr. Worden (but such amount shall be offset against the bonus, if any, payable to Mr. Worden for fiscal year 2000).

In the agreement, Mr. Worden has agreed that, during the 3-year term, and for the earlier of 2 years thereafter or 2 years after the termination or resignation of his employment with EFI, he will not (i) compete against the business of EFI, (ii) solicit EFI customers with whom he had contact during his employment with EFI, (iii) recruit employees of EFI, or (iv) disclose proprietary information of EFI. Mr. Worden also releases the Company from all past claims and agrees to be reasonably available to provide certain information.

The agreement is terminable by EFI for cause if Mr. Worden is convicted of a felony or certain other crimes, engages in dishonest or fraudulent acts, engages in willful misconduct or gross negligence in carrying out his duties, breaches the agreement or willfully violates EFI's policies. EFI may also terminate the agreement without cause, but in such event must pay Mr. Worden a lump-sum severance payment in an amount equal to the unpaid installments of the retention award.

The agreement supersedes any other agreements between EFI and Mr. Worden. Mr. Worden may resign his employment at any time, and if such resignation occurs because of significant demotion, material breach by EFI or a forced relocation, he will be entitled to receive the unpaid installments of the retention award. The agreement will be void if the Merger is not completed.

HUBBELL SUPPLY AGREEMENT--As required by Square D and to induce Square D to enter into the Merger Agreement, EFI and Hubbell, with which James Biggart (a director of the Company) is affiliated, entered into a supply agreement on March 20, 2000. In this agreement, Hubbell agrees, among other things, to purchase exclusively from EFI, for resale by Hubbell under the Hubbell name, certain transient voltage surge suppression ("TVSS") devices. EFI agreed, among other things, not to enter into certain OEM or private label agreements relating to such TVSS devices. The agreement becomes effective at the Effective Time, and terminates on August 31, 2002, unless earlier terminated under the agreement or unless the term is extended.

STOCKHOLDER AGREEMENTS--On March 20, 2000, Richard Clasen, the Gaylord K. Swim Family Living Trust, Greenwood Management Corporation, and Hubbell (the "Bound Stockholders") entered into a stockholder agreement with Square D and Merger Sub. Pursuant to this agreement, the Bound Stockholders, who hold an aggregate of 2,735,601 outstanding shares of the Common Stock, have agreed to vote (i) in favor of the Merger Agreement, (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation, winding up, or other takeover proposal, and (iii) against any amendment of EFI's certificate of incorporation or by-laws or any other proposal or transaction which would impede or prevent the Merger or the Merger Agreement. The Bound Stockholders have also agreed not to transfer any interest in their shares of EFI common stock which are subject to the stockholder agreement prior to completion of the Merger, and not to enter into any voting arrangement in connection with any takeover proposal.

PAYMENT OF CERTAIN INDEBTEDNESS--As of March 20, 2000, EFI owes Greenwood II, Ltd. (i) $300,000 pursuant to a promissory note dated February 14, 1997 in the original principal amount of $500,000, and (ii) $600,000 pursuant to a promissory note dated March 12, 1999 in the original principal amount of $600,000. All of such indebtedness, plus a $30,000 loan fee in respect of the second promissory note, will be paid in full promptly after the Merger is completed. Gaylord Swim, a director and principal stockholder of EFI, is a limited partner of Greenwood II, Ltd. Mr. Reino Kerttula, also a director of the Company, is employed by Swim Financial Corporation, an affiliate of Mr. Swim.

OPTIONS--Pursuant to the Merger Agreement, at the Effective Time, a total of 145,250 outstanding, non-vested options to purchase the Common Stock held by EFI directors and executive officers, as listed on the table below, will vest and be converted into the right to receive $1.50 per option (less the exercise price for each such option).

The following table shows the number of unvested options held by EFI executive officers and directors whose vesting will accelerate as a result of the Merger, and the amount of cash to be received on account of such options.

                                                                      Consideration to
                                             Weighted Average         Be Received upon
                                              Exercise Price          Cancellation of
        Name          Number of Options       of Such Options           Such Options
        ----          -----------------       ---------------           ------------
Richard D. Clasen           20,000                $0.875                 $12,500.00
David G. Bevan*             36,250                $1.043                 $16,562.50
John R. Worden              45,000                $1.083                 $18,750.00
Reino Kerttula              44,000                $0.968                 $17,408.00

* Mr. Bevan is no longer an officer or director of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS--Pursuant to the Merger Agreement, Square D will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of EFI and its subsidiaries to the same extent and in the same manner that such persons are indemnified as of March 20, 2000 by EFI pursuant to Delaware Law, EFI's certificate of incorporation and EFI's bylaws for acts or omissions occurring at or prior to the time the Merger is completed.

Further, in the Merger Agreement, Square D has agreed to cause the Surviving Corporation to provide EFI's directors and officers, for an aggregate of not less than 5 years from the date the Merger is completed, an insurance and indemnification policy that provides coverage for events occurring prior to the time the Merger is completed which is substantially similar to EFI's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

The following beneficial ownership table sets forth information regarding beneficial ownership of the Common Stock as of March 20, 2000 by:

        - each person or entity who is known to EFI to own beneficially 5% or more of the outstanding shares of the Common Stock;

        -       each director of EFI;

        - EFI's chief executive officer and the four other most highly compensated executive officers of EFI; and

        -       all executive officers and directors of EFI as a group.

Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of the Common Stock as of April 10, 2000 plus those shares of the Common Stock that the stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating the percentage ownership may be different for each stockholder.

The table is based upon information provided by the directors and executive officers. This table does not include presently unvested options that will vest and be converted to cash as a result of the Merger (see "Interests of Certain Persons in the Merger-Options" on page 34 above). The column titled "Exercisable Options & Warrants" includes shares of the Common Stock that the stockholders named in the table have the right to acquire within 60 days from April 10, 2000 upon exercise of options and warrants.

                                                  Amount and Nature of Beneficial
                                                Ownership (1) As of March 20, 2000
                                        ----------------------------------------------------
                                                              Exercisable
   Name and Address                     Common                 Options &            Total
 Of Beneficial Owner                    Shares                  Warrants           Ownership           Percentage (2)
 -------------------                    ------                  --------           ---------           --------------
GAYLORD K. SWIM * ........            1,361,425(3)               20,000            1,381,425               24.7%
68 West 620 South
Orem, UT 84058
HUBBELL, INC .............            1,054,044                  76,065            1,130,109               20.0%
584 Derby-Milford Road
Orange, CT 06477-4024
RICHARD D. CLASEN *+ .....              364,299(4)              141,667              505,966                8.8%
2073 Mahre Drive
Park City, UT 84098-8510
HANS IMHOF * .............              250,000                     -0-              250,000                4.5%
1215 Emerald Bay
Laguna Beach, CA 92651
JOHN R. WORDEN+ ..........               39,048                 155,000              194,048                3.4%
4430 South Mathews Way
Salt Lake City, UT 84124
DAVID G. BEVAN(5) ........                  909                 156,785              157,694                2.8%
1471 Wilton Way
Salt Lake City, UT 84124
JAMES H. BIGGART * .......                  -0-(6)                  -0-                  -0-                -0-
584 Derby-Milford Road
Orange, CT 06477-4024
REINO KERTTULA * .........                  -0-                     -0-                  -0-                -0-
4252 Sumac Court
Cedar Hills, UT 84062
All officers and directors            2,015,681(7)              473,452            2,489,133               41.1%
as a group (7 persons)

(+) OFFICER OF THE COMPANY   (*) DIRECTOR OF THE COMPANY
--------------------------------------------------------------------------------
        (1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Common Stock beneficially owned by such person.

        (2) Based on 5,575,638 shares outstanding plus individually exercisable options and warrants unless noted otherwise.

        (3) Includes 505,567 shares held by Mr. Swim as trustee of the Gaylord K. Swim Trust, 24,167 shares held by Swim Financial Corporation, of which Mr. Swim is an executive officer, director and majority owner, 20,000 shares held by a charitable trust of which Mr. Swim is a trustee, and 811,691 shares held by Greenwood Management Corporation, which is a general partner in Greenwood II, Ltd., and 20,000 warrants held by Greenwood II, Ltd., in which Mr. Swim is a limited partner.

        (4) Includes 123,748 shares held jointly by Mr. Clasen and his spouse, Barbara J. Clasen.

        (5)     Mr. Bevan is no longer an officer or director of the Company.

        (6) Does not include 1,054,044 shares held by Hubbell, Inc. with which Mr. Biggart is affiliated, but as to which beneficial ownership is disclaimed by Mr. Biggart.

        (7) The shares which may be acquired by officers and directors pursuant to outstanding options have been deemed to be outstanding for the purpose of computing the percentage of the class owned by each named holder thereof and by all officers and directors as a group.

MISCELLANEOUS
--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS

Grant Thornton LLP, independent certified public accountants, are the independent accountants for EFI. The financial statements of EFI presented in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, which are incorporated by reference in this proxy statement, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Representatives of Grant Thornton LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

In the event the Merger is not consummated for any reason, stockholder proposals intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders must have been received by the Company not later than February 20, 2000, pursuant to the proxy soliciting regulations of the Commission. No stockholder proposals were received by the Company prior to that date. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Commission in effect at the time.

AVAILABLE INFORMATION

EFI files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information EFI files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. EFI's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

(a) certain statements concerning possible or assumed future results of operations of EFI, including statements contained in "The Merger--Background of the Merger," "The Merger--Reasons for the Merger" and "The Merger--Opinion of EFI's Financial Advisor," including any forecasts or projections referred to in this Proxy Statement, and certain statements incorporated by reference from documents filed with the Commission by EFI, including any statements contained in this Proxy Statement, or in the documents incorporated herein by reference, regarding the development of possible or assumed future results of operations of EFI's businesses, the markets for EFI's services and products, anticipated capital expenditures, regulatory developments, competition or the effects of the Merger;

(b) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions contained in the sections of this Proxy Statement cited above or incorporated herein; and

(c) other statements contained or incorporated by reference in this Proxy Statement regarding matters that are not historical facts.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. EFI's stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement or, in the case of EFI's documents incorporated by reference, the date of such documents.

All subsequent written and oral forward-looking statements attributable to EFI or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. EFI does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows EFI to "incorporate by reference" information into this Proxy Statement, which means that EFI can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that EFI has previously filed with the Commission under file number 0-15967. These documents contain important information about EFI and its finances.

(1) EFI's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999.

(2) EFI's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

(3) EFI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

(4) EFI's Quarterly Report on Form 10-QSB for the quarter ended December 31,
1999.

EFI is also incorporating by reference all additional documents that it files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Proxy Statement and the date of the Special Meeting. Any statement made in this Proxy Statement or incorporated by reference into this Proxy Statement will be modified or superseded to the extent any document subsequently filed by EFI with the Commission does so. Copies of any documents (without exhibits) incorporated by reference in this Proxy Statement are available without charge upon request from Richard D. Clasen, Chief Executive Officer, EFI Electronics Corporation, 1751 South 4800 West, Salt Lake City, Utah 84104, telephone number (801) 977-9009.

If you are a stockholder, EFI may have sent you some of the documents incorporated by reference, but you can obtain any of them through EFI or the Commission. Documents incorporated by reference are available from EFI without charge, excluding all exhibits unless EFI has specifically incorporated by reference an exhibit in this Proxy Statement. If you would like to request documents from EFI, please do so by April, 2000 to make sure you receive them before the Special Meeting.

NO PERSON HAS BEEN AUTHORIZED BY EFI TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EFI. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, IMPLY OR CREATE ANY IMPLICATION THAT THERE HAVE NOT BEEN ANY CHANGES IN THE AFFAIRS OF EFI OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           EFI ELECTRONICS CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2000

    The undersigned stockholder of EFI Electronics Corporation, a Utah corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated April 10, 2000, and hereby appoints Richard D. Clasen and James A. Grada, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EFI Electronics Corporation, to be held on May 10, 2000, at 9:00 a.m., local time, at the Company's offices at 1751 South 4800 West, Salt Lake City, Utah 84104 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth herein and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.


                             May 10, 2000, 9:00 a.m.

                           EFI Electronics Corporation
                              1751 South 4800 West
                           Salt Lake City, Utah 84104


        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 20, 2000 BY AND AMONG EFI ELECTRONICS CORPORATION, SQUARE D COMPANY, AND SURGE SUB, INC., A WHOLLY-OWNED SUBSIDIARY OF SQUARE D COMPANY, AND THE MERGER CONTEMPLATED THEREBY AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. Proposal to approve the Agreement and Plan FOR [ ] AGAINST [ ] ABSTAIN [ ] of Merger, dated as of March 20, 2000, by and among EFI Electronics Corporation, Square D Company, and Surge Sub, Inc., a wholly-owned subsidiary of Square D
   Company, and the merger contemplated
   thereby;

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

I PLAN TO ATTEND THE MEETING        YES [ ]        NO [ ]



Signature(s)                                                Date          , 2000
            --------------------------------------------         ---------

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

                                    ANNEX A


                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                                SQUARE D COMPANY


                                 SURGE SUB INC.


                                      AND


                          EFI ELECTRONICS CORPORATION


                           DATED AS OF MARCH 20, 2000

                                TABLE OF CONTENTS

ARTICLE I .............................................................................................       1
        THE MERGER ....................................................................................       1
               Section 1.1 The Merger .................................................................       1
               Section 1.2 Effective Time .............................................................       2
               Section 1.3 Effects of the Merger ......................................................       2
               Section 1.4 Charter and Bylaws; Directors and Officers .................................       2
ARTICLE II ............................................................................................       2
        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES ............................................       2
               Section 2.1 Conversion of Securities ...................................................       2
               Section 2.2 Exchange of Certificates ...................................................       3
               Section 2.3 Further Assurances .........................................................       5
               Section 2.4 Closing ....................................................................       5
ARTICLE III ...........................................................................................       5
        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB ..............................................       5
               Section 3.1 Organization ...............................................................       6
               Section 3.2 Authority ..................................................................       6
               Section 3.3 Consents and Approvals; No Violations ......................................       6
               Section 3.4 Information Supplied .......................................................       7
               Section 3.5 Interim Operations of Sub. .................................................       7
               Section 3.6 Brokers ....................................................................       7
ARTICLE IV ............................................................................................       7
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................................       8
               Section 4.1 Organization, Standing and Power ...........................................       8
               Section 4.2 Capital Structure ..........................................................       8
               Section 4.3 Authority ..................................................................       9
               Section 4.4 Consents and Approvals; No Violation .......................................       9
               Section 4.5 SEC Documents and Other Reports ............................................      10
               Section 4.6 Information Supplied .......................................................      11
               Section 4.7 Absence of Certain Changes or Events .......................................      11
               Section 4.8 Permits and Compliance .....................................................      12
               Section 4.9 Tax Matters ................................................................      12
               Section 4.10 Actions and Proceedings ...................................................      13
               Section 4.11 Certain Agreements ........................................................      14
               Section 4.12 ERISA .....................................................................      14
               Section 4.13 Compliance with Worker Safety Laws ........................................      16
               Section 4.14 Liabilities; Products .....................................................      16
               Section 4.15 Labor Matters .............................................................      17
               Section 4.16 Intellectual Property; Year 2000 ..........................................      18
               Section 4.17 Title to and Sufficiency of Assets ........................................      19

               Section 4.18 State Takeover Statutes ...................................................      19
               Section 4.19 Required Vote of Company Stockholders .....................................      20
               Section 4.20 Accounts Receivable .......................................................      20
               Section 4.21 Inventories ...............................................................      20
               Section 4.22 Environmental Matters .....................................................      20
               Section 4.23 Suppliers, Customers and Employees ........................................      22
               Section 4.24 Insurance .................................................................      22
               Section 4.25 Accuracy of Information ...................................................      22
               Section 4.26 Transactions with Affiliates ..............................................      22
               Section 4.27 Brokers ...................................................................      23
               Section 4.28 Opinion of Financial Advisor ..............................................      23
ARTICLE V .............................................................................................      23
        COVENANTS RELATING TO CONDUCT OF BUSINESS .....................................................      23
               Section 5.1 Conduct of Business by the Company Pending the Merger ......................      23
               Section 5.2 No Solicitation ............................................................      26
               Section 5.3 Third Party Standstill Agreements ..........................................      27
ARTICLE VI.............................................................................................      27
        ADDITIONAL AGREEMENTS .........................................................................      27
               Section 6.1 Stockholder Meeting ........................................................      27
               Section 6.2 Access to Information ......................................................      28
               Section 6.3 Fees and Expenses ..........................................................      28
               Section 6.4 Stock Options ..............................................................      29
               Section 6.5 Reasonable Best Efforts ....................................................      30
               Section 6.6 Public Announcements .......................................................      31
               Section 6.7 State Takeover Laws ........................................................      31
               Section 6.8 Indemnification; Directors and Officers Insurance ..........................      31
               Section 6.9 Notification of Certain Matters ............................................      32
               Section 6.10 Certain Agreements ........................................................      32
               Section 6.11 Company Indebtedness ......................................................      32
ARTICLE VII ...........................................................................................      32
        CONDITIONS PRECEDENT TO THE MERGER ............................................................      32
               Section 7.1 Conditions to Each Party's Obligation to Effect the Merger .................      32
               Section 7.2 Conditions to Obligations of Parent and Sub to Effect the Merger ...........      33
               Section 7.3 Conditions to Obligation of the Company to Effect the Merger ...............      34
ARTICLE VIII ..........................................................................................      34
        TERMINATION, AMENDMENT AND WAIVER .............................................................      35
               Section 8.1 Termination ................................................................      35
               Section 8.2 Effect of Termination ......................................................      36
               Section 8.3 Amendment ..................................................................      36
               Section 8.4 Waiver .....................................................................      36

ARTICLE IX ............................................................................................      37
        GENERAL PROVISIONS ............................................................................      37
               Section 9.1 Non-Survival of Representations and Warranties .............................      37
               Section 9.2 Notices ....................................................................      37
               Section 9.3 Interpretation .............................................................      38
               Section 9.4 Counterparts ...............................................................      39
               Section 9.5 Entire Agreement; No Third-Party Beneficiaries .............................      39
               Section 9.6 Governing Law ..............................................................      39
               Section 9.7 Assignment .................................................................      39
               Section 9.8 Severability ...............................................................      39
               Section 9.9 Enforcement of this Agreement ..............................................      40

                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of March 20, 2000 (this "Agreement"), by and among Square D Company, a Delaware corporation ("Parent"), Surge Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and EFI Electronics Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

               WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth herein;

               WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock of the Company, par value $.0001 per share (a "Share"), other than Shares owned directly or indirectly by Parent or the Company and dissenting Shares (as defined in Section 2.1(d)) will be converted into the right to receive $1.50 per Share in cash;

               WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger and recommending that the Company's stockholders approve this Agreement and the Merger; and

               WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Parent and certain of the stockholders of the Company are entering into Stockholder Agreements dated as of the date hereof (the "Stockholder Agreements") in the forms of the attached Exhibit A.

               NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

               Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly-owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

               Section 1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware, or at such other time as Sub and the Company shall agree shall be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time"). The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 2.4).

               Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

               Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Restated and Amended Certificate of Incorporation of the Company (the "Company Charter") shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter.

               (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               Section 2.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

               (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

               (b) All Shares that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

               (c) Each Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.1(d)) shall be converted into the right to receive $1.50 in cash (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

               (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all of the provisions of the DGCL concerning the right of holders of Shares to dissent from the Merger and obtain payment for their Shares ("Dissenting Shares") shall not be converted as described in Section 2.1(c), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for payment or fails to perfect or otherwise loses his right of payment, in any case pursuant to the DGCL, the Shares of such Dissenting Stockholder shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for payment received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               Section 2.2 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as paying agent in the Merger (the "Paying Agent"), and at the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent cash in the amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 2.1. Any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

               (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made by the Parent or the Paying Agent.

               (c) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

               (d) Termination of Payment Fund. Any portion of the funds made available to the Paying Agent to pay the Merger Consideration which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled.

               (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

               (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the amount of cash to which the holders thereof are entitled pursuant to Section 2.1.

               Section 2.3 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

               Section 2.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VII shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

               Parent and Sub represent and warrant to the Company as follows:

               Section 3.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted.

               Section 3.2 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared the Merger advisable and the Board of Directors of Sub has approved and adopted this Agreement in accordance with the DGCL and the Parent has approved and adopted this Agreement in its capacity as the sole stockholder of Sub. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholder Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Sub of this Agreement and the Stockholder Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including Board action) on the part of Parent and Sub subject, in the case of this Agreement, to the filing of the Certificate of Merger as required by the DGCL. This Agreement and the Stockholder Agreements have been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company, the valid authorization, execution and delivery of the Stockholder Agreements by the stockholders of the Company who are parties thereto and the validity and binding effect hereof and thereof on the Company and such stockholders) this Agreement and the Stockholders Agreements constitute the valid and binding obligation of each of Parent and Sub enforceable against them in accordance with their respective terms.

               Section 3.3 Consents and Approvals; No Violations. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.3 have been obtained and all filings and obligations described in this
Section 3.3 have been made, the execution and delivery of this Agreement and the Stockholder Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or the By-Laws of Parent, each as amended to date, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 9.3(c)) on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stockholder Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stockholder Agreements by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stockholder Agreements, except for (i) in connection, or in compliance, with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stockholder Agreements, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"),
(vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stockholder Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby.

               Section 3.4 Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to any required approval of this Agreement by the holders of at least a majority of the Shares entitled to vote on the Merger (the "Company Stockholder Approval"), will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               Section 3.5 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

               Section 3.6 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Sub as follows:

               Section 4.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               Section 4.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 Shares. At the close of business on March 16, 2000:

               (i) 5,575,638 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

               (ii) No Shares were held in the treasury of the Company or by Subsidiaries of the Company;

               (iii) 999,828 Shares were reserved for issuance in the aggregate upon the exercise of outstanding stock options issued under the Company's 1987 Non-Qualified Stock Option Plan, 1987 Incentive Stock Option Plan, as amended, and 1998 Incentive Plan (collectively, the "Company Stock Option Plans");

               (iv) 76,065 Shares were reserved for issuance upon the exercise of the Warrant dated August 26, 1997 issued to Hubbell Incorporated, a Connecticut corporation (the "Hubbell Warrant"); and

               (v) 20,000 Shares were reserved for issuance upon the exercise of the Warrant dated January 26, 1996 issued to Greenwood II Ltd., a limited partnership (the "Greenwood Warrant").

               Section 4.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the "Company Letter" (the "Company Letter") contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares issued under the Company Stock Option Plans (collectively, the "Company Stock Options"), including the holder, date of grant, exercise price and number of Shares subject thereto and whether the option is vested and exercisable. Except for the Company Stock Options and the Company Stock Option Plans, the Hubbell Warrant and the Greenwood Warrant, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Section 4.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of or any equity interests in any Subsidiary. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section
4.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999, as filed with the SEC (the "Company Annual Report"), contains a list of each of the Subsidiaries of the Company.

               Section 4.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement and the transactions contemplated hereby in accordance with the DGCL, and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including Board action) on the part of the Company, subject to (x) approval and adoption of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               Section 4.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 4.4 have been obtained and all filings and obligations described in this
Section 4.4 have been made, except as set forth in Section 4.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Amended and Restated Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) applicable requirements, if any, of Blue Sky Laws or the Nasdaq Stock Market, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

               Section 4.5 SEC Documents and Other Reports. The Company has filed all required documents (including proxy statements) with the Securities and Exchange Commission (the "SEC") since March 31, 1997 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States



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generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

               Section 4.6 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on written information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               Section 4.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as set forth in Section 4.7 of the Company Letter, since March 31, 1999, (A) the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on the Company, or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) there has been no change in the capital stock of the Company except for the issuance of Shares pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been (v) any adoption of a new Company Plan (as hereinafter defined), (w) any amendment to a Company Plan materially increasing benefits thereunder, (x) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Annual Report, (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company

Annual Report or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (E) there has not been any material changes in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the Company SEC Documents filed prior to the date hereof and
(F) there has been no event causing a Material Adverse Effect on the Company.

               Section 4.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents,
(B) any law, ordinance, administrative or governmental rule or regulation, or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Section 4.8 of the Company Letter, there are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the Company or having covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or purport to bind any stockholder or any Affiliated Person (as hereinafter defined) of any stockholder of the Company after the Effective Time. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

               Section 4.9 Tax Matters. Except as set forth in Section 4.9 of the Company Letter, (i) the Company and each Subsidiary have filed all Tax Returns (as hereinafter defined) required to be filed and have paid all Taxes shown to be due on such Tax Returns except where failures to file such Tax Returns or failures to pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Tax

Returns filed by the Company and each Subsidiary are complete and accurate and disclose all Taxes required to be paid by the Company and each Subsidiary for the periods covered thereby except where failures to be complete and accurate and to disclose all Taxes would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) none of the Company or any Subsidiary has waived in writing any statute of limitations in respect of Taxes;
(iv) the Tax Returns referred to in clause (i) relating to income Taxes have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes of the Company or any Subsidiary; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens relating to current Taxes not yet due;
(viii) all Taxes which the Company or any Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company except where failures to withhold and collect and to pay or accrue, reserve against or enter on the books of the Company would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ix) none of the Company or any Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; and (x) no withholding is required under Section 1445 of the Code in connection with the Merger. For purposes of this Agreement: (i) "Taxes" means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or excise tax, stamp, or environmental tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and (iii) "Code" means the Internal Revenue Code of 1986, as amended.

               Section 4.10 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries with respect to the Company or any of its Subsidiaries, any of the properties, assets or business of the Company or any of its Subsidiaries or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in Section 4.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders with respect to the Company or any of its Subsidiaries, or any of the properties, assets or business of the Company or any of its Subsidiaries or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders with respect to the Company or its Subsidiaries, or any of the properties, assets or business of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement.

               Section 4.11 Certain Agreements. Except as set forth in Section
4.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (collectively, the "Compensation Agreements"), pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as may be otherwise contemplated by this Agreement, no holder of any option to purchase Shares, or Shares granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Section 4.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

               Section 4.12 ERISA. (a) Each Company Plan is listed in Section 4.12(a) of the Company Letter. With respect to each Company Plan listed therein, except as set forth in Section 4.12(a) of the Company Letter, the Company has made available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service ("IRS") if applicable, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter and request therefore, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Company Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any pension plan which is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any Company Multiemployer Plan.

               (b) Except as listed in Section 4.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Subsidiary or ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as disclosed in Section 4.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by
Section 4980B of the Code.

               (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

               (d) Section 4.12(d) of the Company Letter contains a list of all
(i) severance and employment agreements with employees of the Company and each Subsidiary, (ii) severance programs and policies of the Company and each Subsidiary with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary with or relating to its employees containing change of control or similar provisions.

               (e) Except as set forth in Section 4.12(e) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (f) Except as set forth in Section 4.12(f) of the Company Letter, with respect to each Company Plan not subject to United States law (a "Company Foreign Benefit Plan"), except as would not have a Material Adverse Effect on the Company, (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the Company's consolidated financial statements for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such benefit obligations; and (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

               Section 4.13 Compliance with Worker Safety Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations currently owned, leased or operated by the Company or any of its Subsidiaries, and with respect to any properties, assets or operations previously owned, leased or operated by the Company or any of its Subsidiaries, to the knowledge of the Company, during any time such properties, assets and operations were owned, leased or operated by the Company or any of its Subsidiaries, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

               Section 4.14 Liabilities; Products. (a) Except as set forth in the Company Annual Report, as of March 31, 1999, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the footnotes thereto). Except as set forth in Section 4.14 of the Company Letter, or except as fully reflected or reserved against in the financial statements included in the Company SEC Documents filed prior to the date hereof, or disclosed in the footnotes thereto, since March 31, 1999 the Company and its Subsidiaries have incurred no liabilities (including Tax liabilities) or obligations of any nature, absolute or contingent that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto), other than liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) Except as set forth in Section 4.14(b) of the Company Letter, since March 31, 1999, to the knowledge of the Company, neither the Company nor any Subsidiary has received a material claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the knowledge of the Company, there is no basis for any such claim which, if asserted, would likely have a Material Adverse Effect on the Company. No product sold or delivered or service rendered by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for products delivered and services rendered by the Company or any Subsidiary, copies of which have previously been delivered to Parent.

               (c) The Company has provided to Parent a schedule of material products in development and planned introductions, a copy of which is attached in Section 4.14(c) of the Company Letter. The Company has no reason to believe that the goals set forth therein will not be achieved in all material respects, except for such deviations as would not have a Material Adverse Effect on the Company. The product and service engineering, development, manufacturing and quality control processes which have been and are being followed by the Company are reasonably designed to produce products and services which are consistent in all material respects with the claims made about them in the Company's sales brochures and other statements made about them by or on behalf of the Company.

               Section 4.15 Labor Matters. Except as set forth in Section 4.15 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract with any union. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state or foreign law pending or, to the knowledge of the Company, threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

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               Section 4.16 Intellectual Property; Year 2000. "Company
Intellectual Property" means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, designs, utility models, inventor rights, software, computer programs, computer systems, modules and related data and materials, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or the Subsidiaries as currently conducted or as currently contemplated by the Company, together with all applications currently pending or in process for any of the foregoing. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or except as set forth in
Section 4.16 of the Company Letter, the Company and the Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Company Intellectual Property that is necessary, appropriate or desirable for the conduct or contemplated conduct of the Company's or Subsidiaries' businesses, except where the failure to own, license or have a right to use such Company Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 4.16 of the Company Letter lists each material license or other material agreement pursuant to which the Company or any Subsidiary has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and the Subsidiaries (the "Company Licenses"). As used in this Agreement, the term "Company Licenses" shall not include "shrink-wrap" or "off-the-shelf" software. There are no pending, or, to the knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any Subsidiary, except such as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no breach or violation by the Company or by any Subsidiary under, and, to the knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. To the knowledge of the Company, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any Subsidiary. Except as set forth in Section 4.16 of the Company Letter, to the knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as currently conducted or contemplated does not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark, service mark right, copyright, trade secret or any other intellectual property rights of any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, to the knowledge of the Company, there are no infringements of, or conflicts with, any Company Intellectual Property. Except as set forth in Section 4.16 of the Company Letter, neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 4.16 of the Company Letter, the current and previously sold products of the Company and its Subsidiaries and software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) used in the conduct of the business of the Company and its Subsidiaries, are Year 2000 Compliant, except where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and the Company has delivered to Parent true and correct copies of any consultant or other third-party reports prepared on behalf of the Company with respect to such compliance. For purposes of this Agreement, "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

               Section 4.17 Title to and Sufficiency of Assets. (a) As of the date hereof, the Company and the Subsidiaries own, and as of the Effective Time the Company and the Subsidiaries will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof or Section 4.17 of the Company Letter and except where the failure to own such title would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Such assets, together with all assets held by the Company and the Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company as presently conducted, except for such assets the failure of which to have would, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) Neither the Company nor any of its Subsidiaries owns any Real Estate. All Real Estate assets held by the Company and the Subsidiaries under leases are adequate for the operation of the businesses of the Company as presently conducted. The leases to all Real Estate occupied by the Company and the Subsidiaries which are material to the operation of the businesses of the Company are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any Subsidiary or, to the knowledge of the Company, any other person who is a party signatory thereto. For purposes of this Agreement, "Real Estate" means, with respect to the Company or any Subsidiary, as applicable, all of the fee or leasehold ownership right, title and interest of such person, in and to all real estate and improvements owned or leased by any such person and which is used by any such person in connection with the operation of its business.

               Section 4.18 State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action so to render the provisions of Section 203 of the DGCL inapplicable to the Merger and the Stockholder Agreements and the consummation of the transactions contemplated by this Agreement and the Stockholder

Agreements. As of the date hereof, no other state takeover statute or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

               Section 4.19 Required Vote of Company Stockholders. The affirmative vote of the holders of at least a majority of Shares entitled to vote is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the Amended and Restated Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

               Section 4.20 Accounts Receivable. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience, except where the failure to collect such receivables in such manner would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               Section 4.21 Inventories. Except as set forth in Section 4.21 of the Company Letter, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Material Adverse Effect on the Company. Except as set forth in Section
4.21 of the Company Letter, the quantities of all inventories, materials, and supplies of the Company and each Subsidiary (net of the obsolescence reserves therefor shown in the financial statements included in the Company SEC Documents and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries, except to the extent that the failure of such inventories to be in such conditions would not have a Material Adverse Effect on the Company.

               Section 4.22  Environmental Matters.

               (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste or for which liability or standards of care are imposed under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

               (b) Except as disclosed in Section 4.22 of the Company Letter, the Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 4.22 of the Company Letter or where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (c) Except as disclosed in Section 4.22 of the Company Letter, neither the Company nor any of the Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of the Subsidiaries' properties or any other properties, nor caused any facts or conditions that could give rise to an environmental claim, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Material Adverse Effect on the Company, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of the Subsidiaries' properties or any other property but arising from the Company's or any of the Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect on the Company, or (iii) any knowledge or reason to know, nor has it received any written notice since January 1, 1995 (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of the Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in
Section 4.22 of the Company Letter.

               (d) Except as disclosed in Section 4.22 of the Company Letter, no Environmental Law imposes any obligation upon the Company or any of the Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

               (e) The Company and the Subsidiaries has provided or made available to Parent copies of any environmental assessment or audit report or other similar studies or analyses currently in the possession of or available to the Company or any of the Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of the Subsidiaries.

               Section 4.23 Suppliers, Customers and Employees. Except as set forth in Section 4.23 of the Company Letter, neither the Company nor any Subsidiary has received any notice that (a) any significant supplier will not sell raw materials, supplies, merchandise and other goods to the Company or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and the Subsidiaries, except where the failure to sell would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (b) any significant customer intends to terminate or limit or alter its business relationship with the Company or any Subsidiary where such termination, limitation or alteration would have a Material Adverse Effect on the Company, or (c) any officer or other key employee of the Company or any Subsidiary intends to terminate or has terminated his or their employment with the Company or any Subsidiary.

               Section 4.24 Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance as the Company believes are in such character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and each Subsidiary have made any and all payments required to maintain such policies in full force and effect, except where the failure to make such payment would not have a Material Adverse Effect on the Company.

               Section 4.25 Accuracy of Information. Neither this Agreement nor the Company Letter contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

               Section 4.26 Transactions with Affiliates. (a) For purposes of this Section 4.26, the term "Affiliated Person" means (i) any holder of 5% or more of the issued and outstanding Shares, (ii) any director or officer of the Company or any Subsidiary, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any Subsidiary or (iv) any member of the immediate family or any of such persons.

               (b) Except as set forth in Section 4.26 of the Company Letter or in the Company SEC Reports filed with the SEC prior to the date hereof, since March 31, 1999, the Company and the Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary),
(iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

               (c) Except as set forth in Section 4.26 of the Company Letter or in the Company SEC Reports filed with the SEC prior to the date hereof, (i) the contracts of the Company and the Subsidiaries do not include any material obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (ii) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary and (iii) the liabilities of the Company and the Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

               (d) To the knowledge of the Company and except as set forth in
Section 4.26 of the Company Letter or in the Company SEC Reports filed with the SEC prior to the date hereof, no Affiliated Person of any of the Company or any Subsidiary is a party to any contract with any customer or supplier of the Company or any Subsidiary that affects in any material manner the business, financial condition or results of operation of the Company or any Subsidiary.

               Section 4.27 Brokers. No broker, investment banker or other person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               Section 4.28 Opinion of Financial Advisor. The Company has received the opinion of Houlihan Valuation Advisors, dated the date hereof, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

               Section 5.1 Conduct of Business by the Company Pending the Merger. Except as expressly permitted by clauses (i) through (xvii) of this
Section 5.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

               (i) (A) other than dividends paid by wholly-owned Subsidiaries, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of Shares of upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms;

               (iii)  amend its charter or by-laws;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof;

               (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice and sales of assets having an aggregate fair market value of up to $25,000;

               (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices and, in the case of indebtedness and guarantees, in an amount not to exceed $150,000 and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its Subsidiaries or between any of such Subsidiaries, in each case in the ordinary course of business consistent with past practices;

               (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

               (viii) except as provided in Sections 6.5 and 6.10 hereof, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement;

               (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

               (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

               (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

               (xiii) settle or compromise any federal, state, local or foreign income tax dispute in excess of $25,000 or make any Tax election;

               (xiv) settle or compromise any claims or litigation in excess of $25,000 or commence any litigation or proceedings;

               (xv) enter into or amend any agreement or contract (i) having a remaining term in excess of 12 months or (ii) which involves or is expected to involve future payments by the Company of $50,000 or more or future payments to the Company of $100,000 or more during the term thereof; or purchase any real property, or make or agree to make any new capital expenditure or expenditures (other than the purchase of real property) which in the aggregate are in excess of $50,000;

               (xvi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice or in accordance with their terms; or

               (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

               Section 5.2 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Section 5.2(a) shall prohibit the Company or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and provided, further, that if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company to the Company's stockholders under applicable law, as determined in good faith by a majority thereof after consultation with independent outside counsel (who may be the Company's regularly engaged independent outside counsel), the Company and its representatives may, in response to an unsolicited Takeover Proposal, and subject to compliance with Section 5.2(b), furnish information with respect to the Company and its Subsidiaries to any third party pursuant to a customary confidentiality agreement (as determined by the Company's independent outside counsel) and participate in discussions or negotiations with such third party regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and "Superior Proposal" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after consultation with the Company's independent financial advisor) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such members, as expressed in a resolution adopted at a duly constituted meeting of such members (after consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third party.

               (b) The Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal received by any officer, director, financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. If the Company intends to furnish any third party with any information with respect to any Takeover Proposal in accordance with Section 5.2(a), the Company shall advise Parent orally and in writing of such intention not less than 24 hours in advance of providing such information. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

               Section 5.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent or any of its affiliates). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               Section 6.1 Stockholder Meeting. (a) The Company shall, promptly following the date hereof, take all necessary action to duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders the approval of this Agreement, and shall not withdraw or modify such recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

               (b) The Company shall, promptly following the date hereof, take all necessary action to prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

               (c) Parent agrees to cause all Shares owned by Parent or any Subsidiary of Parent to be voted in favor of approval of the Merger.

               Section 6.2 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 6.2 shall be kept confidential in accordance with the Confidentiality Agreement dated April 5, 1999 between Parent and the Company (the "Confidentiality Agreement").

               Section 6.3. Fees and Expenses. (a) Except as provided in this
Section 6.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

               (b) The Company shall pay, or cause to be paid, in same day funds to Parent the following amounts under the circumstances and at the times set forth as follows:

               (i) if the Company terminates this Agreement under Section 8.1(f), the Company shall pay to Parent the Termination Fee (as hereinafter defined) upon such termination and the Expenses (as hereinafter defined) upon demand;

               (ii) if Parent terminates this Agreement under Section 8.1(c), the Company shall pay to Parent the Termination Fee within one day of such termination and the Expenses upon demand;

               (iii) if Parent or Sub terminates this Agreement under Section 8.1(d) or 8.1 (e) and at the time of any such termination, a Takeover Proposal shall have been made (other than a Takeover Proposal made prior to the date hereof), (x) the Company shall pay the Expenses of Parent upon demand, and (y) if concurrently therewith or within twelve months thereafter, (A) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Takeover Proposal, or a Takeover Proposal is consummated, involving any party (1) with whom the Company had any discussions with respect to a Takeover Proposal, (2) to whom the Company furnished information with respect to or with a view to a Takeover Proposal or (3) who had submitted a proposal or expressed any interest publicly in a Takeover Proposal, in the case of each of clauses (1), (2) and (3), prior to such termination, or (B) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Superior Proposal, or a Superior Proposal is consummated, then, in the case of either (A) or (B) above, the Company shall pay the Termination Fee upon the earlier of the execution of such agreement or upon consummation of such Takeover Proposal or Superior Proposal.

               (c) "Expenses" means documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to Parent; provided that the Expenses of Parent payable by the Company under this Section 6.3 shall not exceed $150,000; and "Termination Fee" means $ 400,000.

               Section 6.4. Stock Options. (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary or appropriate to (i) cause each Company Stock Option that is outstanding as of the date hereof to vest and to be exercisable immediately at the Effective Time and
(ii) cause each Company Stock Option that is outstanding at the Effective Time to be canceled as of the Effective Time, in consideration for which the holder thereof (an "Option Holder") shall be entitled to receive from the Company an amount equal to (A) the product of (1) the number of Shares subject to such Company Stock Option and (2) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Company

Stock Option, minus (B) all applicable federal, state and local Taxes required to be withheld in respect of such payment. The amounts payable pursuant to clause (ii) of the first sentence of this Section 6.4 shall be paid as soon as reasonably practicable following the Effective Time. The amount payable to any Option Holder pursuant to clause (ii) of the first sentence of this Section 6.4 shall be reduced to the extent necessary to prevent such payment, together with any other amounts payable to such Option Holder by the Company, from constituting a "parachute payment," within the meaning of section 280G of the Code. The surrender of a Company Stock Option in exchange for the consideration contemplated by clause (ii) of the first sentence of this Section 6.4 shall be deemed a release of any and all rights the Option Holder had or may have had in respect of any Company Stock Option held by such Option Holder.

               (b) The Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each of the Company Stock Option Plans and any similar plan or agreement of the Company shall be terminated, (ii) any rights under any other plan, program, agreement or arrangement to the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be terminated, and (iii) no Option Holder will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option.

               (c) Prior to the Effective Time, the Company shall (i) obtain all necessary consents and acknowledgments from (in a form acceptable to Parent) Option Holders and (ii) take all lawful action, as is necessary to give effect to the provisions of Section 6.4(a) and (b).

               Section 6.5 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

               (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

               (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

               Section 6.6 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

               Section 6.7 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or by the Stockholder Agreements, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

               Section 6.8 Indemnification; Directors and Officers Insurance.
(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company Charter or the Company's Amended and Restated Bylaws for acts or omissions occurring at or prior to the Effective Time.

               (b) Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than five years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of the last annual premiums paid prior to the date hereof but in such case shall purchase as much coverage as possible for such amount.

               Section 6.9 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on the Company; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 6.10 Certain Agreements. (a) At or prior to the Effective Time, the Company shall enter into a consulting agreement with Richard D. Clasen, in the form attached hereto in Exhibit B.

               (b) At or prior to the Effective Time, the Company shall enter into an employment agreement with John Worden, in the form attached hereto as Exhibit C.

               Section 6.11 Company Indebtedness. The Company shall repay, prompty after the Effective Time, the obligations set forth in Section 6.11 of the Company Letter, unless prior thereto the Company shall have obtained the consent of the parties thereto necessary to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

               Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

               (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

               (b) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal.

               Section 7.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

               (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made on and as of such date and each of the representations and warranties of the Company that is not so qualified shall be true in all material respects at and as of the Effective Time as if made on and as on such date, in each case except as expressly contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer to such effect.

               (b) Consents. (i) The Company shall have obtained the consent or approval of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement or in the Stockholder Agreements or except as may be otherwise set forth in the Company Letter.

               (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, or in the Stockholder Agreements, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

               (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

               (d) Other Documents. The Company shall have furnished to Parent at the Effective Time such other customary documents, certificates or instruments as Parent may reasonably request evidencing compliance by the Company with the terms of this Agreement.

               Section 7.3. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

               (a) Performance of Obligations; Representations and Warranties. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date, in each case except as expressly contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent and Sub by its President or any Vice President to such effect.

               (b) Other Documents. Parent and Sub shall have furnished to the Company at the Effective Time such other customary documents, certificates or instruments as the Company may reasonably request evidencing compliance by Parent and Sub with the terms of this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

               Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company:

               (a)  by mutual written consent of Parent and the Company;

               (b)  by either Parent or the Company:

               (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

               (ii) if, at the Stockholder Meeting (including any adjournment thereof) this Agreement shall fail to be adopted and approved by the requisite vote of the stockholders of the Company; or

               (iii) if the Merger shall not have been consummated on or before May 31, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

               (c) by Parent if (i) the Board of Directors of the Company, in breach of Section 6.1(a), shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or its declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company, in breach of Section 5.2, shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

               (d) by Parent or Sub, if the Company shall have failed to perform in any material respect any of its obligations or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure cannot be or has not been cured within 20 business days after the giving of written notice thereof to the Company;

               (e) by Parent or Sub, if there has been a breach of any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or there has been a material breach of any such representation or warranty that is not so qualified, in each case which breach cannot be or has not been cured within 20 business days after the giving of written notice thereof to the Company;

               (f) by the Company, if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal and a majority of the members of the Board of Directors determines, in its reasonable good faith judgment, after consultation with independent outside counsel, that failing to terminate this Agreement would constitute a breach of the Board of Directors' fiduciary duties to the Company's stockholders under applicable law; provided that the Company has complied with all provisions of
Section 5.2, including the notice provisions therein, and that it has complied with the requirements of Section 6.3(b) relating to the payment (including the timing of any payment) of the Expenses and the Termination Fee to the extent required by Section 6.3(b); and provided, further that the Company may not terminate this Agreement pursuant to this Section 8.1(f) unless and until 72 hours have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company; or

               (g) by the Company, if (i) any of the representations or warranties of Parent or Sub set forth in this Agreement that are qualified as to materiality shall not be true and correct in any respect or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, or (ii) Parent or Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent or Sub to be performed or complied with by it under this Agreement and, in each case, such failure cannot be or has not been cured within 20 business days after the giving of written notice thereof to Parent or Sub, as applicable.

               The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

               Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 6.2 and the entirety of Section 6.3, which shall survive the termination); provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

               Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 8.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

               Section 9.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

               Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)     if to Parent or Sub, to:

                             Square D Company
                             1415 S. Roselle Road
                             Palatine, Illinois  60067
                             Attention:  Franklin B. Sullivan
                             Facsimile No.  847-925-7367
                             with copies to:

                             Square D Company
                             1415 S. Roselle Road
                             Palatine, Illinois  60067
                             Attention:  Howard E. Japlon
                             Facsimile No.  847-925-7419



                             and

                             Sidley & Austin
                             Bank One Plaza
                             10 South Dearborn Street
                             Chicago, Illinois  60603
                             Attention: Pran Jha
                             Facsimile No.:  312-853-7036

               (b)    if to the Company, to:

                             EFI Electronics Corporation
                             1751 South 4800 West
                             Salt Lake City, Utah  84104
                             Attention: Richard D. Clasen
                             Facsimile No.:  801-977-3467



                             with a copy to:

                             Parr Waddoups Brown Gee & Loveless
                             185 South State Street, Suite 1300
                             Salt Lake City, Utah 84111-1536
                             Attention: Douglas C. Waddoups
                             Facsimile No.:  801-532-7750

               Section 9.3 Interpretation. (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

               (c) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Company or Parent, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, or the business prospects and condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be.

               Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 6.2, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 6.8, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               Section 9.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

               Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

               Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Delaware or in a Delaware state court, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

SQUARE D COMPANY


By: /s/ Walter W. Kurczewski
   ------------------------------
Name: Walter W. Kurczewski
Title: Vice President


SURGE SUB INC.


By: /s/ Vincent A. Inendino
   ------------------------------
Name: Vincent A. Inendino
Title: Vice President

EFI ELECTRONICS CORPORATION


By: /s/ Richard D. Clasen
   ------------------------------
Name: Richard D. Clasen
Title: President and Chief Executive Officer

                                     ANNEX B















                 FAIRNESS OPINION OF HOULIHAN VALUATION ADVISORS

                                 March 20, 2000




Mr. Gaylord K. Swim, Chairman
EFI Electronics Corporation
1751 South 4800 West
Salt Lake City, UT 84104

                      Re: Fairness Opinion - EFI Electronics Corporation

Dear Mr. Swim:

Houlihan Valuation Advisors ("Houlihan") has been retained by the Board of Directors of EFI Electronics Corporation (hereinafter referred to as "EFI" or "the Company") to issue a fairness opinion regarding the purchase of 100% of the issued and outstanding common stock of EFI by Square D Company (hereinafter referred to as "Square D"), which is a wholly owned subsidiary of Schneider Electric S.A.. The fairness opinion ("the Opinion") is issued from a financial point of view from the perspective of the public shareholders of EFI. The Opinion is as of March 20, 2000, the date of the Agreement and Plan of Merger among Square D, Surge Sub, Inc. ("Merger Sub"), and EFI ("the Agreement"), and is valid as of that date. Circumstances could change, which would render the Opinion invalid as of the actual closing date. To be valid as of the closing date, the Opinion will have to be reviewed and updated by Houlihan.


On March 20, 2000, the respective Boards of Directors of Square D, Merger Sub, and the Company approved the acquisition of the Company by Square D. In furtherance of such acquisition, the respective Boards of Directors of Square D, Merger Sub and the Company approved the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Agreement, whereby each issued and outstanding share, other than shares owned directly or indirectly by Square D or the Company and dissenting shares, will be converted into the right to receive $1.50 per share in cash (the "Transaction").

In delivering this opinion, Houlihan has completed the following tasks:

        ~ Reviewed audited financial statements and the annual reports of EFI for the years ended March 31, 1995-1999

        ~ Reviewed the Company's March 31, 1999 Form 10-KSB filing with the U.S. Securities and Exchange Commission

        ~ Reviewed the Company's September 30, 1999 Form 10-QSB filing with the U.S. Securities and Exchange Commission

        ~ Reviewed the Company's December 31, 1999 Form 10-QSB filing with the U.S. Securities and Exchange Commission

        ~ Reviewed EFI's Notices of Annual Meeting of Stockholders for July 29, 1997, July 29, 1998 and July 29, 1999

        ~ Reviewed Company supplied data regarding outstanding options and warrants for EFI's common stock

        ~       Reviewed the management organization of EFI

        ~ Reviewed transaction premium data for electronics firms prepared by Houlihan Lokey Howard & Zukin as presented in Mergerstat Review 1999

        ~ Reviewed employment agreements between EFI and Richard D. Clasen and Henry Daunert

        ~       Reviewed EFI Electronics Corporation 1998 Incentive Plan

        ~ Reviewed EFI Electronics Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan as amended May 1991

        ~ Discussed the financial condition, results of operations, business and prospects of EFI with Company management

        ~ Compared the results of operations and financial condition of EFI with those of certain other publicly-traded electronics equipment manufacturing firms that Houlihan deemed to be reasonably comparable

        ~ Reviewed historical market prices and trading volumes for EFI common stock for the period of January 4, 1999 through March 20, 2000

        ~ Reviewed the EFI Electronics Business Review prepared in 1999 by Company management

        ~ Reviewed "aggressive" and "conservative" financial projections for the fiscal years 2000-2002 prepared by Company management

        ~ Reviewed FY2000 Operating Statement Consolidated - Expected (12/15/99), prepared by Company management

        ~ Reviewed interim financial statements prepared by Company management (unaudited) for the months ended January 31 and February 29, 2000 and fiscal year-to-date as of February 29, 2000

        ~ Reviewed the Agreement and Plan of Merger among Square D, Merger Sub, and EFI dated March 20, 2000


In addition to a review of the above-described documents, the following analytical procedures were conducted in arriving at our Opinion:



        ~ Houlihan met with representatives of the Company at the Company's offices in Salt Lake City, Utah and conducted discussions regarding matters pertinent to our analysis. Inquiries were made with certain officers of the Company who have senior responsibility for operating matters regarding: (i) the operations, financial condition, future prospects and projected operations and performance of the Company; (ii) whether management is aware of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (iii) whether management is aware of any material change in the Company's assets, financial condition or business outlook since February 29, 2000, the date of the Company's most recent internal financial statements

        ~ Generally recognized financial analysis and valuation procedures were undertaken to ascertain the financial condition of EFI as well as to estimate its fair market value

        ~ Performed such other analyses and reviewed and analyzed such other information as Houlihan deemed appropriate

In rendering this opinion, Houlihan did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning EFI furnished to it by the Company, or the publicly available financial and other information regarding EFI and other electronics equipment manufacturing firms. Houlihan has assumed that all such information is accurate and complete. Houlihan has further relied on assurances of Company management that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to financial forecasts for EFI prepared by Company management, Houlihan has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of EFI and its subsidiaries. We assume no responsibility for the projections or the assumptions relating to them.

Houlihan has assumed that there has been no material change in EFI's assets, financial condition, results of operations, business or prospects since February 29, 2000, the date of the most recent internally generated financial statements of the Company. Houlihan did not undertake an independent appraisal of the assets or liabilities of EFI nor was Houlihan furnished with any such appraisals.

Houlihan's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to Houlihan as of the date of the Opinion. Houlihan expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Transaction.

We have not been requested to, and did not, solicit third party indications of interest in purchasing the common stock involved in the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

                               LIMITING CONDITIONS

The Opinion is subject to the following limiting conditions:

    1. Neither Houlihan nor its principals have any present or intended interest in EFI, Square D, Schneider, or in any related entities. Houlihan's fees for the Opinion are based on professional time and a charge for the Opinion, and are in no way contingent upon the final conclusions derived.

    2. The Opinion is intended only for the specific use and purpose stated herein. It is intended for no other uses and is not to be copied or given to unauthorized persons without the direct written consent of Houlihan. The Opinion and information contained herein are valid only for the stated purpose and date of the Opinion, and should in no way be construed to be investment advice.

    3. It is beyond the scope of the Opinion to render any opinion relative to the solvency or insolvency of EFI, Square D, or Schneider either prior to or following the Transaction. Houlihan has not been requested to render such an opinion, and nothing in the Opinion should be construed as such.

    4. This engagement is limited to the production of the Opinion and the conclusions and opinions contained herein. Houlihan has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of the Opinion unless prior arrangements for such services have been made.

It is our understanding that EFI's Board of Directors either has had or will have the opportunity to make their own independent investigation of the Transaction, and their decision to participate in the Transaction should be based primarily on such investigation. Delivery of the Opinion to EFI, its Board of Directors, or the stockholders of EFI is subject to the conditions, limitations and assumptions set forth in the Opinion.

This opinion is for the benefit of the Directors of EFI and shall not be relied upon by others and shall not be published or otherwise used, nor shall any public references to Houlihan be made without our written consent. However, notwithstanding the foregoing, Houlihan consents to a description of and the inclusion of the text of its written Opinion in the proxy and prospectus to be issued in connection with the special meeting of the Company's Stockholders. This opinion is not intended to be and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the Transaction.

                                   CONCLUSIONS

Based upon the foregoing and in reliance thereon, it is our opinion that the Transaction, assuming it is consummated as proposed, is fair from a financial point of view to the public shareholders of EFI based on the circumstances existing as of March 20, 2000. Houlihan reserves the right, in the event that events or facts subsequent to the date of the Opinion become known which have a material impact on the value of the Company, to supplement or withdraw the Opinion prior to the closing date of the Transaction.




HOULIHAN VALUATION ADVISORS


/s/ FREDERIC L. JONES
-----------------------------
Frederic L. Jones, ASA

                                 March 20, 2000



Mr. Gaylord Swim, Chairman
EFI Electronics Corporation
1751 South 4800 West
Salt Lake City, UT 84104

                Re: Fairness Opinion Memorandum - EFI Electronics Corporation

Dear Mr. Swim:

In conjunction with the Fairness Opinion ("the Opinion") issued by Houlihan Valuation Advisors ("Houlihan") as of this date in reference to the Agreement and Plan of Merger among Square D Company ("Square D"), Surge Sub Inc. ("Merger Sub"), and EFI Electronics Corporation ("the Agreement") dated March 20, 2000, whereby Square D will purchase all of the issued and outstanding common stock of EFI Electronics Corporation (hereinafter referred to as "EFI" or "the Company"), Houlihan has prepared this Fairness Memorandum for the Company's Board of Directors. The Fairness Memorandum supplements the Opinion for the purpose of providing more detailed discussion and documentation regarding the analysis conducted by Houlihan in conjunction with the issuance of the Opinion.

                         DESCRIPTION OF THE TRANSACTION

On March 20, 2000, the respective Boards of Directors of Square D, Merger Sub, and the Company approved the acquisition of the Company by Square D. In furtherance of such acquisition, the respective Boards of Directors of Square D, Merger Sub and the Company approved the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Agreement, whereby each issued and outstanding share, other than shares owned directly or indirectly by Square D or the Company and dissenting shares, will be converted into the right to receive $1.50 per share in cash (the "Transaction").

                               DESCRIPTION OF EFI

EFI is a leading designer and manufacturer of transient voltage surge suppression ("TVSS") products. EFI's mission is to "deliver high quality, innovative and competitive power protection programs and solutions in a fashion that optimizes the value to all stakeholders." The Company sells its products in several global markets. The markets for its products are extremely fragmented in the United States, organized and stable in Europe, and are in the developmental stages in most other geographical locations.

The Company had annual sales of $13.9 million in fiscal 1999. Trailing twelve-month sales as of December 31, 1999 were $12.0 million. EFI employs about 77 people. EFI's headquarters and manufacturing facility are in Salt Lake City, Utah, with a subsidiary engaged in international sales and distribution located in Barcelona, Spain. The Company sells its products in a diverse global market.

Since there are no dominant providers of TVSS equipment in the U.S. and opportunities in the Pacific Rim and Latin America are emerging, EFI management believes that a near-term opportunity exists to develop a $50-$100 million business. Despite positioning itself well technically and operationally, it is management's opinion that a lack of capital resources and distribution channels will limit how fast the Company can take advantage of this opportunity. In addition, as a public company, EFI is under constant pressure to increase earnings in the short term, which can limit long-term growth.

Since mid-1999, the Company has been seeking a partner with established, complimentary sales and distribution channels and the necessary capital resources to support the projected business activity. With access to a broader market and with capital to support expanded business activities, EFI management believes that it can 1) consolidate a portion of the U.S. market through acquisition or otherwise, becoming a leader in several distribution channels, 2) attack the established European market with a new line of products, which are currently in development with two major partners, and 3) leverage its products, manufacturing and market knowledge to develop worldwide markets.

                                  EFI OVERVIEW

EFI Corporation, a predecessor to EFI, was incorporated in the State of Utah on April 4, 1979. The Company began manufacturing and selling TVSS devices in December 1982. In June 1987, EFI Corporation merged with a publicly traded Delaware corporate shell. The surviving company was renamed EFI Electronics Corporation and the officers and directors of EFI Corporation became the officers and directors of the surviving corporation.

In February 1991, the Company began manufacturing uninterruptible power supply ("UPS") systems for sale and distribution through the same channels as its TVSS products. The UPS business failed to achieve its goals, resulting in losses. After expending significant resources and losing focus on its base TVSS business, EFI nearly became insolvent.

In September 1994, Richard D. Clasen was appointed president and chief executive officer of the Company. His mission was to evaluate the Company's markets, products and resources and turn around a rapidly deteriorating situation. In his analysis, Mr. Clasen determined that the UPS business must be sold or wound down. In addition, he found that the Company's plug-in products were inadequate to meet a changing, low cost, competitive environment. The Company's line of hardwire products were also dated and inadequate and were in need of rejuvenation in order to re-establish the Company's position in markets served by these products.

Certain strategic changes were made as a result of Mr. Clasen's analysis. In June 1995, the exclusive rights to the Company's UPS products were sold to Valence, L.L.C. The

Company developed a completely new line of plug-in TVSS products that began shipment in February 1996. Also, the Company began selling to the bid/spec hardwire market in late 1994. EFI announced an entirely new line of hardwire products in the fourth quarter of fiscal year 1998 with break-through technology and significant price/performance improvements. These products incorporated new technology covered by two new patents owned by the Company.

In accordance with these actions, management began reducing the expense base of the Company. Annual expenses were reduced by 32 percent over fiscal years 1995 through 1997, and the number of employees was reduced similarly. Accounts receivable aging was shortened from 71 days to 53 days and inventory turns increased by more than 4 times. Profitability began to be tracked according to major distribution channels. Banking relationships and debt were restructured to support recovery and future growth.

The Company was successful in completing several supply agreements with large private label or OEM customers having significant market presence and/or other products to meet competitive demands. These customers include Thomson Consumer Electronics ("TCE", using RCA and GE labels), a leader in consumer electronics; Hubbell Incorporated, a major manufacturer and supplier of electrical distribution products; and General Electric-Europe.

In September 1997, the Company signed an agreement with TCE in which EFI would provide design, material sourcing, marketing and post sales product support services for a fee based on unit product volume produced by third party manufacturers in Asia. This agreement allows EFI to profit from participation in the consumer market without an investment in working capital, tooling, etc.

In 1993, the Company entered into a joint venture with a group in Europe to develop an international presence. The Company also began selling its products in Mexico and Latin America. In January 1998, the Company purchased all of its joint venture's shares and consolidated its international operations within its wholly owned subsidiary, EFI Electronics Europe, S.A. In fiscal 2000, international revenue is expected to account for 22 percent of total revenue. Management projects that international revenue will approach 40 percent of total sales over the next three years.

FINANCIAL PERFORMANCE - FISCAL YEAR 1999: Positive revenue growth was experienced from 1995 to 1998. In fiscal year 1999, however, revenue growth did not occur. As discussed above, the relationship with TCE changed from a product to a fee basis, which reduced gross revenues. In 1999 the Company recognized $944,000 of fee income. The equivalent amount of product income would have added $2.0 million of net revenue to fiscal year 1999 results. Also in 1999, the Company changed from selling directly to electrical distribution accounts to an arrangement whereby Hubbell serviced those accounts. This change reduced total revenue by more than $1.0 million. Although this change in distribution methods had a negative short-term impact on revenue, management expects the long-term impact to be positive. During this same period, the Company ceased doing business with a large consumer products company because of inadequate returns, thereby reducing revenue an additional $1.2 million in fiscal year 1999. As a result of the strategic changes, revenues in 1999 were approximately $2.5 million less than 1998 revenues.

Simultaneous with an expansion of strategic alliances and international presence, EFI management also sought to change its mix of products from plug-in to hard-wire models. This change was made due to relatively better margins and less competition in markets that use hard-wire products.

EXPENSE TRENDS: Part of the Company's recovery strategy has been to reduce operating expenses. From fiscal year 1995 to 1997, operating expenses decreased 24 percent. The number of employees was also reduced by a similar percent.

These reductions were the result of the restructuring of the major departments of the Company and the continual improvement philosophy of Company management. The accounting staff was cut from 7 to 3, while the accuracy and timeliness of data was improved. The marketing staff and its expenses were reduced by more than 40 percent as a result of the changing strategy from product marketing to partnerships.

Management used income from TVSS operations as the catalyst for future growth and success. As a result of rising revenues and expense control, operating income improved significantly between 1995 and 1998. In 1999, however, the trend of improved operating income reversed as a result of several factors. First, as described above, sales decreased. In addition, an increase in manufacturing expenses resulted from moving and consolidating the Company's production and administrative facilities in late fiscal year 1998. Finally, cost of sales increased as the Company sold off its inventory of consumer products at close to cost. For the 1999 fiscal year, the Company reported a net loss of $735,400.

FINANCIAL PERFORMANCE - FIRST ELEVEN MONTHS OF FISCAL 2000: For the eleven months ended February 29, 2000, total sales were $10.7 million, a decrease of $1.9 million from the similar 1999 period. Additionally, operating income for the 2000 eleven-month period was approximately $196,000, a decrease of $24,000 from the previous eleven-month period. Net loss for the eleven-month period ended February 29, 2000 was $359,000 compared to a net loss of $344,000 for the similar 1999 period, representing an increase in net loss for the 2000 eleven-month period over the similar 1999 period of $15,000.

PRODUCTS: With over 20 years experience in the power quality business, EFI has developed an extensive set of transient voltage surge suppression products. While most TVSS vendors focus on specific markets or distribution channels, EFI's product line transcends market, distribution and geographic borders to provide complete solutions for most customers in most areas of the world. EFI offers products in four general categories.

Hard-Wired: Hard-wired products include arrestors and DIN rail mountable suppressors that can be installed inside electrical cabinets as well as compact, direct-wired suppressors for branch panel and equipment protection. These devices are sold worldwide through electrical wholesalers, utility distributors and specialty distributors under the EFI brand names Titan, LineMaster and Home Guard and private brands for Hubbell Wiring Device-Kellems, GE Power Controls, PSP Products and others.

Panel and Custom: Panel and custom products consist of single and multiphase protection systems enclosed in metal or plastic housings that generally have field replaceable suppression modules. These products are designed to be directly connected to power distribution cabinets, either at a service entrance for full facility protection or inside a facility at branch panels or equipment disconnects. These devices are sold through the private brand Haworth, in addition to the same distribution channels as hard-wired products.

Suppressed Meter Socket Adapter: The suppressed meter socket adapter is used primarily on residential 200A meter sockets for entire home protection. These devices are sold primarily in North America but are also useable in other countries having similar meter socket standards. Due to limited access to the meter sockets, the suppressed meter socket adapters are sold primarily through utility partners, including Home Guard, Hubbell Wiring Device-Kellems, PSP Products and others.

Plug-In Point-of-Use: Plug-in point-of-use products include all portable products that plug directly into the wall outlet for point-of-use protection. The most popular devices are the cord-connected plug strips. Other point-of-use products include wall mount devices that plug directly into the wall outlet, the Power Control Center for PC and workstation protection, and telephone and cable suppressors to prevent damage from disturbances on the telephone and cable lines. These products are sold primarily in the U.S. through computer and office products distributors, electrical wholesalers and specialty distributors, as well as directly to the U.S. government.

DEPENDENCE ON CUSTOMERS: Consistent with the Company's strategy to develop large OEM/private label accounts, two private label customers represented 15% and 12% of the Company's net sales in the fiscal year ended March 31, 1999. The Company's five largest customers accounted for 53% of net sales. Management expects the number of customers representing more than 10% of the Company's net sales to increase. The loss or insolvency of any one or more of these customers could have a material adverse effect on the Company's results of operations.

                     DESCRIPTION OF SCHNEIDER ELECTRIC S.A.

Schneider Electric S.A. ("Schneider"), headquartered in Paris, France, is a global electrical equipment industry leader with annual sales of approximately $7.8 billion. It is the world's leading manufacturer of electrical distribution, industrial control and automation products and systems. Schneider is the only electrical manufacturer dedicated solely to the distribution and control of electricity. In North America, the brands of Schneider include Square D (U.S.), Federal Pacific in Mexico, and Federal Pioneer in Canada.

                  HOULIHAN ANALYSES OF EFI AND THE TRANSACTION

In arriving at its Opinion, Houlihan, among other things, reviewed: (i) certain publicly available financial information and other information concerning EFI and the electronic equipment manufacturing industry, (ii) certain internal analyses and other information furnished to it by EFI, including financial forecasts prepared and provided by the management of the Company; (iii) the financial terms of the Transaction as set forth in the Agreement; (iv) held discussions with certain members of the management of the Company concerning the business, operations and prospects of the Company, as well as other matters it believed relevant to its inquiry; (v) compared certain financial data of the Company with financial data of such other publicly traded companies Houlihan deemed reasonably comparable, (vi) compared the Transaction price for the common stock of the Company with other transactions which Houlihan deemed reasonably comparable; (vii) reviewed certain documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, (viii) reviewed the reported prices and trading activity for the common stock of EFI; and (ix) performed such other studies, analyses and investigations as Houlihan deemed appropriate. Houlihan's review was subject to the assumptions and limitations described below.

In conducting its review and arriving at its opinion, Houlihan assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purpose of rendering its opinion. With respect to the financial projections of EFI and other information relating to the prospects of EFI provided to Houlihan by Company management, Houlihan assumed that such projections and other information were reasonably prepared and reflect the best currently available judgments and estimates of the management of EFI as to the likely future financial performance of the Company. The financial projections of EFI that were provided to Houlihan were utilized and relied upon by Houlihan in the "Analysis of Selected Publicly Traded Companies", "Discounted Cash Flow Analysis" and "Selected Comparable Transactions Analysis" summarized below. The Houlihan Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the Opinion.

The following is a summary of the analyses performed and factors considered by Houlihan in connection with rendering the Opinion:

                                 INDUSTRY TRENDS

SWITCHGEAR: Switchgear protects electrical equipment from problems in voltage, frequency, continuous current and other operating conditions. Switchgear is required for load switching, for short-circuit protection and in industrial and commercial power systems to protect and control circuit loads.

GLOBAL MARKET TRENDS: The switchgear market is driven primarily by the demand for electricity, which is a function of the number of homes and commercial enterprises, as well as by the replacement of outdated equipment by electric utilities. The demand for switchgear equipment was strong from 1992-1996, growing 3.5 percent annually, resulting from 8 percent annual growth in residential construction and 6 percent annual growth in investment in nonresidential structures.

GLOBAL INDUSTRY PROSPECTS: In the switchgear industry, the value of exports has consistently exceeded the value of imports. The largest demand for U.S. switchgear products came from Canada (20 percent), Mexico (15 percent), the Dominican Republic (11 percent) and Japan (7 percent). The largest source of imported switchgear products came from Mexico, with 38 percent of imports originating there. The United States also imports from the Dominican Republic, Ireland, Germany and Japan, among other countries.

To gain market share in overseas markets, U.S. switchgear manufacturers have been acquiring foreign electrical equipment firms and then sharing technology and critical capital investment funds to modernize production facilities. This strategy allows U.S. manufacturers to compete on equal footing with local suppliers, who often are favored in government contracts, and it limits U.S. firms' exposure to currency fluctuations.

INDUSTRY AND TRADE PROJECTIONS: A slowdown in both residential and commercial construction is forecast to negatively affect shipments in the switchgear industry. Overall output is expected to grow 1.6 percent annually between 1996 and 2002. Much of the increased demand for switchgear products will come from abroad as developing countries expand their infrastructure systems and U.S. firms service those markets with a complete line of electrical equipment. Exports by the switchgear industry are forecast to grow at an average annual rate of 6 percent between 1996 and 2002.1

                    ANALYSIS OF HISTORICAL FINANCIAL POSITION

In rendering its opinion, Houlihan reviewed and analyzed the historical and current financial condition of EFI, which included an assessment of EFI's recent financial statements, an analysis of EFI's revenue, growth and operating performance trends, an assessment of EFI's revenue mix, margin changes, leverage, client concentration and product breadth, and a review of industry market conditions including industry consolidations.

RESULTS OF OPERATIONS: Net sales for the year ended March 31, 1999 decreased by $2.5 million (15%) compared to the prior year. This decrease in net sales was comprised of a decline in domestic sales of $3.1 million that was partially offset by an increase in international business of $625,000. Net sales from domestic customers were negatively affected by two major factors that were the result of changes in domestic sales and marketing strategy that are expected by management to have positive long-term impact. As discussed above, the Company entered into an agreement with Hubbell in 1997 whereby Hubbell assumed responsibility for selling the Company's full line of electrical distribution products in U.S. markets. Management believes that Hubbell, which is a market leader in electrical distribution, has a much greater long-term potential to obtain



--------

1 Source: U.S. Industry and Trade Outlook 1999, The McGraw-Hill Companies and U.S. Department of Commerce/International Trade Administration electrical distribution market share than does the Company. Sales of EFI products by Hubbell were launched in March 1998. At that time the Company discontinued its direct sales to electrical distribution customers. In fiscal 1999, however, combined EFI sales to Hubbell and to electrical distribution and electrical resellers decreased by $1.1 million compared to the prior year.

In fiscal 1998 and prior years, the Company manufactured and sold private label products to Thompson Consumer Electronics under the RCA label and to a large supplier that sold its products through consumer office products distribution channels. These sales required significant management attention, custom parts inventories, long customer payment cycles and low margins. Management determined that these sales were not profitable. A contract was executed in 1997 with Thompson to design Thompson products, to assist in sourcing material and managing an offshore manufacturer of these products, and to perform post sales and warranty support services. In exchange, the Company receives fee income that is significantly less than product sales revenue, but which is more profitable. Sales to the consumer office products supplier were discontinued. These changes accounted for a decrease in net sales of approximately $1.8 million.

Sales to the US Government were flat in fiscal 1999 compared to the prior year. Sales to utility customers were slightly less in fiscal 1999 compared to the prior year.

Net sales from international customers increased by $625,000 in fiscal 1999 compared to the prior year. The increase in sales resulted from three factors:

        ~ The full year impact of consolidated net sales from the Company's acquisition of EFI Electronics Europe, S.L. on January 1, 1998 ($575,000)

        ~       An increase in sales to Latin American customers ($250,000)

        ~ A decrease in sales compared to the prior year from Asian customers due to the significant decline in economic conditions in that region ($200,000).

The net loss for the fiscal year ended March 31, 1999 was $735,000, $490,000 more than the net loss recorded for the previous year. This increase in loss was due primarily to the Company's change in its method of calculating absorption of indirect costs into inventory (which reduced gross margin $300,000) and to the decrease in sales volume.

Net sales in the eleven-month period of April 1, 1999 - February 29, 2000 also decreased approximately $1.9 million (or 15.5%) from the same period a year earlier. In the prior year, the Company was beginning the transition from selling certain of its products directly to electrical distribution customers to selling its products to Hubbell. During the period, Hubbell placed significant stocking orders. The Company also had some residual direct sales to electrical distributors. In the eleven-months ended February 29, 2000 there were no direct sales to electrical distributors and sales to Hubbell were at a maintenance level. The combination of these factors accounted for a significant portion of the reduction in sales.

For the eleven-months ended February 29, 2000, gross profit decreased by $102,000 (2.5%) from the similar period of the previous year. During the period, gross margin was 38% compared to 32.9% for the previous year. The improvement in gross margin percentage was due to several factors:

        ~ Fee income from Thompson yielded a substantially greater margin than the product sales it displaced

        ~ During the last half of fiscal 1999, the Company focused on decreasing its direct product costs for several product lines. The impact of these reductions began to be realized in the fourth quarter of the last fiscal year.

Operating expenses for the eleven-month period ended February 29, 2000 were $79,000 lower than in the previous year comparable period. Research and development costs were $2,500 more than the previous year, while selling, general and administrative expenses decreased $81,000 during the period compared to the previous year.

Despite reductions in costs, the Company's net loss increased $15,000 (prior to adjustments for foreign currency translation) in the eleven-month period ended February 29, 2000 compared to the same period in the previous year.

CAPITAL STRUCTURE: In the almost six year period from March 31, 1995 to February 29, 2000, the Company's financial risk increased somewhat. Although long-term debt as a percent of equity declined during the period (140.0% in 1995 compared to 90.5% as of February 29, 2000), total debt as a percent of assets increased somewhat (74.5% in 1995 compared to 78.2% as of February 29, 2000). The Company's liquidity as measured by the quick and current ratios, however, declined over the period. The current ratio declined from 1.8 times in 1995 to
0.9 times as of February 29, 2000. Similarly, the quick ratio declined from 1.0 times in 1995 to 0.5 times as of February 29, 2000.

The Company had a revolving line of credit in place with a bank as of the date of the Opinion. The revolving line of credit provides for borrowings up to $3.7 million collateralized by accounts receivable and inventories. Interest was payable monthly at a rate of prime plus 2.5%. Principal payments are made as cash is received from customers for accounts receivable. Borrowings are based on formulas involving balances of eligible accounts receivable and inventories. The line of credit agreement expires in March 2001. As of February 29, 2000, the balance outstanding on the revolving line of credit was approximately $1.84 million.

SUMMARY OF EFI'S FINANCIAL CONDITION AS OF FEBRUARY 29, 2000: In each of the five fiscal years examined (fiscal years ended March 31, 1995-1999), and in the eleven-month period ended February 29, 2000, the Company generated significant losses. Annual losses, however, declined over the period, from almost $2.0 million in 1995 to approximately $735,000 in 1999. For the eleven-month period ended February 29, 2000, the Company reported a year-to-date loss of $359,000 compared to a reported year-to-date loss of $344,000 for the same period in the previous year. Between 1995 and 1999, sales increased from $12.9 million in 1995 to a high of $16.4 million in 1998, decreasing in 1999 to approximately $14.0 million. Sales for the eleven-month period ended February 29, 2000 were $10.7 million compared to $12.7 million for the corresponding period in the previous year.

To fund its operations between 1995 and February 29, 2000, the Company sold additional common stock and increased borrowings. In addition, as of February 29, 2000 the Company had loans outstanding to a shareholder in the amount of $900,000 with an annual interest rate of 12%.

           COMPARISON OF EFI'S FINANCIAL PERFORMANCE WITH THE INDUSTRY

To acquire a better understanding of EFI's 1999 performance, its record was compared with the average experience of other manufacturers of electronic equipment. Houlihan included data for the following companies ("Sample Group") in its analysis: American Power Conversion, Ault, C&D Technologies, Littelfuse, Power-One, Spectrum Control and Vicor. Although the activities of the companies in the Sample Group may not be totally consistent with those of EFI, the information is nevertheless considered representative of firms engaged in the same types of activities as the Company. As such, the data provide a reasonable backdrop for a comparative analysis of the Company's performance.

EFI is a significantly smaller company than the median of the Sample Group with trailing twelve-month sales of $12.0 million compared to the median of $176.6 million for the Sample Group. Over the past three years, EFI experienced a decline in sales, with trailing twelve-month sales of $12.0 million compared to sales for fiscal 1999 of $13.9 million, and sales for fiscal 1998 of $16.4 million and $13.8 million in 1997 compared to the sample group median sales growth for the same period of 6.6% per year. The median net margin for the Sample Group for the last twelve-month period was 6.7% compared to a net loss as a percent of sales for EFI of 7.5%.

EFI is also a significantly smaller company than the median of the Sample Group as measured by total assets. EFI had total assets as of February 29, 2000 of $7.0 million compared to the Sample Group median of $241.1 million.

Based on the March 20, 2000 stock price for EFI, its price-to-revenue multiple was 0.4 times compared to the median of the Sample Group of 2.0 times. EFI's price to book ratio was also lower than the median of the industry Sample Group (3.4 times vs. 4.4 times).

EFI's asset turnover ratio, which measures the efficiency with which the assets of the firm are utilized, was somewhat better than the Sample Group median. The Company's total asset turnover ratio was 1.7 times compared to the Sample Group median of 1.3 times.

The financial risk of EFI appeared to be substantially greater than that of the Sample Group of companies. The Company's liquidity, as measured by the current ratio, was substantially less than the median of the Sample Group (0.9 times vs.
3.3 times). EFI was also substantially more leveraged than the median of the Sample Group as measured by total liabilities as a percent of total assets (78.2% compared to 48.5%) and equity as a percent of total assets (21.8% compared to 51.5%).

In summary, EFI appears to represent a substantially inferior investment opportunity compared to the median of the Sample Group companies. EFI experienced a decline in sales over the past 3 years compared to a median annual increase in sales of the Sample Group of companies of 6.6%. EFI's operations have generated substantial losses in each of the past five years and for the eleven-month period ended February 29, 2000. By contrast, the Sample Group of companies generated median net income as a percent of sales of 6.7% for the last twelve-month period. EFI's financial risk also appears to be substantially greater than the median of the Sample Group of companies as measured by the current ratio as well as total liabilities as a percent of assets and equity as a percent of total assets.

                   ANALYSIS OF EFI'S RECENT STOCK PERFORMANCE

PUBLIC MARKET FOR EFI COMMON STOCK: EFI's common stock is traded on the Over the Counter market under the symbol EFIC. For the 30-day trading period between January 27, 2000 through March 20, 2000 (the last day trades in the Company's stock occurred prior to the announcement of the Agreement), 160,200 shares of EFI common stock were traded on the OTC market, which was an average of 5,340 shares traded per trading day. The weighted average closing price of the shares traded during the 30-day period was $1.10 per share.

During the twelve-month period of March 1, 1999 and February 29, 2000, a total of 2,605,464 shares of the Company's common stock were traded in the public marketplace, which was an average of 11,016 shares per trading day. The weighted average closing price of the shares traded during the period was $1.075 per share. The stock closed at a high for the period on March 24, 1999 at $1.937 per share and at a low for the period at $0.875 per share on September 10, 1999.

Of the common shares issued and outstanding, available market data indicates that only approximately 1.7 million shares of the Company's common stock are available for trading. The above data indicates that there has been a limited amount of trading activity in the public market of the Company's common stock. In addition, no cash dividends have been paid on the Company's common stock and management does not anticipate that dividends will be paid in the foreseeable future.

STOCK PERFORMANCE RELATIVE TO S&P COMPOSITE AVERAGE: Houlihan reviewed the daily closing per share market price of EFI common stock and compared the movement of such daily closing prices with the movement of the S&P 500 composite average over the period from March 1995 through February 2000. Houlihan noted that, on a relative basis, EFI performed somewhat below the S&P 500 composite average from 1995 through 1997. Since January 1998, however, EFI's performance started a downward trend compared to the S&P 500, performing substantially below the index from January 1998 through February 2000.

        ANALYSIS OF INDICATED MARKET VALUE OF THE COMPANY BASED ON RECENT STOCK PRICE Based on the above-discussed analysis of the closing stock prices and trading volumes of the Company's common stock in the public markets in a 30-day period prior to the announcement of a definitive transaction, Houlihan estimated the indicated value of the Company on a controlling interest basis as of March 20, 2000. As discussed, the weighted average closing price of the Company's common stock during the 30-day trading period between January 24 and March 14, 2000 was $1.107 per share. Based on an analysis of transactions in comparable companies (discussed below under the heading "Selected Comparable Transaction Analysis"), Houlihan determined that the median premium paid for control of companies over minority interest value was 24.4%. Applying the median premium to EFI's weighted average stock price of $1.107 per share yields a per share value on a controlling interest value of $1.38. Houlihan also adjusted the Company's $1.107 per share minority interest market price by an historical overall market control premium of 35%, which yielded a value per share of $1.50 on a controlling interest basis. The mean of the two approaches yielded a per share controlling interest market value of $1.437 per share.

The number of shares of common stock issued and outstanding on a fully diluted basis as of March 20, 2000 was 6,101,807 (based on a Transaction price of $1.50 per share). Multiplying the number of shares outstanding by the estimated controlling interest value per share yielded an estimated market value for the Company on a controlling interest basis of $8.77 million as of March 20, 2000. Adjusting for costs associated with the exercise of outstanding options and warrants ($590,558), the net indicated market value on a controlling interest basis of the issued and outstanding shares of common stock on a fully diluted basis as of March 20, 2000 was $8.18 million.

             ANALYSIS OF MARKET MULTIPLES OF SELECTED COMPARABLE PUBLIC COMPANIES Houlihan examined EFI's market valuation as compared to the valuation in the public market of other selected publicly traded electronic equipment manufacturing companies. Houlihan compared certain financial information relating to EFI to certain corresponding information from the Sample Group. Such financial information included, among other things, common equity valuation, capitalization ratios, operating performance, and ratios of common equity prices per share to earnings, sales and book value per share. The financial information used in connection with the multiples with respect to EFI and the Sample Group was based on the latest reported twelve-month period as derived from publicly available information.

Houlihan compared financial information of the Sample Group based on public market valuation with the corresponding financial multiples for the Company based on Transaction consideration to be received of $1.50 per share by the Company's shareholders. The analysis was based on EFI's book value as of February 29, 2000 (the latest available financial information for the Company) and trailing twelve-month sales for the twelve-month period ended December 31, 1999.

Application of price to earnings and price to cash flow multiples to EFI's financial results was not meaningful. For the trailing 12-month period, the Company had a loss of approximately $926,000 (a loss equal to 7.7% of sales) compared to the industry median net margin of 6.7% of sales.

Based on a proposed transaction price of $1.50 per share, EFI's implied price to sales multiple of 0.7 times is lower than the Sample Group median of 2.0 times. However, Houlihan noted that all of the Sample Group companies had positive net income, with a median net income of 6.7% of sales. It was also noted by Houlihan that the Sample Group of companies experienced an average increase in sales over the past three years of 6.6% compared to a decrease in sales for EFI over the last three years. When compared to the Sample Group, EFI's lack of sales increases and lack of profitability justify a significant discount from the price to revenue ratio of the Sample Group. The 65% discount represented by the difference between a price to revenue ratio of 2.0 times for the Sample Group and 0.7 times for EFI based on a per share sale price of $1.50 is, in Houlihan's opinion, reasonable. It was noted by Houlihan that the results of operations through February 29, 2000 indicate that the Company will generate a significant loss again in fiscal 2000. In addition, sales for the eleven-month period ended February 29, 2000 declined significantly compared to the same eleven-month period of the previous year. Both of these factors would further substantiate a substantial discount of the price to revenue multiple applicable to EFI derived from the Sample Group price-to-revenue multiples.

EFI's implied price to book multiple of 5.5 times based on a transaction price of $1.50 per share is substantially greater than the median price to book multiple for the Sample Group of 4.4 times. Houlihan's analysis indicated that such a high price to book multiple represented by the $1.50 per share transaction price might not be reflective of current public market conditions. Houlihan noted that EFI's equity as a percent of total assets was 21.8% compared to the median equity as a percent of total assets of the Sample Group of 51.5%. Clearly, EFI's financial risk is substantially greater than the Sample Group median by virtue of its much greater financial leverage.

                          DISCOUNTED CASH FLOW ANALYSIS

Houlihan performed a discounted cash flow analysis based on EFI management's projected operating statements for the fiscal years ending March 31, 2000 - 2002. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate plus the estimated value of the business at some future date. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Houlihan used estimates of projected financial performance for EFI for the years ending March 31, 2000-2002 prepared by EFI management. Management's projections were prepared assuming that EFI was a stand-alone entity, reliant upon internally generated cash flow to fund its on-going activities. Management projected that the terms of the current stockholder loans of the Company had been extended three years with the notes having a five-year amortization schedule, and with the balance of any unpaid principal and interest payable at the end of three years. Houlihan aggregated the present value of the projected earnings with the present value of the Company's projected terminal value. The terminal value was computed based on projected net income in the calendar year 2003, to which a terminal capitalization rate was applied.

Company management prepared two sets of projections, one termed "aggressive", and the other termed "conservative". Houlihan discounted these cash flows using market derived discount rates, adjusted to reflect the risk characteristics of the Company and the risks associated with the assumptions underlying each set of projections. Houlihan arrived at such discount and capitalization rates based on its judgment of the estimated cost of equity capital of EFI, which included consideration of historical rates of return for publicly traded common stock, risks inherent in the industry, and specific risks associated with the continuing operations of the Company on a stand-alone basis. Houlihan noted that this analysis, which was based on projections prepared by Company management, indicated a value estimate of $4.0 million based on the "conservative" projections and $10.9 million under the "aggressive" projections. Both of these values were on a controlling interest basis as of March 20, 2000. In its analysis, Houlihan placed greater weight on the "conservative" projections prepared by management in light of the Company's historical operating results and the continuing losses reflected by the February 29, 2000 eleven-month income statements. Despite the losses through February 29, 2000, management projects that March will be a strong month and that the Company will attain breakeven results or slightly better for fiscal 2000. Houlihan noted that under management's "conservative" projections, a before-tax profit of $36,000 was projected for fiscal 2000.

                    SELECTED COMPARABLE TRANSACTIONS ANALYSIS

Houlihan reviewed nine recent merger and acquisition transactions occurring since 1998 involving electronics manufacturing companies considered by Houlihan to be reasonably comparable to the Company and for which information was publicly available. The following transactions were included by Houlihan in the analysis: Teldata Communications Ltd., Total Control Products, Inc., RF Power Products, Inc., Corcom, Inc., Astec, Electronic Specialty Corp., Melcher Group, Altron, and Sigma Circuits, Inc. For each of the comparable transactions, Houlihan calculated, among other things, total transaction value as a multiple of sales, book value and earnings; and analyzed premiums paid for acquisition of controlling interests over the market price of minority interests prior to the announcement of the sale of the subject company.

On a controlling interest basis, multiples of transaction price to revenue ranged from 0.3 times to 2.4 times. The median transaction price to revenue multiple for the group was 1.1 times. Multiples of transaction price to book value ranged from 1.7 times to 9.6 times for the companies in the comparable group. The median transaction price to book multiple for the group was 2.7 times.

The multiples derived from this analysis were adjusted to reflect differences between the sample group and EFI. The median sample group price to book ratio was discounted 5% to reflect the marketability differences of the sample group companies and EFI, such differences resulting primarily from the Company's lack of historical profitability The resulting adjusted price to book ratio of 2.57 yielded an implied equity value of the

Company on a controlling interest basis of $3.9 million. The median sample group price to revenue ratio was discounted 45% to reflect the Company's lack of profitability. The resulting price to revenue ratio of .62 times resulted in an implied equity value for EFI on a controlling interest basis of $7.6 million.

Houlihan notes, however, that the reasons for and the circumstances surrounding the comparable transactions were specific to each transaction. Because of the inherent differences between the business, operations and prospects of the Company and the businesses, operations and prospects of the companies in the comparable transactions group, it is Houlihan's opinion that it was inappropriate to rely solely on the quantitative results of the analysis. Accordingly, Houlihan also made qualitative judgments concerning differences between the characteristics of the comparable transactions and the Transaction that would affect the acquisition values of the Company and such acquired companies.

                      RELEVANT MARKET AND ECONOMIC FACTORS

In rendering its opinion, Houlihan considered, among other factors, the condition of the U.S. stock markets, particularly as it relates to the electronics manufacturing industry, and the current level of economic activity. Houlihan also considered the trends of consolidations in this industry and the potential impact of such consolidations on EFI's future operations.

No company used in the analysis of selected publicly traded companies or any transaction used in the analysis of selected transactions summarized above is identical to EFI. Accordingly, such analyses must take into consideration differences in the financial and operating characteristics of the industry sample group, selected transactions and other factors that would affect the public trading value and acquisition value of such companies and industry groups.

While the foregoing summary describes the analyses and factors that Houlihan deemed material for presentation to the EFI Board of Directors, it is not a comprehensive description of all analyses and factors considered by Houlihan. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Houlihan Opinion. In performing its analyses, Houlihan considered general economic, market and financial conditions and other matters, many of which are beyond the control of EFI. The analyses performed by Houlihan are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business may actually be sold.

Pursuant to a letter agreement dated November 30, 1999 between EFI and Houlihan, the fee payable to Houlihan for rendering the Houlihan Opinion is $32,000. In addition, EFI has agreed to reimburse Houlihan for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services. EFI has agreed to indemnify Houlihan and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisors.

The Board of Directors of EFI retained Houlihan to act as its advisor based upon Houlihan's qualifications, reputation, experience and expertise. Houlihan, as a customary part of its business, is engaged in valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes.



HOULIHAN VALUATION ADVISORS


/s/  FREDERIC L. JONES
---------------------------
Frederic L. Jones, ASA

                                     ANNEX C





(1)     EFI'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31,
        1999

(2)     EFI'S QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30,
        1999

(3)     EFI'S QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER
        30, 1999

(4)     EFI'S QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED DECEMBER 31,
        1999

                                   FORM 10-KSB
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


For the Fiscal Year Ended                   March 31, 1999

                          [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                       OR
                          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

                         Commission file number: 0-15967

                           EFI ELECTRONICS CORPORATION
               (Exact name of small business issuer as specified in its charter)

 Delaware                                                        75-2072203
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            1751 South  4800 West,  Salt Lake  City,  Utah 84104
                                 (Address of principal executive offices)

               Issuer's telephone number, including area code: (801) 977-9009

           Securities registered pursuant to Section 12(b) of the Act:
Title of each class                   Name of each exchange on which registered
   None                                                       n/a

           Securities registered pursuant to Section 12(g) of the Act:
                       COMMON STOCK, $.0001 PAR VALUE

[X] Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

[X] Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

         Issuer's revenues for its most recent fiscal year: $13,890,564

Aggregate market value of the voting stock
(which consists solely of shares of $.0001 par value common stock) held by non-affiliates of the registrant as of June 10, 1999, computed by reference to the closing sale price of the registrant's common stock as reported by the NASDAQ Small Cap Market on such date: $4,703,467

Number of shares of the registrant's common stock outstanding at June 10, 1999: 5,574,479

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's Proxy Statement relating to the Annual Meeting of Shareholders scheduled for July 29, 1999 are incorporated by reference in Part

III of this report.

Transitional Small Business Disclosure Format Yes[X] No [ ]


                                     PART I
Item 1.           Business

General Development of Business

EFI Electronics Corporation ("EFI" or the "Company") was incorporated under the laws of the State of Utah on April 4, 1979, and in December 1982 began manufacturing and selling transient voltage surge suppression ("TVSS") devices which represent the Company's principal products. In June 1987, EFI merged with and into Halyx Development Company, Incorporated, a publicly traded Delaware corporation, which was the surviving corporation in the merger.

In February 1991, the Company began manufacturing uninterruptible power supply ("UPS") systems for sale and distribution through the same channels as its TVSS products. In February 1995, management concluded that the UPS product line was not yielding the desired return on investment. In June 1995, Valence, L.L.C. ("Valence"), an unrelated party, purchased the exclusive rights to the Company's UPS products along with related inventory and assets.

In July 1993, the Company established a joint venture headquartered in Barcelona, Spain with an independent group for the purpose of developing a market for TVSS products through European distributors and machine tool manufacturers. The name of this entity is EFI Electronics Europe, S.L. As of January 1, 1998, the Company acquired 100% of the common stock of this entity and contracted with the manager of the joint venture to remain as manager of the Company's wholly owned subsidiary for a period of three years.

On July 1, 1998, the Company established a joint venture with a Singapore-based corporation involved in distribution of programmable controllers and other related industrial electrical devices. The purpose of this venture is to develop the TVSS market in the Pacific Rim and India among industrial customers. The name of this Singapore-based corporation is EFI Asia Pacific, LTD.

Narrative Description of Business

Company Overview--The Company is primarily engaged in the manufacture and marketing of TVSS products. TVSS devices protect electronic equipment from electrical disturbances such as lightning, grid switching, switching of air conditioners, power tools, elevators, welding units, and electrical accidents. These disturbances can produce high speed, high energy transient voltage spikes and surges which can cause hardware failure, data/communication disruptions and transient induced software "bugs" resulting in equipment damage and/or down time. EFI's first hardwire product for industrial users was introduced in November 1981, followed by introduction of similar plug-in products for computer and telecommunication equipment which were introduced in early 1983 and 1984, respectively. Since the early 1980's, the Company has continued to develop new products for both plug-in and hardwire uses. The Company believes it has the broadest line of TVSS products in the market and is known for its innovative solutions, high quality and engineering competence.

Products--The Company is presently engaged in the design, development, assembly, and marketing of TVSS devices to protect computer systems and other micro-electronic equipment. The increasing use of micro-electronic systems increases the need for surge suppression products in several markets. These markets include office products (computers, fax machines, copiers, cash registers, etc.), commercial and industrial products for medical facilities, telecommunication installations, security systems, factories, automated environments, as well as residential applications such as home theater, home office and appliances.

All EFI TVSS products are designed and manufactured to meet Underwriters Laboratories ("UL") and Canadian Standards Association ("cUL") standards for quality and safety. Several of the Company's products that are sold





[GRAPHIC OMITTED]                                               EFI Electronics



Item 1.           Business  (continued)

internationally also meet requirements for European Conformity ("CE"). EFI's basic suppression circuit was patented in 1986, with additional patents granted in 1991 and 1992. EFI's products also provide additional safety features such as thermal fusing, circuit breaker protection, and complete diagnostics.

Currently, EFI offers a broad range of TVSS products using EFI brand identification and private label marks. These products include the broad categories of plug-in and hardwired products. The Company offers three major branded product lines. These three product lines are:

         Powertracker(R) products which include plugstrips, wall-mounted devices, data line modules and power control centers. These products offer a variety of configurations as to number of outlets, on/off switching and diagnostics that indicate reverse polarity, improper grounding and protection availability. Three different suppression levels are available to provide the protection desired. Models with telephone and coaxial line protection are also available. These products are offered in models to protect computer systems and peripherals, copiers, fax machines, DSS satellite systems, audio/visual equipment, telecommunication equipment and data lines.

         Linemaster(R) products are industrial wire-in devices that provide a full range of protection from full facility protection at the service entrance to distribution panel protection for a specific area, to electronic equipment protection at a dedicated branch panel. This product line includes both hardwire panels and smaller custom modules for use with or within specific microprocessor-based customer products.

         Titan(R) products use the same technology as upper-end Linemaster(R) products, but have significantly greater performance and optional features not offered on Linemaster(R) products. Titan(R) products are sold on a bid basis to contractors as specified by building and architectural engineers.

In addition to branded products, the Company has adapted its products for use by private label customers. In some cases these products are specifically designed for such customers and are differentiated from Company branded products. Hubbell, Incorporated ("Hubbell"), a leading electrical and wiring device manufacturer, and Thomson Consumer Electronics, using the "RCA" brand name, are examples of such customers for which the Company has designed unique products that are sold under the brand names of these companies. In addition, the Company has relationships with original equipment manufacturers ("OEM") which incorporate the Company's TVSS products directly into equipment requiring electronic protection.

Competition

EFI experiences active competition in each of its TVSS product categories. However, EFI believes its extensive product lines of plug-in and hardwire products are a competitive advantage. A description of the principal competitive factors in each category of EFI's products is set forth below.

Plug-in Products--These products sell through a variety of distribution and OEM/private label channels that include value added resellers ("VAR"), office products dealers, government and retail outlets. These markets are intensely price competitive and are characterized by imported low-priced products from foreign manufacturers for resale by many large brand name companies. These companies are often engaged in the sale of a wide range of products and accessories that include TVSS devices. EFI believes its plug-in products' competitive advantages are product design, product performance and competitive costs through continuing cost reduction activities.

Hardwire Products--These products are sold in a wide variety of markets and to diverse customer groups including process control equipment, medical equipment, modular office systems and telecommunication equipment





[GRAPHIC OMITTED]                                               EFI Electronics



Item 1.           Business    (continued)

manufacturers; government agencies, electrical contractors and public utilities. Many of these products are sold through power VARs and electrical wholesalers. Many customers require custom designed products that are needed as part of the installation of their equipment. Public utilities are now selling protection devices to both home and business power users.

There are a number of companies that manufacture hardwire TVSS products for these markets. However, most manufacturers compete on the basis of product performance and technical support rather than price. EFI believes its products in these markets compete favorably with respect to technical support and performance. However, as the market matures and pricing pressure begins to occur, the Company believes it can leverage its low cost structure gained from plug-in products to compete favorably with competitors that have much higher product costs.

Marketing

EFI delivers its products through a variety of marketing channels including national and regional distributors that service retail computer resellers and office products dealers. EFI also markets directly to OEM/private label customers and the U.S. Government. EFI's marketing strategy is to provide superior performance and features at a competitive price with aggressive product and connected equipment warranties. Following is a description of EFI's principal marketing strategies for each major TVSS channel:

         EFI brand products are sold directly to large national and regional suppliers of computers and office products. These suppliers distribute to VARs, computer and office product dealers, utilities and consumer retailers. In addition, EFI's Titan products are sold to VARs that provide solutions and support for power problems.

         Government products are sold via the General Services Administration ("GSA") schedule and on a bid basis through direct sales. EFI also uses manufacturer's representatives for government sales.

         OEM/private label product sales are made by direct sales to other manufacturers and product merchandisers.

Dependence on Customers

Consistent with the Company's strategy to develop large OEM/private label accounts, two private label customers represented 15% and 12% of the Company's net sales in fiscal 1999, respectively. The five largest customers accounted for

53% of net sales. Management expects the number of customers representing more than 10% of Company net sales to increase. The loss or insolvency of any one or more of these customers could have a material adverse effect on the Company's results of operations. In fiscal 1998, one customer represented 16% of the Company's net sales. The five largest customers accounted for 44% of net sales in fiscal 1998.

Patents and Trademarks

In December 1986, EFI was issued a patent related to the suppression network utilized in its plug-in and hardwire product lines. In June 1991, EFI was issued a patent on its meter base surge suppression product. In June 1992, EFI was issued a patent on the CATV circuitry that EFI had developed and uses in many of its products. In January 1996, the Company purchased rights to a patent for a system that allows replacement of suppression modules under power. In March 1998, EFI was issued a patent on a unique TVSS technology comprised of an array of varistor discs that yields significantly greater performance at similar cost but in a much smaller space than equivalent individual varistors. Each of these patents has a life of 20 years from its filing date or 17 years from issuance. EFI considers these patents to be significant and material competitive advantages. The Company also has one or more pending patent applications that cover recently developed products.





[GRAPHIC OMITTED]                                              EFI Electronics



Item 1.           Business    (continued)

The Company has also registered its EFI(R) name and trademark, as well as its Sine Wave Tracker(R), Omni-Phase(R), HomeGuard(R), Mastershield(R), Powertracker(R), Titan(R), Linemaster(R), Surge Defender(R) and SurgeNet(R) trademarks, which appear on the Company's products. The trademarks are also deemed significant to EFI because of the importance of name recognition in the markets in which EFI products are sold.

Research and Development

EFI is continually engaged in the research and development of new products and refinements of existing TVSS products. The Company employs five research and development professionals. Major advances have been made to shorten the design cycle by establishing product teams made up of representatives from sales, finance, marketing, manufacturing, and engineering. These teams focus on the product step by step and make changes throughout the cycle, rather than making the changes at the end of the process. Research and development expenses for fiscal years ended March 31, 1999 and 1998 were $679,338 and $917,726, respectively.

Manufacturing Process

EFI's products are assembled at the Company's production facility in Salt Lake City, Utah, primarily using standard electronic components. EFI focuses on automating the assembly process as much as possible. EFI's team approach to development is focused on creating products that are easier and less expensive to produce. Although some components are custom designed, EFI has not experienced serious delays or shortages in obtaining necessary components. Most components are available from alternative sources. EFI considers its relationships with suppliers to be satisfactory.

EFI maintains substantial inventories of product components in order to meet rapid delivery requirements of customers. Return of EFI branded merchandise from the customer is permitted at the Company's option and is subject to a 25% restocking charge. Such returns require concurrent orders of equal or greater value than the product returned. EFI's normal credit terms closely match the industry that typically extends Net 45 to Net 60-day terms. Backlog at the beginning of any given month is generally about 25% of the net sales for that month.

Employees

As of March 31, 1999, EFI employed 76 full-time people, including 19 sales and marketing personnel, 5 engineers, 41 manufacturing employees, and 11 executive and administrative personnel. These include 5 employees of EFI Electronics Europe, S.L. that are located in Spain. In addition, EFI employs contract temporary employees to support peak activity in its manufacturing operations. EFI is not a party to any collective bargaining agreements, has not experienced any work stoppages, and has had no difficulty employing qualified people. EFI considers its employee relations to be satisfactory.

Item 2.           Properties

The Company's principal offices are located at 1751 South 4800 West, Salt Lake City, Utah 84104, telephone number (801) 977-9009. This facility is located in a light industrial park and consists of 56,000 square feet, of which approximately 11,000 square feet are used for executive and administrative offices and the balance for manufacturing, and assembly. A lease terminating in October 2009 covers this facility. Monthly lease payments are $22,586 plus taxes, insurance, and maintenance. The facilities have been renovated to specifications provided by the Company. EFI Electronics Europe, S.L. leases approximately 3,000 square feet of office and warehouse space in Barcelona, Spain, with monthly lease payments of $981. The lease for this space terminates in December 2002.

Item 3.           Legal Proceedings

None

Item 4.           Submission of Matters to a Vote of Security Holders

None.

                                     PART II

Item 5. Market for the Registrant's Common Stock and Related Stockholder Matters

The Company's Common Stock ("the Common Stock") is traded over-the-counter and is included in the NASDAQ Small Cap Market under the symbol "EFIC." The following table shows the range high and low bid information for the Common Stock for the quarters indicated. Such quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

                           QUARTER ENDED                   LOW           HIGH
                           March 31, 1999                $ .78         $ 2.00
                           December 31, 1998              0.63           1.31
                           September 30, 1998             1.00           1.75
                           June 30, 1998                  1.50           2.19

                           March 31, 1998                 1.88           2.31
                           December 31, 1997              2.00           3.00
                           September 30, 1997             1.50           3.38
                           June 30, 1997                  1.31           2.13


As of June 10, 1999, there were approximately 270 record holders of the Common Stock, which number does not include shareholders whose stock is held through securities position listings.

The Company has never paid dividends on its Common Stock. Under the terms of the Company's line of credit agreement and agreement with Hubbell, the Company may not pay cash dividends to shareholders. In the event these restrictions are removed, payment of dividends is within the discretion of the Company's board of directors, subject to certain legal limitations, and will depend upon earnings, capital requirements and the operating and financial conditions of the Company. At the present time, the Company's anticipated capital requirements are such that it intends to follow a policy of retaining any earnings in order to finance the development and growth of its business.





[GRAPHIC OMITTED]                                             EFI Electronics



Item 6.           Management's Discussion and Analysis or Plan of Operations

Selected Financial Data

The following Selected Financial Data should be read in conjunction with Management's Discussion and Analysis or Plan of Operations, and the consolidated financial statements and accompanying notes appearing in this report.

For the years ended March 31,               1999              1998
Consolidated Statement of Operations Data:
Net sales                            $13,890,564      $16,372,366
Cost of sales                          9,357,776       11,037,479
Unusual item                             299,990              -0-
Gross profit                           4,232,798        5,334,887
Operating expenses                     4,436,295        4,944,065
Earnings/(loss) from operations         (203,497)         390,822
Other expense, net                      (528,996)        (607,173)
Loss before income taxes                (732,493)        (216,351)
Income taxes                              (2,800)         (29,400)
Net loss                             $  (735,293)     $  (245,751)
Net loss per share
     Basic                           $     (0.13)     $     (0.05)
     Diluted                         $     (0.13)     $     (0.05)



Consolidated Balance Sheet Data:
Working capital (deficit)            $  (250,122)     $   375,067
Total assets                           8,080,827       10,276,694
Long term debt, less current
   maturities                            981,076        1,248,580
Total liabilities                      6,199,593        7,710,591
Stockholders' equity                   1,881,234        2,566,105
Current ratio                           1.0 to 1         1.1 to 1
Total liabilities to net worth          3.3 to 1         3.0 to 1

Consolidated Results of Operations:

The following table sets forth certain operational data as a percentage
of net sales for the past two fiscal years:   1999              1998

Net sales                                   100.00%           100.00%
Cost of sales                                67.37             67.41

Unusual item                                  2.16                 -
Gross profit                                 30.47             32.59
Operating expenses                           31.94             30.20
Earnings/(loss) from operations              (1.47)             2.39
Other expense, net                           (3.80)            (3.71)
Loss before income taxes                     (5.27)            (1.32)
Income taxes                                 (0.02)            (0.18)
Net loss                                     (5.29)%           (1.50)%





[GRAPHIC OMITTED]                                               EFI Electronics



Item 6.  Management's Discussion and Analysis or Plan of Operations (continued)

Results of Operations


Net Sales for the year ended March 31, 1999, decreased by $2.5 million (15%) compared to the prior year. This decrease in net sales was comprised of a decline in domestic sales of $3.1 million that was offset by an increase in international business of $625 thousand.

Domestic Sales. Net sales from domestic customers were negatively affected by two major factors that were the result of changes in domestic sales and marketing strategy that are expected to have significant positive long-term impact.

In August 1997, the Company contracted with Hubbell, Incorporated ("Hubbell") to sell a full line of products through Hubbell into the electrical distribution market. Management believes that Hubbell, which is a market leader in electrical distribution, has a much greater long-term potential to obtain electrical distribution market share than does the Company. Hubbell products were launched in March 1998, at which time the Company discontinued its direct sales to electrical distribution customers. As a result, total combined sales to Hubbell and to electrical distribution and electrical resellers decreased in fiscal 1999 compared to the prior year by $1.1 million. Management believes that this near-term decline will be offset by significant net sales increases in future periods as Hubbell gains market share.

In fiscal 1998 and prior years, the Company manufactured and sold private label products to Thomson Consumer Electronics ("TCE") under the RCA label and to a large supplier that sold its products into the consumer office products channel. These sales required significant management attention, custom parts inventories, long customer payment cycles and very low margins. Management determined that these sales were not profitable. A contract was executed in 1997 with TCE to design TCE products, to assist in sourcing material and managing an offshore manufacturer of these products, and to perform post sales and warranty support services. In exchange, the Company receives fee income that is significantly less than product sale revenue but which is more profitable. Sales to the consumer office products supplier were discontinued. These changes accounted for a decrease in net sales of approximately $1.8 million.

Sales to the US Government were flat in fiscal 1999 compared to the prior year. Sales to utility customers were slightly less in fiscal 1999 compared to the prior year. Management expects significant growth in the government business during fiscal 2000.

International Sales. Net sales from international customers increased by $625 thousand in fiscal 1999 as compared to the prior year. This increase was the result of three factors:
         The full year impact of consolidated net sales from the Company's acquisition of EFI Electronics Europe, S.L. on January 1, 1998 ($575 thousand).

         An increase in sales to Latin American customers ($250 thousand).

         A decrease in sales compared to the prior year from Asian customers due to the significant decline in economic conditions in this region ($200 thousand). The Company has noted an improvement in the Asian market and anticipates an increase in demand for its products during fiscal 2000.

Gross Profit on sales for the year ended March 31, 1999, decreased by $1.1 million compared to the year ended March 31, 1998. This decline was primarily the result of two factors. As more fully explained in Note 15 to the financial statements (Unusual Item), the Company changed its method of calculating absorption of indirect costs into inventory, which reduced gross profit by $300 thousand. In addition, gross profit declined by approximately $800 as a result of a decrease in sales.

Gross margin as a percentage of sales, excluding the Unusual Item, was virtually unchanged. This, however, does not reflect several important factors related to the changes in strategy discussed above. Gross margin dollars and percentage were positively impacted by the change from TCE product to fee business even though the revenue level has been reduced.





[GRAPHIC OMITTED]                                               EFI Electronics



Item 6.  Management's Discussion and Analysis or Plan of Operations (continued)

Elimination of a consumer office products supplier as described above has reduced gross margin dollars but had a positive impact on gross margin percentage. Gross profit dollars and percentage were negatively affected by the change to Hubbell for sales to electrical distributors as discussed above. Margins to Hubbell are lower than were direct sales to electrical distributors. However, as discussed below, the Company has been able to reduce its sales and marketing expenses to offset a portion of this decrease. Gross margin percentage was negatively impacted by certain fixed production costs such as depreciation and occupancy expenses which did not decrease as net sales decreased.

Operating Expenses decreased by $508 thousand during the 1999 fiscal year compared to the year ended March 31, 1998.

Research and development costs decreased by $238 thousand for the 1999 fiscal year. In fiscal 1998, all TVSS manufacturers were required to comply with new standards set by Underwriters' Laboratories (UL). The costs for design, prototyping and fees at UL to complete this re-certification exceeded $300 thousand in fiscal 1998. Simultaneously, the Company introduced a new hardwire product line in conjunction with its agreement with Hubbell. In fiscal 1999, the UL costs did not recur and the cost of new product development was less than the prior year.

Selling, general and administrative costs decreased by $393 thousand over the prior year. This decrease was primarily the result of sales and marketing costs, which decreased $378 thousand in fiscal 1999 compared to the prior year as a result of sales through Hubbell rather than directly to electrical distributors, as described above. These savings occurred in headcount, travel, promotional costs and outside sales commissions.

Amortization of goodwill was $124 thousand in fiscal 1999 and did not exist in fiscal 1998.

Other Expense decreased to $529 thousand for the year ended March 31, 1999 compared to $607 thousand for the year ended March 31, 1998. A significant reduction in interest expense ($125 thousand) was partially offset by a loss associated with the Company's interest in an Asian start-up joint venture ($25 thousand) and an amount accrued for severance payments resulting from year-end headcount reductions ($22 thousand).

Net Loss of $735 thousand for the year ended March 31, 1999 was $490 thousand more than the loss recorded for the year ended March 31, 1998. This increase in the loss was due primarily to the Unusual Item mentioned above and to the decrease in sales volume. These were partially offset by reductions in operating expenses.

Liquidity and Capital Resources

Cash provided by operating activities was $1.7 million during the year as compared to a $634 thousand use of cash in fiscal year 1998. This significant improvement was the result of many items, the most significant of which were:


Receivables decreased by $1.7 million (43%) during the current fiscal year compared to an increase in the prior year of $991 thousand. As described above, the Company changed from product sales to TCE to fee income and discontinued sales to a consumer office products company. These accounts required significantly extended payment terms. In addition, fourth quarter sales decreased by 40% from fiscal year 1998 to fiscal 1999. Past due accounts as a percentage of trade receivables decreased substantially during the current year as a result of aggressive collection efforts and more restrictive credit policies.

Inventories decreased by $607 thousand during fiscal 1999. This decrease was related to:
      reductions resulting from implementation of a new Enterprise Resource Planning system, which improved control over operations,





[GRAPHIC OMITTED]                                               EFI Electronics



Item 6.Management's Discussion and Analysis or Plan of Operations (continued)

         a charge related to the Unusual Item discussed above and in Note 15, changes in the relationship with certain customers that required custom inventory, as described above, allowed liquidation of these items, an increase in the provision for obsolete inventory related to disposition of certain finished goods that were obsolete from the UL standard changes described above and could not be sold, finished goods inventory increased at March 31, 1999 by $295 thousand as a result of lower sales during the last six weeks of the year as compared to the prior year end and a change in strategy to carry more finished goods to improve lead times and service to customers.

Accounts payable decreased $770 thousand during the current fiscal year compared to an increase of $453 thousand in accounts payable in fiscal 1998. As a result of cash flow improvements in other areas, the Company has significantly improved its position with suppliers as of the end of fiscal 1999. Relationships with suppliers and lenders are presently considered satisfactory.

Cash used in investing activities was $643 thousand in fiscal 1999 compared to $996 thousand in the prior year. This reduction in cash usage was primarily the result of reductions in capital expenditures. During fiscal 1998, the Company invested in tooling and other costs associated with a completely new line of hardwire products. Development projects in fiscal 1999 either involved less tooling investment or such investment was paid directly by customers.

Cash used in financing activities was $808 thousand in fiscal 1999 compared to $1.6 million of cash provided by financing activities in the prior year. Whereas the Company required significant cash resources in fiscal 1998, including an equity infusion of $1.7 million, to fund capital expenditures and working capital requirements, the Company generated enough operating cash flow in fiscal 1999 to not only fund capital expenditures but to also reduce its total debt by more than $800 thousand.

Outlook

During fiscal 1998, the Company negotiated two long-term exclusive supply agreements with customers who are channel leaders. It is anticipated that these agreements will generate significant net sales and income in the future as these companies gain market presence. However, since both of these companies are in the process of entering markets and gaining market share in markets in which the Company was previously active, these agreements negatively affected sales and the results of Company operations in fiscal year 1999, during the transition to the new sales and marketing strategy described above.

The statements contained in this Annual Report on Form 10-KSB that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All forward-looking statements involve various risks and uncertainties. Forward-looking statements contained in this Report include statements regarding the Company's plans and opportunities, existing or anticipated products, market opportunities, expectations, goals, revenues, financial performance, strategies, intentions for the future and any other statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", or other similar expressions. Such forward-looking statements may be included under Items 1, 2, 3 and 6 of this report. All forward-looking statements included in this Report are made as of the date hereof, based on information available to the Company as of such date, and the Company assumes no obligation to update any forward-looking statements. It is important to note that such statements may not prove to be accurate, and that the Company's actual results and future events could differ materially from those anticipated in such statements. Many factors could cause actual results to differ materially from the Company's expectations, including, without limitation, the factors identified below.





[GRAPHIC OMITTED]                                             EFI Electronics



Item 6.   Management's Discussion and Analysis or Plan of Operations (continued)

The Company's future results will be impacted by the Company's ability to implement and finance a growth strategy, which, in turn, is dependent upon the ability and willingness of key customers to penetrate markets that the Company has ceded to them. The Company's growth strategy also includes expectations of significant growth in international markets. These involve acquisition and development of certain customers and markets that may or may not occur. In addition, future results may also be affected by other factors including the Company's response to existing or emerging competition, demand for Company products, the Company's efforts to develop and maintain customer and employee relationships, economic fluctuations and employee-related risks and expenses.

All written and oral forward-looking statements attributable to the Company or person acting on its behalf are expressly qualified in their entirety by this section and other factors included elsewhere in this report.

Liquidity and capital resources. Although Company liquidity is negative at March 31, 1999, management believes the Company can fund its operations during fiscal 2000 from financing arrangements in place and internally generated cash flows. As disclosed in Note 6 to the financial statements, the Company has $991 thousand of current maturities of long term debt due in fiscal 2000. Of this amount,$600,000 is due to a shareholder and board member of the Company. Management expects to either refinance this obligation or extend its term beyond one year.

Inflation. The Company's activities have not been, and in the near term are not expected to be, materially affected by inflation or changing prices in general.

Year 2000. Management implemented a plan for compliance with Year 2000 requirements in fiscal 1998. This plan included the upgrade of all hardware systems in fiscal 1998 at a capital cost of approximately $125 thousand; implementation of a new enterprise management system in fiscal 1999, described below; and evaluation of other hardware, suppliers, customers, financial institutions, etc., with whatever corrective action is required, in fiscal 2000.

The Company contracted with a global supplier of enterprise management software to install an information system that is Y2K compliant. This system was installed in January 1999. The previous system was significantly out of date and had many deficiencies as a management tool. Implementation of the new system has been part of ongoing improvements to Company operations with Y2K compliance being an important but incidental benefit. This system and resulting Y2K compliance cost the Company approximately $300,000 in fiscal 1999 for capital expenditures to be amortized over 3-7 years. In addition, significant internal resources were diverted to this project.Internal resources used for this project are comprised of existing human resources that caused no incremental financial costs to the Company as a result of this project.

In addition, the Company has taken steps to ensure that its banking and lending relationships are with Y2K compliant financial institutions. During fiscal 2000, the Company will work with its major customers and suppliers to ensure that Y2K compliance issues will not interrupt the normal activities supported by these relationships. None of these items is expected to involved material investment or expense in fiscal 2000.

Stock-based compensation. As disclosed in Note 11 to the Company's consolidated financial statements, the Company has adopted only the disclosure provisions of Financial Accounting Standards No.123, "Accounting for Stock-Based Compensation" (FAS123). The disclosure impact of this information is immaterial to Company operations.

European Union common currency (Euro). The Company owns a Spanish subsidiary that is subject to the provisions of the European Union with regard to the adoption of the Euro. In addition, the Company sells product into the European Union (representing less than 10% of sales). The Company's new ERP system described above is capable of meeting known requirements related to this change. Management does not believe that this change will have any material impact on the Company's competitive position in the market or its cost of doing business within the European Union.


Item 7.           Financial Data

                 Index to Consolidated Financial Statements

Item                                 Page      Item                         Page
Report of Independent Accountants     12  Statements of Cash Flows       15 - 16
Statements of Operations              13  Statements of Stockholders' Equity  17

Balance Sheets                        14  Notes to Financial Statements  18 - 27


                        Report of Independent Accountants

To the Stockholders and Board of Directors of EFI Electronics Corporation:

We have audited the accompanying consolidated balance sheets of EFI Electronics Corporation and Subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EFI Electronics Corporation and Subsidiary as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ GRANT THORNTON LLP

Salt Lake City, Utah
May 14, 1999





[GRAPHIC OMITTED]                                             EFI Electronics



Item 7.           Financial Data (continued)

Consolidated Statements of Operations

For the years ended March 31,                         1999         1998    Notes
Net sales                                    $  13,890,564  $16,372,366     1,14
Cost of sales                                    9,357,776   11,037,479
Unusual item                                       299,990          -0-       15
Gross profit                                     4,232,798    5,334,887
Operating expenses:
         Selling, general and administrative     3,633,157    4,026,339
         Research and development                  679,338      917,726        1
         Amortization of goodwill                  123,800          -0-
         Total operating expenses                4,436,295    4,944,065
Earnings / (loss) from operations                 (203,497)     390,822
Other income/(expense):

         Equity in loss from joint ventures        (25,262)      (3,936)      12
         Other, net                                (20,727)       4,858
         Interest expense                         (483,007)    (608,095)     5,6
                                                  (528,996)    (607,173)
Loss before income taxes                          (732,493)    (216,351)

Income taxes                                        (2,800)     (29,400)    1,10
Net loss                                     $    (735,293)  $ (245,751)   11,15

Loss per share:

     Basic                                   $       (0.13)  $    (0.05) 1,11,13
     Diluted                                 $       (0.13)  $    (0.05) 1,11,13

Weighted average shares outstanding:

     Basic                                       5,565,521    4,903,596     1,11
     Diluted                                     5,565,521    4,903,596     1,11







       The accompanying notes are an integral part of these financial statements
Item 7.           Financial Data (continued)

Consolidated Balance Sheets

As of March 31,                                 1999              1998     Notes
Assets
Current assets:
    Cash and cash equivalents           $    263,135      $      9,566         1
    Receivables, net                       2,241,200         3,981,682     1,2,6
    Inventories, net                       2,119,336         2,726,606  1,3,6,15
    Prepaid expenses                         221,986            90,817
         Total current assets              4,845,657         6,808,671
Property, net                              2,448,376         2,539,290   1,4,5,6
Other assets:
    Goodwill, net                            742,803           866,603      1,12
    Other assets                              43,991            62,130
         Total other assets                  786,794           928,733
                 Total assets           $  8,080,827      $ 10,276,694

Liabilities
Current liabilities:
    Revolving line of credit            $  2,583,210      $  3,472,935         6
    Current maturities of capital
    lease obligations                        177,763           159,242         5
    Current maturities of notes payable      990,533           681,690         6
    Accounts payable                         825,291         1,595,440
    Reserve for customer warranty
    claims estimated to be due within
    one year                                 215,000           230,000         1
    Accrued liabilities                      303,982           294,297
         Total current liabilities         5,095,779         6,433,604
Long-term liabilities:

    Capital lease obligations, less
    current maturities                       163,350           353,498         5
    Notes payable, less current maturities   817,726           895,082         6
    Reserve for customer warranty claims estimated
      to be due beyond one year              122,738            28,405         1
         Total long-term liabilities       1,103,814         1,276,985
                 Total liabilities         6,199,593         7,710,589
Commitments and contingencies                     -                 -        5,7

Stockholders' Equity
Common stock,  $.0001 par value;  20,000,000  shares  authorized;  5,574,479 and
5,504,644 shares issued and outstanding in 1999 and
1998, respectively                              558                551      1,11
Additional paid-in capital                3,117,190          3,045,139
Accumulated other comprehensive loss        (27,506)            (5,870)        1
Accumulated deficit                        (999,008)          (263,715)
                                          2,091,234          2,776,105
Less: Notes receivable from officer        (210,000)          (210,000)        8
         Total stockholders' equity       1,881,234          2,566,105
         Total liabilities and
         stockholders' equity          $  8,080,827       $ 10,276,694

     The accompanying notes are an integral part of these financial statements.





[GRAPHIC OMITTED]                                              EFI Electronics



Item 7.           Financial Data (continued)

Consolidated Statements of Cash Flows

For the years ended March 31,                              1999            1998
Cash flows from operating activities:
     Net loss                                         $(735,293)     $ (245,751)
     Adjustments to reconcile net loss to net cash
       provided by/(used in) operating activities:
           Unusual item                                 299,990             -0-
           Depreciation and amortization                874,197         665,428
           Loss on property dispositions                    -0-         102,695
           Provision for obsolete inventory             206,935          75,000
           Provision for customer warranty expense      287,902         185,706
           Provision for bad debts                       45,337          20,000
           Equity in loss from joint ventures            25,262           3,936
           Increase/(decrease) in cash due to change in:
               Receivables                            1,695,145        (991,427)
               Inventories                              100,345        (439,417)
               Prepaid expenses                         (81,169)        (48,026)
               Other assets                               2,162         (19,436)
               Accounts payable                        (770,149)        452,803
               Warranty claims                         (208,569)       (221,293)
               Accrued income taxes payable                 -0-        (113,309)
               Accrued liabilities                      (15,577)        (60,661)
Net cash provided by/(used in) operating activities   1,726,518        (633,752)

Cash flows from investing activities:
     Capital expenditures                              (643,506)     (1,080,793)
     Purchase of EFI Electronics Europe, S.L.               -0-        (125,000)
     Proceeds from sale of property                         -0-          61,896
     Distribution from joint venture                        -0-         147,880
Net cash used in investing activities                  (643,506)       (996,017)

Cash flows from financing activities:

     Net borrowings/(payments) under line of credit    (889,725)        274,554
     Proceeds from borrowings under notes payable       600,000         205,000
     Principal payments of capital lease obligations   (171,627)        (70,697)
     Principal payments of notes payable               (368,513)       (482,918)
     Proceeds from issuance of common stock                 -0-       1,695,356
     Proceeds from exercise of stock options             22,058          13,787
Net cash provided by/(used in) financing activities    (807,807)      1,635,082
Effect of exchange rate changes on cash                 (21,636)         (5,870)
Net increase/(decrease)/in cash and cash equivalents    253,569            (557)
Cash and cash equivalents at beginning of year            9,566          10,123
Cash and cash equivalents at end of year           $    263,135     $     9,566



     The accompanying notes are an integral part of these financial statements.

                                   -continued-





[GRAPHIC OMITTED]                                               EFI Electronics



Item 7.           Financial Data (continued)

Consolidated Statements of Cash Flows (continued)

Supplemental disclosures of cash flow information:

For the years ended March 31,                             1999          1998
     Cash paid during the year for
        Income taxes                                  $    -0-         $113,309
        Interest                                      $502,237         $539,215


Supplemental schedule of non-cash investing and financing activities:

1999 The Company issued 50,000 shares of Common Stock to an officer under terms related to his employment.

         The Company retired $307,624 of fully depreciated property.

1998 The Company acquired all of the remaining outstanding shares of EFI Electronics Europe, S.L. on January 1, 1998, in exchange for $125,000 cash, notes payable of $275,000 and 220,000 shares of the Company's Common Stock valued at $1.86 per share. The Company recorded goodwill of $866,603 on the acquisition.

         The Company retired $602,273 of fully depreciated property.

         The Company entered into capital lease obligations for the acquisition of equipment in the amount of $583,437.

    The accompanying notes are an integral part of these financial statements.





[GRAPHIC OMITTED]                                        EFI ELECTRONICS


Item 7.        Financial Data (continued)



Consolidated Statements of Stockholders' Equity

For the years ended March 31, 1999 and March 31, 1998:

                                                                        Accumulated
                                                           Additional   Other Comp-                     Note
                                         Common Stock       Paid-in     rehensive       Accumulated     Receivable
                                      Shares        Amount   Capital    Loss            Deficit         from Officer     Total
Balance at  April 1, 1997           4,216,174       $ 422   $926,925    $  -0-           $(17,964)       $(210,000)    $  699,383

     Comprehensive income:
     Net loss                                                                            (245,751)                       (245,751)
     Foreign currency translation
       adjustment                                                        (5,870)                                           (5,870)
  Total comprehensive loss                                                                                               (251,621)

     Common stock issued for cash
       at $1.69                     1,054,044         105   1,695,251        -0-               -0-              -0-     1,695,356

     Exercise of stock options at
       $1.06 to $1.25 per share        14,426           2      13,785        -0-               -0-              -0-        13,787

     Common stock issued for
       purchase of joint venture
       at $1.86 per share             220,000          22     409,178        -0-               -0-              -0-       409,200

     Balance at March 31, 1998      5,504,644         551   3,045,139    (5,870)         (263,715)        (210,000)     2,566,105


Comprehensive income:
Net loss                                                                                 (735,293)                       (735,293)
     Foreign currency translation
       adjustment                                                       (21,636)                                          (21,636)
  Total comprehensive loss                                                                                               (756,929)

     Exercise of stock options at
       $1.06 to $1.11 per share        19,835           2      22,056        -0-               -0-              -0-        22,058

     Stock issued to officer           50,000           5      49,995        -0-               -0-              -0-        50,000

     Balance at March 31, 1999      5,574,479        $558  $3,117,190  $(27,506)        $(999,008)       $(210,000)    $1,881,234

     The accompanying notes are an integral part of these financial statements.





[GRAPHIC OMITTED]                                             EFI Electronics



Item 7.           Financial Data (continued)

Notes To Consolidated Financial Statements

Note 1 The Company and Summary of Significant Accounting Policies:

EFI Electronics Corporation ("EFI" or the "Company") is a Delaware corporation that manufactures and sells transient voltage surge suppression ("TVSS") products both domestically and internationally. The accounting policies of the Company conform to generally accepted accounting principles. The following is a summary of the most significant of such policies:

Principals of consolidation--On January 1, 1998, the Company purchased all of the remaining outstanding common stock of EFI Electronics Europe, S.L., a company incorporated in Spain in July 1993 as a 50% owned joint venture, engaged in the sale of TVSS panel products to European distributors and machine tool manufacturers. Prior to acquiring all of the outstanding common stock, the Company's equity in earnings and investment from this operation were translated into U.S. Dollars at the rate of exchange as of December 31, 1997, which approximated the average rate during the period. Foreign exchange gains or losses have not been material. Beginning January 1, 1998, the financial results of this operation have been consolidated into the financial results of the Company.

During fiscal 1999, the Company entered into a joint venture with a Singapore-based corporation resulting in the establishment of EFI Asia Pacific, LTD. The Company accounts for its 50% interest in the joint venture by recognizing its equity in the earnings of the joint venture translated at an exchange rate that approximates the average exchange rate for the period.

Estimates--The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, net sales and expenses during the reporting period. Estimates also affect the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Reclassifications--Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 presentation.

Revenue recognition--Revenue is recognized when product is shipped, fee income is earned and/or services are performed.

Research and development--The Company conducts research and development to develop new products. Research and development costs have been charged to expense as incurred.

Stock-based compensation--The Company has adopted only the disclosure provisions of Financial Accounting Standards No.23, "Accounting for Stock-Based Compensation" (FAS 123).Therefore, the Company continues to account for stock-based compensation under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized.

Income taxes--The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized. Research tax credits are recognized as utilized.

Loss per share--Basic loss per common share is based on the weighted average number of common shares outstanding during each period. Diluted loss per common share is based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares. Potential common shares included in the dilutive loss per share calculation include stock options and warrants granted.

Cash and cash equivalents--The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents. Cash and cash equivalents are placed with federally insured financial institutions. These balances are generally not significant since they are transferred to reduce the Company's revolving line of credit on a daily basis.


Accounts receivable and concentration of credit risk--The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. Consistent with the Company's strategy to develop large OEM/private label accounts, two private label customers represented 15% and 12% of the Company's net sales in fiscal 1999, respectively.





[GRAPHIC OMITTED]                                              EFI Electronics



Item 7.           Financial Data (continued)

Note 1 The Company and Summary of Significant Accounting Policies (continued)

The five largest customers accounted for 53% of net sales. Accounts receivable for these customers represent 38% of total accounts receivable outstanding as of March 31, 1999.

The allowance for doubtful accounts is based upon an evaluation of the aging of accounts receivable, general economic conditions and known or suspected ability of customers to pay their indebtedness.

Inventories--Raw materials are stated at the lower of cost (first-in, first-out basis) or market. Work-in-process and finished goods are stated at the lower of average cost or market. An allowance for obsolete inventory is based on an evaluation of the economic usefulness of each item and the period over which such use is expected.

Property--Property is stated at cost and depreciated or amortized on the straight-line method over the 3- to 10-year lives of assets. Gains and losses on disposal of property are accounted for and disclosed separately on the statement of operations.

Goodwill--The excess cost of subsidiary stock over book value is being amortized by the straight-line method over a period of seven years. The Company reviews goodwill annually to assess recoverability. Impairment would be recognized in operating results if expected future operating undiscounted cash flows of the acquired subsidiary are less than the carrying value of goodwill.

Product warranty and product returns--The Company offers replacement product warranties ranging from 5 years to lifetime. EFI's customers have no contractual right to return products not covered by product warranty. However, as an accommodation to customers, product returns for credit are allowed under certain circumstances at EFI's option. The Company does not allow return of custom, OEM or private label products.

In addition, the Company offers warranties on certain of its plug-in products to repair or replace equipment that is plugged into Company products that is damaged by electrical disturbances. The Company maintains warranty reserves for possible future claims based on actual claims paid, cumulative claims experience by product, average product life for claims and average claim by product.

Common stock--The Company follows the practice of recording amounts received upon the exercise of options by crediting Common Stock and additional paid-in capital. No charges are reflected in the consolidated statements of operations as a result of the grant or exercise of stock options. The Company realizes an income tax benefit from the exercise of certain stock options. This benefit results in a decrease in current income taxes payable and an increase in Common Stock and additional paid-in capital.


Foreign currency translation--The asset and liability accounts of EFI's foreign subsidiary and joint venture, which were originally recorded in local currencies, are translated for financial consolidation and reporting purposes into U.S. Dollar amounts at period-end rates of exchange. Net sales and expense accounts are translated at the average daily rates during the period. Transaction gains and losses, the amounts of which are not material, are included in other income and expense. Foreign currency translation adjustments are a component of comprehensive income (loss) and are accumulated as a separate component of stockholders' equity.

Note 2            Receivables:

At March 31, 1999 and 1998, receivables consisted of the following:

                                               1999                     1998
Trade and other receivables             $   2,256,864               $ 4,026,047
Less allowance for doubtful accounts          (15,664)                  (44,365)
         Receivables, net               $   2,241,200               $ 3,981,682


The allowance for doubtful accounts is based upon an evaluation of the aging of accounts receivables, general economic conditions and known or suspected ability of customers to pay their indebtedness.





[GRAPHIC OMITTED]                                              EFI Electronics



Item 7.           Financial Data (continued)

Note 3 Inventories:

At March 31, 1999 and 1998, inventories consisted of the following:

                                                 1999                      1998
Raw materials                            $  1,238,439               $ 1,937,961
Work-in-process                               121,775                   269,732
Finished goods                                889,344                   593,913

                                            2,249,558                 2,801,606
Less allowance for obsolete inventory        (130,222)                  (75,000)
         Inventory, net                 $   2,119,336               $ 2,726,606


Raw materials are stated at the lower of cost (first-in, first-out basis) or market. Work-in-process and finished goods are stated at the lower of average cost or market. An allowance for obsolete inventory is based on an evaluation of the economic usefulness of each item and the period over which such use is expected.

Note 4   Property:

At March 31, 1999 and 1998, property consisted of the following:

                                                                           Life
                                                 1999             1998   (Years)
Machinery and equipment                    $5,082,418      $ 4,843,313    3 - 10
Furniture and fixtures                        554,650          460,401    5 - 10
Leasehold improvements                         72,407           85,968    5 - 10
Software                                      239,504          222,350     3 - 5
                                            5,948,979        5,612,032
Less accumulated depreciation and
   amortization                            (3,500,603)      (3,072,742)
         Property, net                  $   2,448,376      $ 2,539,290


Property is stated at cost and depreciated on the straight-line method over the 3- to 10-year lives of assets. Gains and losses on disposal of property are accounted for and disclosed separately on the statement of operations.

Included in the above total as of March 31, 1999 are assets with a cost of $1,567,542, which are fully depreciated and still in service. During fiscal 1999 and fiscal 1998, the Company retired assets that were fully depreciated, with a cost of $307,624 and $602,273, respectively.

Note 5            Capital Lease Obligations:

Maturities of capital lease obligations at March 31, 1999, consist of the following:

                  Fiscal  year ended March 31,
                  2000                                                 $212,253
                  2001                                                  157,756
                  2002                                                   31,643
                  Thereafter                                                -0-
                  Total minimum lease payments                          401,652
                  Less: amounts representing interest                   (60,539)

                  Present value of net minimum lease payments           341,113
                  Less: current maturities                             (177,763)
                  Total capital lease obligations,
                  less current maturities                              $163,350


Included in property is $618,208 of equipment under capital leases at March 31, 1999. The related accumulated amortization is $158,572.





[GRAPHIC OMITTED]                                               EFI Electronics

Item 7.           Financial Data (continued)

Note 6 Notes Payable and Revolving Line of Credit:

At March 31, 1999 and 1998, notes payable and revolving line of credit, the carrying value of which approximates fair value, consisted of the following:

                                                 1999                       1998
Revolving line of credit                $   2,583,210               $ 3,472,935
Notes payable:
   Collateralized promissory note            $654,877                 $ 848,695
   Uncollateralized subordinated
   notes-director                             900,000                   300,000
   Collateralized promissory
   note-machinery                             133,243                   174,247
   Uncollateralized note-acquisition          120,139                   253,830
                                            1,808,259                 1,576,772
Less current maturities of notes payable     (990,533)                 (681,690)
Total notes payable, less current maturities $817,726                 $ 895,082


The revolving line of credit in place at March 31, 1999, provides for borrowings up to $3,700,000 collateralized by accounts receivable and inventories. Interest is payable monthly at a rate of prime (7.75% as of March 31, 1999) plus 1.5%. Principal payments are made as cash is received from customers for accounts receivable. Borrowings are based on formulas involving balances of accounts receivable, inventories and certain ineligible amounts. There are no other minimum payments due regardless of cash received. The line of credit agreement expires in March 2001.

At March 31, 1999, the revolving line of credit contained certain financial covenants, including, but not limited to, provisions that the Company maintain certain levels of net worth, achieve certain results of operations, meet certain financial ratios, and restrict the amount of capital expenditures and the payment of dividends. At times throughout the year, including March 31, 1999, the Company has been in violation of certain of these covenants. As of December 31, 1998, the Company had obtained appropriate waivers. As of March 31, 1999, the Company has applied for appropriate waivers for all covenants in violation pertaining to this line of credit.

The collateralized promissory note is collateralized by the Company's property. Interest is payable monthly at a rate of prime (7.75% as of March 31, 1999) plus 0.75%. The total monthly payment (principal and interest) equals $23,500. The balance of the note is due October 1, 2001.

The uncollateralized subordinated notes-director are payable to a major shareholder and director of the Company. Interest is at a rate of 12%per annum. Interest is paid monthly. A principal installment of $600,000 is due on September 30, 1999. All unpaid remaining principal and interest are due on June 30, 2000. The notes are subordinated to the revolving line of credit.

The collateralized promissory note-machinery is collateralized by manufacturing equipment. Interest is payable monthly at a rate of prime (7.75% as of March 31, 1999) plus 2.5%. Principal payments of $3,417 are made monthly. The balance of the note is due March 31, 2000.

The uncollateralized promissory note-acquisition is payable to the previous 50% owner of EFI Electronics Europe, S.L. Interest is at a rate of prime (7.75% as of March 31, 1999). Principal and interest payments of $12,500 are made monthly. The balance of the note is due December 31, 1999.

Minimum principal payments on notes payable are as follows:

                           Fiscal  year ending March 31,
                           2000                         $990,533
                           2001                          659,187
                           2002                          158,539

                           Thereafter -0-
                           Total                    $1,808,259





[GRAPHIC OMITTED]                                               EFI Electronics



Item 7.                    Financial Data (continued)

Note 7 Commitments and Contingencies:

Operating leases. The Company leases its principal facilities in the U.S. and Spain through October 2009 and December 2002, respectively. Monthly lease payments are $23,567 plus taxes, insurance and maintenance. Rental expense for 1999 and 1998 was $282,804 and $268,155, respectively.

Minimum payments of these lease commitments are as follows:

                           Fiscal year ending March 31,
                           2000                         $282,804
                           2001                          282,804
                           2002                          279,861
                           2003                          271,032
                           2004                          271,032
                           Thereafter                   1,242,230
                             Total                     $2,629,763


Employment agreements. The Company has entered into two long-term employment agreements with an officer and another key employee. One agreement is automatically renewable and includes minimum annual salary payments in the amount of $150,000 and includes certain termination payments upon dismissal. The other agreement is in force until March 31, 2001 and requires minimum annual salary payments of $60,000.

Litigation. The Company is involved in litigation as a normal part of its ongoing operations from time to time. At March 31, 1999, there was no litigation which would have a material impact on the financial condition of the Company or results of operations.

Note 8 Related Party Transactions:

In addition to the notes payable discussed in Note 6, as of March 31, 1999, the Company held two notes receivable from an officer of the Company. These notes receivable bear interest at the Fed Funds rate (4.98% as of March 31, 1999). The first note in the amount of $150,000 is secured by 100,000 shares of Common Stock and is due in full by the earlier of 60 days after termination of employment or September 12, 2000. The second note in the amount of $60,000 is secured by 66,667 shares of Common Stock and is due in full by the earlier of 60 days after termination of employment or December 4, 2002. Because of the nature of these agreements, these notes receivable are reflected as a reduction of stockholders' equity. Interest will be recognized in addition to the note amount when paid.

Note 9 Employee Benefit Plan:

The Company has a contributory 401(k) savings and profit sharing plan covering all full-time employees. The employer contribution amount is determined at the discretion of the board of directors. Any contribution made by the Company vests on a straight line basis over a period of five years. During the years ended March 31, 1999 and 1998, the Company matched employee contributions to the

401(k) savings and profit sharing plan up to 3% in fiscal 1999 and 1% in fiscal 1998 of employee base wages resulting in total contributions of $63,378 and $15,661, respectively.

Note 10           Income Taxes:

Income taxes for the years ended March 31, 1999 and 1998, consist of the following:

                                                        1999              1998
Current
   Federal                                        $      -0-         $     -0-
   State                                                 -0-            (7,197)
   Foreign                                            (2,800)          (22,203)
                                                      (2,800)          (29,400)
Deferred                                                  -0-               -0-
     Total                                         $  (2,800)        $ (29,400)





[GRAPHIC OMITTED]                                            EFI Electronics



Item 7.       Financial Data (continued)

Note 10 Income Taxes (continued):

The reported provision for income taxes is different than the amount computed by applying the statutory federal income tax rate of 34% to the loss before income taxes as follows:

                                                         1999              1998
Benefit at statutory rates                          $ 249,000        $   73,600
Increase in valuation allowance                      (242,300)          (95,900)
State income taxes                                     22,700              (200)
Assessment for prior year's taxes                         -0-            (7,200)
Difference between U.S. statutory rate
and foreign rate                                          -0-            11,100
Non-deductible items                                   (9,600)          (10,800)
Goodwill amortization                                 (22,600)              -0-
     Total                                         $   (2,800)      $   (29,400)


In accordance with SFAS No. 109, the deferred tax assets and liabilities as of March 31, 1999 and March 31, 1998, are comprised of the estimated future tax (provision)/benefit due to different financial reporting and income tax basis related to:

                                                         1999              1998
Deferred tax assets:
     Net operating loss carry-forward              $1,757,000         $1,575,00
     Research and development credit carry-forwards    30,000            30,000
     Asset reserves and accrued liabilities           244,000           197,000
     Total deferred tax assets                      2,031,000         1,802,000
Deferred tax liabilities:
     Depreciation                                     (14,000)          (41,000)
Valuation allowance                                (2,017,000)       (1,761,000)
     Net deferred tax liability                  $        -0-        $       -0-



The Company has concluded that since it is uncertain as to whether the Company will be able to recognize the benefit of its operating loss, research and development credit carry-forwards and other deferred tax assets, a full valuation allowance should be provided. At March 31, 1999, the Company had net operating loss carry-forwards of approximately $4,712,000 and research and development credit carry-forwards of approximately $30,000. The net operating loss carry-forwards expire from 2010 and 2019 and the research and development credits expire from 2006 to 2010.

Note 11  Stockholders' Equity:

Stock Options and Warrants
In July 1988, the Company adopted an incentive and non-qualified stock option plan ("the 1988 Plan") and terminated a prior incentive stock option plan. Under the 1988 Plan, as amended in May, 1991, incentive stock options or non-qualified stock options, up to a maximum of 700,000 shares, may be granted to key employees and other persons to purchase the Company's Common Stock. The stock options are exercisable at various times as determined by the board of directors but not less than six months from the date of grant and terminate not more than ten years from the date of grant.

In January 1995, the Company modified the stock option plan. Substantially all of the existing grants were canceled and new grants were issued in place of the old. The price of the new grants was set at the fair market value of $1.06 at the date of the grant and the number of options issued to each employee was based on the number of each employee's original options adjusted by the options' original grant price compared to the new option price.

In July 1998, the Company adopted an additional incentive stock option plan ("the 1998 Plan") providing for issuance of up to 750,000 qualified or non-qualified options, restricted stock grants and other incentive-based instruments. Concurrently, the number of options available under the 1988 Plan was reduced to 625,000 shares, which was the approximate number outstanding at that time.

Incentive stock options can be granted to employees to purchase the Company's Common Stock at its fair market value, as defined, at the date of grant. No individual may be granted stock options exceeding $100,000 in fair market value in any one year. Non-qualified





[GRAPHIC OMITTED]                                               EFI Electronics



Item 7.           Financial Data (continued)

Note 11 Stockholders' Equity (continued):

stock options can be granted to outside directors and other individuals as well as employees to purchase the Company's Common Stock at its fair market value, as defined, at the date of grant.

In January 1996, the Company issued warrants for 20,000 shares of Common Stock to a major shareholder as an incentive to initiate a $500,000 uncollateralized loan to the Company (Note 6). The exercise price is $1.375 per share and the warrants expire in January 2001.

Stock-Based Compensation
The Company has adopted only the disclosure provisions of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Therefore, the Company continues to account for stock based compensation under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by FAS 123, the Company's net loss and loss per share would be adjusted to the pro forma amounts indicated below:

                                                     Fiscal Year Ended March 31,
                                                         1999              1998
Net loss                   As reported             $ (735,293)       $ (245,751)
                           Pro Forma                 (895,225)         (359,029)

Loss per share - basic     As reported                  (0.13)            (0.05)
                           Pro Forma                    (0.16)            (0.07)

Loss per share - diluted   As reported                  (0.13)            (0.05)
                           Pro Forma                    (0.16)            (0.07)

These pro forma amounts may not be representative of future disclosure because they do not take into effect pro forma compensation expense related to grants made before 1995. The fair value of these options was estimated at the date of grant using the Modified Black-Scholes American option-pricing model with the following weighted-average assumptions for the fiscal years ended March 31, 1999 and 1998: expected volatility of 133.23% and 78.40%, respectively; risk-free interest rate of 5.60% and 5.66%, respectively; and expected life of 7.70 and
5.36 years, respectively. The weighted-average fair value of options and warrants granted was $1.73 and $1.54 in fiscal years ended March 31, 1999 and 1998, respectively.

Option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Also, the Company's employee stock options and warrants have characteristics significantly different from those of traded options and warrants, and changes in the subjective input assumptions can materially affect the fair value estimate. Management believes the best input assumptions available were used to value the options and warrants and the resulting values are reasonable.The following is a summary of the activity relating to warrants and options through March 31, 1999:

                                  Warrants and       Exercise   Weighted average
                                  Stock Options       price       exercise price
Outstanding at April 1, 1997        575,480        $1.00 - 2.75         $1.31
    Granted                         106,108         1.63 - 2.75          2.03
    Exercised                       (15,134)        1.00 - 1.25          1.03
    Expired                         (20,625)        1.00 - 2.125         1.76
Outstanding at March 31, 1998       645,829         1.06 - 2.75          1.43

    Granted                         391,118         0.81 - 2.13          1.96
    Exercised                       (22,003)        1.06 - 1.25          1.17
    Expired                         (19,948)        1.06 - 2.75          1.23

Outstanding at March 31, 1999       994,996         0.81 - 2.75          1.73

Exercisable at March 31, 1999       528,161        $1.06 - 2.75        $ 1.50

Item 7.           Financial Data (continued)

Note 11 Stockholders' Equity (continued):


The following table summarizes information concerning currently outstanding and exercisable stock options and warrants:

                        Options and Warrants Outstanding

                                Weighted-Average
                                    Remaining

     Range of            Number          Contractual Life       Weighted-Average
  Exercise Prices      Outstanding          (Years)              Exercise Price
    $0.81-1.00          20,000               8.05                        $0.92
    1.06 - 1.69        625,409               7.08                         1.34
    2.00 - 2.75        349,587               8.76                         2.17

                       994,996

                        Options and Warrants Exercisable

     Range of                    Number                         Weighted-Average
  Exercise Prices              Outstanding                       Exercise Price
    $ 0.81-1.00                       -0-                                $ -0-
    1.06 - 1.69                   438,515                                 1.37
    2.00 - 2.75                    89,646                                 2.15
                                  528,161

Note 12 Investment in Subsidiary and Joint Venture:

Subsidiary. On January 1, 1998, the Company acquired all of the remaining outstanding common stock of EFI Electronics Europe, S.L., in a business combination accounted for as a purchase. EFI Electronics Europe, S.L. was incorporated in Spain in July 1993 as a 50% owned joint venture, engaged in the sale of TVSS panel products to European distributors and machine tool manufacturers. Prior to acquiring all of the outstanding common stock, the Company's equity in earnings and investment from this operation were translated into U.S. Dollars at the rate of exchange as of December 31,1997, which approximated the average rate during the period. Beginning January 1,1998, the financial results of this operation have been consolidated into the financial results of the Company. The total cost of the acquisition consisted of $125,000 cash, notes payable of $275,000 and 220,000 shares of the Company's Common Stock valued at $1.86 per share. The Company recorded goodwill of $866,603, which represents the excess of consideration paid over the net book value of the acquired company. Goodwill is being amortized by the straight-line method over seven years.

The following summarizes pro forma (unaudited) information of the Company assuming the acquisition had occurred on April 1, 1997:

                                 March 31, 1998
                                  ($000s except
                               per share amounts)

                  Net sales                                 $16,947
                  Net loss                                    (383)
                  Loss per share-basic & diluted            $(0.08)

Joint Venture. During fiscal 1999, the Company entered into a joint venture with a Singapore-based corporation resulting in the establishment of EFI Asia Pacific, LTD ("EFI Asia"), also a Singapore-based corporation. The Company accounts for its 50% interest in the joint venture by recognizing its equity in the earnings of the joint venture translated at an exchange rate that approximates the average exchange rate for the period. EFI Asia experienced a loss in its first year of operation. The Company recognized its portion of the loss by reducing its investment in EFI Asia to zero and recording a liability for the difference between this loss and the amount of the original investment since the joint venture agreement may require up to $30,000 more in capital contribution in future periods.





[GRAPHIC OMITTED]                                               EFI Electronics



Item 7.           Financial Data (continued)

Note 13 Loss per Share (continued):

The following data show the amounts used in computing loss per common share, including the weighted average number of shares and dilutive potential Common Stock.

                                                   Fiscal Year Ended March 31,
                                                        1999               1998
Shares outstanding during
the entire period                                  5,504,644          4,216,174
Weighted average shares
issued during the period                              60,877            687,422

Weighted average number of
shares used in basic EPS                           5,565,521          4,903,596
Dilutive effect of stock
options and warrants                                     -0-                -0-

Weighted average number of shares
and dilutive potential stock used
in diluted EPS                                     5,565,521          4,903,596

For the years March 31, 1999 and 1998, all of the options and warrants that were outstanding, as described in Note 11, were not included in the computation of diluted EPS because to do so would have been anti-dilutive.

Note 14 Business Segments:

The Company's operations involve a line of TVSS products comprised of several different related categories. The Company's chief operating decision makers utilize information about domestic and international geographic operations to determine the allocation of resources and in assessing performance. Although analysis of various markets, products or channels is performed on an as needed basis, management considers the distinction between domestic and international operations to be the only reportable operating segments.

The accounting policies used to develop segment information correspond to those described in the summary of significant accounting policies. All inter-segment transactions are eliminated from the following segment information. Net sales for the international segment includes sales to customers primarily in Spain and other European countries. Sales to individual European countries are not significant nor is that information used by the chief operating decision maker of the Company.

Segment information for domestic and international operations is as follows (in $000s):

       Net sales                                         1999              1998
          Domestic                                    $11,422           $14,528
          International                                 2,469             1,844
            Total                                     $13,891           $16,372

       Loss from operations
          Domestic                                     $1,649            $2,490
          International                                   569               277
            Total                                       2,218             2,767

          Research and development                        679               918
          General and administrative                    1,442             1,458
          Unusual item                                    300               -0-
            Total                                    $   (203)         $    391

       Identifiable assets
          Domestic                                     $7,872            $9,916
          International                                 1,004               886
          Eliminations                                   (795)             (525)
            Total                                      $8,081           $10,277

[GRAPHIC OMITTED]                                         EFI Electronics



Item 7.           Financial Data (continued)

Note 15 Unusual Item:


The Company's method of calculating the amount of indirect cost included in the valuation of inventory has been based on a factor applied in total to all direct material and labor dollars. The factor applied was developed from the ratio of indirect costs to periodic purchases. This method was selected at a time when direct material and labor costs comprised most of the cost of product sales and because the Company's computer system did not allow more precise calculation at the individual item level.

As the Company's business model has changed over the past several years to include a higher percentage of hardwire products that have much greater indirect support costs and a lower percentage of direct labor and material cost as compared to total cost, the valuation method used has become inadequate for inventory and cost of sales valuations. In addition, the Company has reduced its inventory and significantly improved its manufacturing efficiency, both of which have caused changes in inventory valuation that do not reflect changes in the underlying economic value of this asset. These improvements have increased the factor applied to direct material and labor dollars over the last several years, causing a greater percentage of inventory value to be based on indirect costs.

In January 1999, the Company implemented a new Enterprise Resource Planning(ERP) system that includes the ability to more precisely value the indirect cost component of the Company's inventory. After careful evaluation, the Company has implemented a multi-driver based costing system based upon separate valuation of several components of indirect costs that are applied at different stages of the inventory valuation process.

The impact of this change is a one-time reduction in inventory of $299,990 as of March 31,1999 and an increase to the Company's cost of sales by the same amount. Due to the detailed nature of the calculations supporting this adjustment, it is not possible to estimate the impact of this change either quarterly or for the year ended March 31, 1998.


Note 16 Quarterly Financial Data (unaudited):

Summarized financial data by quarter for 1999 and 1998 are as follows:

                                                             Net Earnings (Loss)
                                               Net Earnings  per share -diluted
Quarter ended            Net Sales Gross Profit    (Loss)
1999:
June 30, 1998           $3,582,053   $1,275,740  $ 27,110      $ 0.00
September 30, 1998       4,269,608    1,426,944   126,369        0.02
December 31, 1998        3,461,503    1,188,742    37,464        0.01
March 31, 1999           2,577,400      341,372  (926,236)      (0.16)
      Total            $13,890,564   $4,232,798 $(735,293)      (0.13)

1998:
June 30, 1997         $ 3,639,459    $1,354,602 $  43,002      $ 0.01
September 30, 1997      4,190,824     1,378,027    90,304        0.02
December 31, 1997       4,248,981     1,549,688    32,688        0.01
March 31, 1998          4,293,102     1,052,570  (411,745)      (0.09)
      Total           $16,372,366    $5,334,887 $(245,751)     $(0.05)

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.





[GRAPHIC OMITTED]                                         EFI Electronics



                                    PART III

Items 9, 10, 11 and 12.

These items are incorporated by reference to the Company's Proxy Statement related to the Annual Meeting of Shareholders to be held on July 29, 1999, to be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Item 13.          Exhibits and Reports on Form 8-K

(a) Exhibits:

     S-B                                              Incorporated      Filed
    Number        Exhibit                             by Reference     Herewith

    3.1     Certificate of Incorporation                   (1)
            as restated and Amended
    3.2     Amended and Restated Bylaws                    (2)
   10.1     Non-Qualified Stock Option Plan and            (3)
            Incentive Stock Option Plan As
            Amended (May 1991)
   10.2     Lease Agreement, dated July 21, 1997           (4)
            between Ninigret Park Development
            L.C., as landlord and the Company,
            as tenant
   10.3     Supply Agreement, dated August 26,             (5)
            1997, between the Company and Hubbell
            Incorporated (Delaware), a
            Delaware corporation
   10.4     Employment Contract, dated                     (6)
            September 12, 1994, between the
            Company and Richard D. Clasen
   21       List of subsidiaries                                           X

   23.1     Independent Accountant' Consent-Grant
            Thornton LLP                                                   X

   27       Financial Data Schedule                                        X

  (1) Incorporated by reference to Exhibit Nos. 1 and 2 to Annual Report on Form 10-K ( File No. 0-15967) for fiscal year ended April 1, 1998, and as Exhibit Nos. 4.3 and 4.4 to Registration Statement on Form S-8 filed on May 1, 1991.

  (2)      Incorporated by reference to Exhibit No. 1 to Annual Report on Form

           10-K for fiscal year ended March 31, 1989.

  (3) Incorporated by reference to Exhibit No. 1 to Annual Report on Form 10-K for fiscal year ended March 29, 1991.

  (4) Incorporated by reference to Exhibit No. 10.1 to Annual Report on Form 10-KSB for fiscal year ended March 31, 1998.

  (5) Incorporated by reference to Exhibit No. 10.3 to Annual Report on Form 10-KSB for fiscal year ended March 31, 1998.

  (6) Incorporated by reference to Exhibit No. 10.4 to Annual Report on Form 10-KSB for fiscal year ended March 31, 1998.

  (b) Reports on Form 8-K:

           None.





[GRAPHIC OMITTED]                                              EFI Electronics



Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 18, 1999.

                                                  EFI ELECTRONICS CORPORATION



                                          By:               Richard D. Clasen

                      Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



Signature                  Capacity in Which Signed                    Date
Richard D. Clasen  Chief Executive Officer, President             June 18, 1999
                   and Director (Principal Executive Officer)


David G. Bevan     Chief Financial Officer, Executive             June 18, 1999
                   Vice President & Secretary

                  (Principal Financial Officer)


Gaylord K. Swim   Chairman of the Board and Directors             June 18, 1999


James H. Biggart  Director                                        June 18, 1999


Hans Imhof        Director                                        June 18, 1999


Reino Kerttula    Director                                        June 18, 1999





EFI Electronics Corporation Subsidiaries


Company Name                                    Venue of Incorporation

EFI Electronics Europe S.L.                     Barcelona, Spain



Independent Accountant's Consent - Grant Thornton L.L.P.

We have issued our report dated May 14, 1999, accompanying the consolidated financial statements of EFI Electronics Corporation and Subsidiary, incorporated by reference or included in the Annual Report of EFI Electronics Corporation, on Form 10-KSB for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of EFI Electronics Corporation, on Form S-8 ( File No. 33-41154 filed June 12, 1999).

                                                     /s/ GRANT THORNTON L.L.P.

Salt Lake City, Utah
June 16, 1999

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 10-QSB

(Mark one)

   [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

                      For the Quarter Ended June 30, 1999

   [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

               For the transition period from ______ to ______ .

                        Commission file number: 0-15967

                          EFI ELECTRONICS CORPORATION
       (Exact name of small business issuer as specified in its charter)

              Delaware                             75-2072203
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification Number)

                1751 South 4800 West, Salt Lake City, Utah 84104
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (801) 977-9009


     Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.   Yes  [X]    No  [ ]

     Number of shares of the registrant's $0.0001 par value common stock outstanding at August 13, 1999: 5,574,479

                                                   Table of Contents


PART I       FINANCIAL INFORMATION                                              PAGE
Item 1.           Consolidated Financial Statements

                  Consolidated Balance Sheets as of June 30, 1999 (Unaudited)
                  and March 31, 1999 ..........................................    3

                  Consolidated Statements of Earnings and Comprehensive Income
                  for the three months ended June 30, 1999 and 1998
                  (Unaudited)..................................................    4

                  Consolidated Statements of Cash Flows for the three months
                  ended June 30, 1999 and 1998 (Unaudited).....................    5

                  Notes to Financial Statements (Unaudited)....................  6-7

Item 2.           Management's Discussion and Analysis of Financial Condition
                  and Results of Operations.................................... 8-10

PART II           OTHER INFORMATION

Item 6            Exhibits and Reports on Form 8-K.............................   11

                  Signatures...................................................   11


                                               PART I - FINANCIAL INFORMATION


Item 1.           Financial Statements



CONSOLIDATED BALANCE SHEETS

                                        JUNE 30, 1999             MARCH 31, 1999
                                        (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents          $    47,218                $  263,135
     Receivables, net                     2,513,304                 2,241,200
     Inventories, net                     1,922,444                 2,119,336
     Prepaid expenses                       161,131                   221,986
         Total current assets             4,644,097                 4,845,657
Property - net                            2,363,967                 2,448,376
Other assets:
     Goodwill, net                          711,804                   742,803
     Other assets                            49,295                    43,991
         Total other assets                 761,099                   786,794
              Total assets               $7,769,163                $8,080,827

LIABILITIES
Current liabilities:
     Revolving line of credit            $2,186,694                $2,583,210
     Current maturities of capital
     lease obligations                      156,280                   177,763

     Current maturities of notes payable      961,344                   990,533
     Accounts payable                       1,062,915                   825,291
     Reserve for customer warranty
     claims - current                         215,000                   215,000
     Accrued liabilities                      277,009                   303,982
         Total current liabilities          4,859,242                 5,095,779
Long-term liabilities:
    Reserve for customer
    warranty claims - long-term               177,191                   122,738
    Capital lease obligations, less
    current maturities                        141,728                   163,350
    Notes payable, less current maturities    745,353                   817,726
         Total long-term liabilities        1,064,272                 1,103,814
              Total Liabilities             5,923,514                 6,199,593

STOCKHOLDERS' EQUITY
     Common stock                                 558                       558
     Additional paid-in capital             3,117,190                 3,117,190
     Accumulated other comprehensive loss
        foreign currency translation
        adjustment                            (94,588)                  (27,506)
     Accumulated deficit                     (967,511)                 (999,008)
                                            2,055,649                 2,091,234
     Less:Stock subscriptions and
          notes receivable
          from management                    (210,000)                 (210,000)
          Total stockholders' equity        1,845,649                 1,881,234
              Total liabilities and
              stockholders' equity       $  7,769,163               $ 8,080,827



                                            See notes to financial statements.



CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (Unaudited)

For the three months ended June 30,            1999                        1998

Net sales                               $  3,229,606                $ 3,582,053
Cost of sales                              1,929,890                  2,306,313
Gross profit                               1,299,716                  1,275,740
Operating expenses:
     Selling, General and
     Administrative expenses                 918,096                    876,597
     Research and development                183,843                    206,132
         Total operating expenses          1,101,939                  1,082,729
Earnings from operations                     197,777                    193,011
Other income/(expense):
     Interest expense                       (130,133)                  (137,053)
     Other, net                              (36,147)                   (28,848)
         Total other expense, net           (166,280)                  (165,901)
Earnings before income taxes                  31,497                     27,110
Income taxes                                     -0-                        -0-
Net earnings                                  31,497                     27,110
Other comprehensive income - foreign
currency translation adjustment              (31,646)                     7,388
Comprehensive income / (loss)           $      ( 149)               $    34,498


Earnings per share:

     Basic                              $       0.01                $      0.00
     Diluted                            $       0.01                $      0.00

Weighted average shares outstanding

     Basic                                 5,574,479                  5,537,297
     Diluted                               5,576,550                  5,675,022



                     See notes to financial statements.



CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the three months ended June 30,                      1999               1998
Cash flows from operating activities:
    Net earnings                                    $  31,497         $  27,110
    Adjustments to reconcile net earnings to net cash
    provided by operating activities:
       Depreciation                                   180,619           182,469
       Amortization                                    30,998            35,882
       Provision for excess and obsolete inventory     25,000            57,975
       Provision for bad debts                          2,500             9,408
       Provision for warranty expenses                 83,270            32,061
       Increase/(decrease) in cash due to changes in:
         Receivables                                 (304,680)          589,836
         Inventories                                  161,397          (245,692)
         Prepaid expenses                              59,658           (30,122)
         Other assets                                   3,708            (7,279)
         Accounts payable                             246,141          (137,087)
         Warranty payments                            (28,815)             (724)
         Accrued liabilities                          (35,782)          (29,569)
          Net cash provided by operating activities   455,511           484,268
Cash flows from investing activities:
      Capital expenditures                            (99,637)         (133,618)
         Net cash used in investing activities        (99,637)         (133,618)
Cash flows from financing activities:
      Net change under revolving line of credit      (396,516)         (265,600)
      Principal payments on notes payable            (101,563)          (81,538)
      Principal payments under capital
      lease obligations                               (42,066)          (41,241)
      Proceeds from exercise of stock options             -0-            22,058
        Net cash used in financing activities        (540,145)         (366,321)
Effect of exchange rate changes on cash               (31,646)            7,388
Net decrease in cash and cash equivalents            (215,917)           (8,283)
Cash and cash equivalents at beginning of period      263,135             9,566
Cash and cash equivalents at end of period          $  47,218         $   1,283


Supplemental disclosures of cash flow information: Cash paid during the period for:

                  Income taxes                      $     -0-         $     -0-
                  Interest                          $ 110,060         $ 153,000

                        See notes to financial statements.



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In the opinion of management, the accompanying consolidated financial statements contain adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position of EFI Electronics Corporation (the "Company") and subsidiary at June 30, 1999 and March 31, 1999, and the results of their operations and their cash flows for the three months ended June 30, 1999 and 1998. The results of operations for the three months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending March 31, 2000.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as specified by the instructions to Form 10-QSB and Item 310 of Regulation S-B. It is suggested that these financial statements and related notes be read in conjunction with the Company's 1999 Form 10-KSB for the year ended March 31, 1999 included in the Annual Report to Shareholders.

1.  RECEIVABLES

Receivables consisted of the following:

                                       June 30,1999               March 31, 1999
                                       (Unaudited)

Trade and other receivables             $ 2,528,686                 $ 2,256,864
Allowance for doubtful accounts             (15,382)                    (15,664)
Receivables, net                        $ 2,513,304                 $ 2,241,200

2.  INVENTORIES

Inventories consisted of the following:

                                      June 30, 1999               March 31, 1999
                                      (Unaudited)

Raw materials                             $1,173,264                $ 1,238,439
Work-in-process                              155,309                    121,775
Finished goods                               749,093                    889,344
                                           2,077,666                  2,249,558
Less allowance for excess
and obsolete inventory                      (155,222)                  (130,222)
Inventories, net                          $1,922,444                $ 2,119,336

3.  NET EARNINGS PER COMMON SHARE


Net earnings per common share and common equivalent share are computed based on the number of common and dilutive common stock equivalent shares outstanding and are adjusted for the assumed conversion of shares issuable upon exercise of options or warrants, after the assumed repurchase of common shares with the related proceeds. Stock subscriptions receivable are treated as outstanding shares for purposes of this computation.

The following data show the amounts used in computing earnings per common share, including the weighted average number of shares and dilutive potential common stock.

                                                    Three Months Ended June 30,
                                                       1999                1998
Shares outstanding during the entire period       5,574,479           5,504,644
Weighted average shares issued during the period        -0-              32,653

Weighted average number of shares used in
basic EPS                                         5,574,479           5,537,297
Dilutive effect of stock options and warrants         2,071             137,725

Weighted average number of shares and dilutive
  potential stock used in dilutive EPS            5,576,550           5,675,022


4.  REVOLVING LINE OF CREDIT, CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE

At June 30 and March 31, 1999, the revolving line of credit, capital lease obligations and notes payable, the carrying values of which approximate fair value, consisted of the following:

                                         June 30, 1999            March 31, 1999
                                          (Unaudited)
Revolving line of credit                  $  2,186,694             $  2,583,210

Capital lease obligations                 $    298,008             $    341,113
Less current maturities                       (156,280)                (177,763)
     Capital lease obligations less
     current maturities                   $    141,728             $    163,350

Notes payable:
   Collateralized promissory note         $    598,173             $    654,877
   Uncollateralized subordinated
   note - director                             900,000                  900,000
   Collateralized promissory
   note - machinery                            122,992                  133,243
   Uncollateralized note - acquisition          85,532                  120,139
                                             1,706,697                1,808,259
 Current maturities                           (961,344)                (990,533)
         Total notes payable, less
         current maturities               $    745,353             $    817,726


The revolving line of credit in place at June 30, 1999, provides for borrowings up to $3,700,000 collateralized by accounts receivable and inventories. Interest is payable monthly at a rate of prime (7.75% as of June 30, 1999) plus 1.5%. Principal payments are made as cash is received from customers for accounts receivable. Borrowings are based on formulas involving balances of eligible accounts receivable and inventories. The line of credit agreement expires in March 2001.



Item 2.           Management's Discussion and Analysis of

                  Financial Condition and Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto contained elsewhere herein.

Results of Operations:

Net sales decreased $352 thousand (10%) for the three months ended June 30, 1999 compared to the three months ended June 30, 1998. In the prior year, the Company was beginning the transition from selling its products directly to electrical distribution customers to selling its products to Hubbell Incorporated ("Hubbell") for resale into electrical distribution. During this period, Hubbell placed significant stocking orders. The Company also had some residual direct sales to electrical distributors. In the current quarter there were no direct sales to electrical distributors and sales to Hubbell were at a maintenance level. The combination of these factors reduced sales by $479 thousand in the current quarter.

Sales to the US government increased $233 thousand in the current period as compared to the prior year. During the past year, the Company has begun developing new government opportunities and expects this area of its business to expand.

Fee income from Thomson Consumer Electronics ("TCE") increased $98 thousand for the current period. During the three months ended June 30, 1998, the Company changed its method of doing business with TCE from product sales to fee income. This increase in fee income was offset by reduction of product sales to TCE of more than $200 thousand. However, the margin on the fee income exceeded the margin on product sales lost.

Gross Profit increased $24 thousand in the current period as compared to the prior year. As a percentage of sales, gross profit increased from 36% for the three months ended June 30, 1998 to 40% in the current three month period. This increase is due to several factors as follows:
Fee income from TCE yields a substantially greater margin than the product sales that it displaces.

During the last half of fiscal 1999, the Company focused on decreasing its direct product costs for several product lines. The impact of these reductions began during the fourth quarter of the last fiscal year. This reduction effort will be completed by the third quarter of the current fiscal year, which management anticipates will reduce direct product costs by approximately $750 thousand per year.

Indirect costs decreased by $100 thousand in the current period as compared to the prior year. This is the result of staff headcount reductions made in March 1999 and substantial improvements in productivity.

Operating Expenses increased $19 thousand during the three months ended June 30, 1999 compared to the same period of the prior year. Research and development expenses decreased $22 thousand as the result of reductions in payments to Underwriters Laboratories (UL). These reductions were the result of non-recurring expenses in the prior period that related to re-certification of all Company products.

Selling, general and administrative expenses increased $41 thousand primarily as a result of an increase in bonus expense accrual for the current period.

Net Earnings increased $4 thousand for the three months ended June 30, 1999, compared to the same period in the prior year. This increase was primarily the result of significant improvements in gross margin performance offset by a small increase in expenses, as described above.

Liquidity and Capital Resources:

Cash flows from operating activities were $456 thousand for the three months ended June 30, 1999, compared to $484 thousand for the three months ended June 30, 1998. This small change was the result of several factors, none of which are individually significant.

Item 2.           Management's Discussion and Analysis of
                  Financial Condition and Results of Operations - continued

Accounts receivable increased by $305 thousand in the current period, principally as a result of slow payments by two customers, which the Company is working to correct. In the prior year, accounts receivable decreased as a result of elimination of two customers that were chronically late with their payments.

Inventories decreased in the current period by $161 thousand due to much better inventory planning and control resulting from implementation of a new enterprise resource planning "ERP" system in January 1999. Since implementation, the direct cost of inventory has decreased more than $500 thousand. In the prior year, inventories increased as a result of the ramp up for Hubbell stocking orders discussed above.

Accounts payable increased $246 thousand for the three months ended June 30, 1999 compared to a decrease of $137 thousand in the same period of the prior year. These changes are the result of timing of supplier invoicing and payments, neither of which are indicative of underlying changes in payment patterns.

Factors Affecting Future Results:

The statements contained in this Report that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All forward-looking statements involve various risks and uncertainties. Forward-looking statements contained in this Report include statements regarding the Company's plans and opportunities, existing or anticipated products, market opportunities, expectations, goals, revenues, financial performance, strategies, intentions for the future and any other statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", or other similar expressions. Such forward-looking statements may be included under Items 1 and 2 of Part I of this Report. All forward-looking statements included in this Report are made as of the date hereof, based on information available to the Company as of such date, and the Company assumes no obligation to update a forward-looking statements. It is important to note that such statements may not prove to be accurate, and that the Company's actual results and future events could differ materially from those anticipated in such statements. Many factors could cause actual results to differ materially from the Company's expectations, including, without limitation, the factors identified below.

The Company's future results will be impacted by the Company's ability to implement and finance a growth strategy, which, in turn, is dependent upon the ability and willingness of key customers to penetrate markets that the Company has ceded to them. The Company's growth strategy also includes expectations of significant growth in international markets. These involve acquisition and development of certain customers and markets that may or may not occur. In addition, future results may also be affected by other factors including the Company's response to existing or emerging competition, demand for Company products, the Company's efforts to develop and maintain customer and employee relationships, economic fluctuations and employee-related risks and expenses.

All written and oral forward-looking statements attributable to the Company or person acting on its behalf are expressly qualified in their entirety by this section and other factors included elsewhere in this report.

Liquidity and capital resources. Although the Company's liquidity was negative at June 30, 1999, management believes the Company can fund its operations during fiscal 2000 from financing arrangements in place and internally generated cash flows. As disclosed in Note 4 to the Company's consolidated financial statements, the Company has $961 thousand of current maturities of long term debt due in fiscal 2000. Of this amount, $600,000 is due to a shareholder and board member of the Company. Management expects to either refinance or restructure this obligation or extend its term beyond one year.

Year 2000. Management implemented a plan for compliance with Year 2000 requirements in fiscal 1998. This plan included the upgrade of all hardware systems in fiscal 1998 at a capital cost of approximately $125 thousand; implementation of a new enterprise management system in fiscal 1999, described below; and evaluation of other hardware, suppliers, customers, financial institutions, and other third parties with whatever corrective action is required, in fiscal 2000.

The Company contracted with a global supplier of enterprise management software to install an information system that is



Item 2.           Management's Discussion and Analysis of
                  Financial Condition and Results of Operations - continued

Y2K compliant. This system was installed in January 1999. The previous system was significantly out of date and had many deficiencies as a management tool. Implementation of the new system has been part of ongoing improvements to Company operations with Y2K compliance being an important but incidental benefit. This system and resulting Y2K compliance cost the Company approximately $300,000 in fiscal 1999 for capital expenditures to be amortized over 3-7 years. In addition, significant internal resources were diverted to this project. Internal resources used for this project are comprised of existing human resources that caused no incremental financial costs to the Company as a result of this project.

In addition, the Company has taken steps to ensure that its banking and lending relationships are with Y2K compliant financial institutions. During fiscal 2000, the Company will work with its major customers and suppliers to ensure that Y2K compliance issues will not interrupt the normal activities supported by these relationships. None of these items is expected to involve material investment or expense to the Company in fiscal 2000.




                                               PART II - OTHER INFORMATION


Item 6.                   Exhibits and Reports on Form 8-k

                  Exhibits

                          Exhibit 27 - Financial Data Schedule

                  Reports on Form 8-K

                           None.

                                                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         EFI ELECTRONICS CORPORATION
                                         (Registrant)


August 13, 1999
                                         Richard D. Clasen
                                         Chief Executive Officer, President and
                                         Director (Principal Executive Officer)



August 13, 1999
                                         David G. Bevan
                                         Chief Financial Officer, Executive Vice
                                         President & Secretary (Principal
                                         Financial Officer)

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 10-QSB

(Mark one)

   [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

                    For the Quarter Ended September 30, 1999

   [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

               For the transition period from ______ to ______ .

                        Commission file number: 0-15967

                          EFI ELECTRONICS CORPORATION
       (Exact name of small business issuer as specified in its charter)

                  Delaware                               75-2072203
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                1751 South 4800 West, Salt Lake City, Utah 84104
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (801) 977-9009


     Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.    [X] Yes   No [ ]

     Number of shares of the registrant's $0.0001 par value common stock outstanding at November 12, 1999: 5,574,460

INDEX TO FORM 10-QSB



PART I    FINANCIAL INFORMATION                                                     PAGE
         Item 1.  Consolidated Financial Statements

              Balance Sheets as of September 30, 1999 (Unaudited)  and
              March 31,..........................................................     3

              Statements of Earnings and Comprehensive Income (Loss) (Unaudited)
              for the three months ended September 30, 1999 and 1998 ............     4

              Statements of Earnings and Comprehensive Income (Loss) (Unaudited)
              for the six months ended September 30, 1999 and 1998 ..............     5

              Statements of Cash Flows ( Unaudited) for the six months
              ended September 30, 1999 and 1998 (Unaudited)......................     6

              Notes to Financial Statements (Unaudited)..........................   7 - 9


         Item 2.  Management's Discussion and Analysis of
                   Financial Condition and Results of
                   Operations.................................................... 10 - 12

PART II   OTHER INFORMATION


         Item 4.  Submission of Matters to a Vote of Security Holders............    13

         Item 6.  Exhibits and Reports on Form 8-K...............................    13

         Signatures..............................................................    13




EFI Electronics Corporation

PART I - FINANCIAL INFORMATION

Item 1.           Financial Statements

CONSOLIDATED BALANCE SHEETS

                                      SEPTEMBER 30, 1999          MARCH 31, 1999
ASSETS
Current assets:
     Cash and cash equivalents           $     65,848          $        263,135
     Receivables, net                       2,437,909                 2,241,200
     Inventories, net                       1,950,110                 2,119,336
     Prepaid expenses                         142,861                   221,986
         Total current assets               4,596,728                 4,845,657

Property - net                              2,369,137                 2,448,376
Other assets:
     Goodwill, net                            680,805                   742,803
     Other assets                              72,787                    43,991
         Total other assets                   753,592                   786,794
              Total assets                 $7,719,457                $8,080,827

LIABILITIES
Current liabilities:
     Revolving line of credit              $1,918,937                $2,583,210
     Current maturities of
     capital lease obligations                161,676                   177,763
     Current maturities of notes payable      933,004                   990,533
     Accounts payable                       1,405,767                   825,291
     Reserve for customer warranty claims
       current                                201,014                   215,000
     Accrued liabilities                      129,324                   303,982
         Total current liabilities          4,749,722                 5,095,779
Long-term liabilities:
     Reserve for customer warranty
     claims long-term                         205,371                   122,738
     Capital lease obligations, less
     current maturities                        94,518                   163,350
     Notes payable, less current maturities   813,365                   817,726
         Total long-term liabilities        1,113,254                 1,103,814
              Total Liabilities             5,862,976                 6,199,593

STOCKHOLDERS' EQUITY
     Common stock                                 558                       558
     Additional paid-in capital             3,117,190                 3,117,190
     Accumulated other comprehensive loss -
       foreign currency
       translation adjustment                (124,722)                  (27,506)
      Accumulated deficit                    (926,545)                 (999,008)
                                            2,066,481                 2,091,234
Less:
     Notes receivable from officer           (210,000)                 (210,000)
         Total stockholders' equity         1,856,481                 1,881,234
              Total liabilities
         and stockholders' equity          $7,719,457                $8,080,827

                               See notes to financial statements.





 EFI Electronics Corporation

CONSOLIDATED STATEMENT OF EARNINGS
AND COMPREHENSIVE INCOME ( LOSS ) (Unaudited)


For the three months ended September              1999                     1998
Net sales                                  $ 3,294,232              $ 4,269,608
Cost of sales                                2,092,087                2,842,664
Gross profit                                 1,202,145                1,426,944
Operating expenses:
     Selling, general and
        administrative expenses                868,512                  984,493
     Research and development                  150,051                  147,395
         Total operating expenses            1,018,563                1,131,888
Earnings from operations                       183,582                  295,056
Other income/(expense):

      Interest expense                        (109,201)                (133,309)
     Other, net                                (33,415)                 (35,378)
         Total other expense, net             (142,616)                (168,687)
Earnings before income taxes                    40,966                  126,369
Income taxes                                       -0-                      -0-
Net earnings                                    40,966                  126,369
Other comprehensive income - foreign currency
    translation adjustment                     (65,570)                  54,412
Comprehensive income / (loss)           $      (24,604)           $     180,781

Earnings per share:

     Basic                              $         0.01            $        0.02
     Diluted                            $         0.01            $        0.02


Weighted average shares outstanding

     Basic                                   5,574,460                5,574,460
     Diluted                                 5,581,023                5,574,460



                             See notes to financial statements.





EFI Electronics Corporation

CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)


For the six months ended September 30,            1999                     1998
Net sales                                  $ 6,523,838              $ 7,851,661
Cost of sales                                4,021,977                5,148,977
Gross profit                                 2,501,861                2,702,684
Operating expenses:
     Selling, general and
        administrative expenses              1,786,608                1,861,090
     Research and development                  333,894                  353,527
         Total operating expenses            2,120,502                2,214,617
Earnings from operations                       381,359                  488,067
Other income/(expense):
     Interest expense                         (239,334)                (270,362)
     Other, net                                (69,562)                 (64,226)
         Total other expense, net             (308,896)                (334,588)
Earnings before income taxes                    72,463                  153,479
Income taxes                                       -0-                      -0-
Net earnings                               $    72,463              $   153,479
Other comprehensive income  foreign currency
      translation adjustment                   (97,216)                  61,800
Comprehensive income / (loss)              $   (24,753)             $   215,279

Earnings per share:

     Basic                                 $      0.01              $      0.03

     Diluted                           $           0.01           $        0.03


Weighted average shares outstanding

     Basic                                    5,574,460               5,556,448
     Diluted                                  5,579,184               5,556,448



                          See notes to financial statements.





EFI ELECTRONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS  (Unaudited)

For the six months ended September 30,                    1999             1998
Cash flows from operating activities:
    Net earnings                                    $   72,463       $  153,479
    Adjustments to reconcile net earnings to net cash
    provided by operating activities:
         Depreciation                                  351,505          364,843
         Amortization                                   61,999           70,514
         Provision for obsolete inventory               50,000          100,475
         Provision for bad debts                        49,522           21,244
         Provision for warranty expenses               201,542          132,463
         Increase/(decrease) in cash due to change in:
                       Receivables                    (255,314)         341,577
                       Inventories                     119,719         (403,041)
                       Prepaid expenses                 78,288          (71,148)
                       Other assets                     10,215            5,169
                       Accounts payable                582,953          142,101
                       Warranty payments              (132,895)         (42,252)
                      Accrued liabilities             (174,465)         105,073
                  Net cash provided by
                  operating activities               1,015,532          920,497
Cash flows from investing activities:
             Investment in subsidiary                  (39,011)             -0-
            Capital expenditures                      (273,363)        (425,403)
                  Net cash used in investing
                  activities                          (312,374)        (425,403)
Cash flows from financing activities:
         Net change under revolving line of credit    (664,273)        (230,883)
         Principal payments on notes payable          (204,129)        (161,623)
         Principal payments under capital
         lease obligations                             (84,537)         (77,477)
         Proceeds from borrowings under
         capital lease obligations                     142,238               -0-
         Proceeds from exercise of stock options           -0-           22,058
                  Net cash (used in)
                  financing activities                (810,701)        (447,925)
Effect of exchange rate changes on cash                (89,744)          61,800
Net increase in cash and cash equivalents             (197,288)         108,969

Cash and cash equivalents at beginning of period       263,135            9,566
Cash and cash equivalents at end of period          $   65,848     $    118,535

Supplemental disclosures of cash flow information:
Cash paid during the period for:
                  Income taxes                      $      -0-     $        -0-
                  Interest                          $  220,821     $    278,000

Supplemental schedule of non-cash investing activities:
1999 The Company retired fully depreciated property having an initial cost of $307,624.


                            See notes to financial statements.




NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In the opinion of Management, the accompanying consolidated financial statements contain adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of EFI Electronics Corporation (the "Company") and subsidiary at September 30, 1999 and March 31, 1999, and the results of their operations and their cash flows for the three and six months ended September 30, 1999 and 1998. The results of operations for the three months and six months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending March 31, 2000.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as specified by the instructions to Form 10-QSB and Item 310 of Regulation S-B. It is suggested that these financial statements and related notes be read in conjunction with the Company's 1999 Form 10-KSB for the year ended March 31, 1999 included in the Annual Report to Shareholders.

1.  RECEIVABLES

Receivables consisted of the following:

                                        September 30, 1999       March 31, 1999
Trade and other receivables                     $2,489,112          $ 2,256,864
Allowance for doubtful accounts                    (51,203)             (15,664)
Total Receivables                               $2,437,909          $ 2,241,200

2.  INVENTORIES

Inventories consisted of the following:

                                        September 30, 1999       March 31, 1999
Raw materials                                   $1,398,065          $ 1,238,439
Work-in-process                                    101,562              121,775
Finished goods                                     490,552              889,344
                                                 1,990,179            2,249,558
Less allowance for obsolete inventory              (40,069)            (130,222)
 Inventories, net                               $1,950,110          $ 2,119,336

3.  NET EARNINGS PER COMMON SHARE


Basic earnings per share is computed by dividing net earnings by the weighted average number of shares outstanding during each period. Diluted earnings per share are similarly calculated, except that the weighted average number of shares outstanding includes shares that may be issued subject to existing rights with dilutive potential.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued (Unaudited)

The following data show the amounts used in computing earnings per share, including the weighted average number of shares and dilutive potential common stock.

                                               Six Months Ended September 30,
                                               1999                      1998
Shares outstanding during
the entire period                           5,574,460                 5,504,644
Weighted average shares
issued during the period                          -0-                    51,804

Weighted average number of                  _________                 _________
shares used in basic EPS                    5,574,460                 5,556,448
Dilutive effect of stock
options and warrants                            4,724                       -0-
Weighted average number of
shares and dilutive                        __________                 __________
potential stock used in dilutive EPS        5,579,184                 5,556,448




                                               Three Months Ended September 30,
                                             1999                         1998
Shares outstanding during
the entire period                           5,574,460                 5,574,414
Weighted average shares
issued during the period                          -0-                        46

Weighted average number of                  _________                 _________
shares used in basic EPS                    5,574,460                 5,574,460
Dilutive effect of stock
options and warrants                            6,563                       -0-

Weighted average number of
shares and dilutive                        __________                 _________
potential stock used in dilutive EPS        5,581,023                 5,574,460


4.  REVOLVING LINE OF CREDIT, CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE


At September 30 and March 31, 1999, revolving line of credit, capital lease obligations and notes payable, the carrying value of which approximates fair value, consisted of the following:

                                             September 30, 1999  March 31, 1999
Revolving line of credit                          $   1,918,937     $ 2,583,210

Capitalized lease obligations                     $     256,194     $   341,113
Less current maturities                                (161,676)       (177,763)
     Capitalized lease obligations                     ________        ________
     (less current maturities)                    $      94,518     $   163,350

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued (Unaudited)

                                        September 30, 1999       March 31, 1999
Notes payable:
   Collateralized promissory note                 $540,517         $    654,877
   Uncollateralized subordinated
   note - director                                 900,000              900,000
   Collateralized promissory
   note - machinery                                112,740              133,243
   Uncollateralized note - acquisition              50,874              120,139
                                                 ---------            ---------
                                                 1,604,131            1,808,259
Less current maturities                           (933,004)            (990,533)
         Total notes payable, less               _________            _________
         current installments                 $    671,127         $    817,726


The revolving line of credit in place at September 30, 1999, provides for borrowings up to $3,700,000 collateralized by accounts receivable and inventories. Interest is payable monthly at a rate of prime (8.25% as of September 30, 1999) plus 2.5%. Principal payments are made as cash is received from customers for accounts receivable. Borrowings are based on formulas involving balances of eligible accounts receivable and inventories. The line of credit agreement expires in March 2001.













Item 2.           Management's Discussion and Analysis of

                  Financial Condition and Results of Operations

General:

The following discussion should be read in conjunction with the unaudited financial statements and notes contained in this report and in conjunction with " Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements included in the Company's report on Form 10-KSB for the year ended March 31, 1999.

Results of Operations:

Net Sales for the three-month period ended September 30, 1999, decreased by $975 thousand (23%) compared to the three month period ended September 30, 1998. For the six months ended September 30, 1999, net sales decreased $1.3 million (17%) over the previous year.

In the prior year, the Company was beginning the transition from selling certain of its products directly to electrical distribution customers to selling its products to Hubbell Incorporated ( "Hubbell" ) for resale into electrical distribution markets. During this period, Hubbell placed significant stocking orders. The Company also had some residual direct sales to electrical distributors. In the three-month period and six month period ended September 30, 1999 there were no direct sales to electrical distributors and sales to Hubbell were at a maintenance level. The combination of these factors reduced sales by $331 thousand in the three-month period and $810 thousand year to date in 1999.

In June 1998, the Company changed its method of doing business with Thompson Consumer Electronics ( "TCE" ). The Company no longer sells products to TCE, instead the Company is paid a fee income based on the number of units sold by TCE. This change resulted in a reduction of revenue from this source of $457 thousand in the three-month period and $576 thousand year to date in 1999. This revenue decrease was partially offset by improved gross profit from the fee income.

In the three-month period ending September 30, 1998, the Company sold $277 thousand of custom obsolete inventory to a previous private label customer at much lower than average margins in order to avoid writing this inventory off. This one-time event did not recur in the current year.

Sales to the US government and other customers for both the current three-month period and year to date in 1999 were slightly ahead of the same periods in the prior year.

Gross Profit for the three-month period ended September 30, 1999, declined $225 thousand (16%) compared to the three months ended September 30, 1998. For the six months ended September 30, 1999, gross profit decreased by $201 thousand (7%). The Company's gross margin improved to 36% of net sales in the three-month period ended September 30, 1999 as compared to 33% in the prior year. For the six months ended September 30, 1999 gross margin was 38% as compared to 34% in the prior year. The decrease in the amount of gross profit was attributable to the sales decline offset by significant improvements in indirect costs and direct material. The improvement of gross margin percentage was due to several factors as follows:
Fee income from TCE yields a substantially greater margin than the product sales that it displaces. During the last half of fiscal 1999, the Company focused on decreasing its direct product costs for several product lines. The impact of these reductions began during the fourth quarter of the last fiscal year. This reduction effort will be completed by the third quarter of the current fiscal year, which management anticipates will reduce direct product costs by approximately $750 thousand per year.
Indirect costs decreased by $166 thousand in the current three-month period and $240 thousand year to date. This is the result of staff headcount reductions made in March 1999, reductions in scrap and rework and substantial improvements in productivity.





Item 2.           Management's Discussion and Analysis of


         Financial Condition and Results of Operations, continued

Operating Expenses for the three months ended September 30, 1999 decreased by $113 thousand (10%), compared to the three months ended September 30, 1998. For the six month period ended September 30, 1999, operating expenses were $94 thousand (4%) lower than in the previous year.

Research and development expenses increased only $3 thousand for the three-month period, but decreased year to date by $20 thousand as the result of reductions in payments to Underwriters Laboratories (UL). These reductions were the result of non-recurring expenses in the prior period that related to re-certification of all Company products.

Selling, general and administrative expenses decreased $116 thousand during the three month period of 1999 and $74 thousand year to date as a result of lower selling expenses related to the change from selling direct to electrical distribution to Hubbell as described above and lower bonus expenses.

Net Earnings for the three months ended September 30, 1999, declined by $85 thousand as compared to the three months ended September 30, 1998, as a result of the above described factors. These same factors accounted for the $81 thousand decline in net earnings for the six-month period ended September 30, 1999 as compared to the same period in 1998.

Liquidity and Capital Resources:

Cash Flows from Operating Activities for the six months ended September 30, 1999 increased by $95 thousand compared to the six months ended September 30, 1998. In addition to net earnings and non-cash items for the six months, the items that influenced this increase are described below:

         Receivables increased by $197 thousand net of bad debt allowance during the first half. This increase is due primarily to significantly higher sales in September as compared to the other months in the quarter.

         Inventories decreased by $169 thousand. This decrease is due primarily to the strong sales effort at quarter end.

         Accounts payable increased by $583 thousand during the first six months of fiscal 2000. The Company has maintained adequate relationships with its suppliers and remains on "open account" with all significant vendors.

         Accrued liabilities decreased $174 thousand for the period ended September 30, 1999. This decrease is due to normal fluctuations in payroll and fringe benefit accruals, which are affected by timing of actual payments made.

         Reserve for customer warranty increased $68 thousand as a result of increased product shipments.

Cash Flows used in Investing Activities decreased for the six months ended September 30, 1999 by $113 thousand compared to the six months ended September 30, 1998, primarily as a result of reductions in capital expenditures.

Cash Flows used in Financing Activities increased by $363 thousand for the six months ended September 30, 1999 compared to the six months ended September 30, 1998 as the Company significantly reduced its reliance on outside sources of financing.

Management believes that existing cash balances, borrowings available under the line of credit, and cash generated from operations will be adequate to meet the Company's anticipated cash requirements through March 31, 2000. Management's expectations are subject to risks and uncertainties that include, but are not limited to, the Company's dependence on several key customers and its limited liquidity and financial condition.

Item 2.           Management's Discussion and Analysis of

Factors Affecting Future Results:

This Form 10-QSB may contain forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934). These can be identified by the use of forward-looking terminology such as"may," "will," "should," "expect," "anticipate," "estimate," or "continue," or the negative thereof or other variations thereon or comparable terminology. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise.

These forward-looking statements are subject to risks and uncertainties that include, but are not limited to the Company's limited liquidity and reliance on certain customers that represent significant portions of the Company's total revenue, as well as those identified in this report, described from time to time in the Company's other Securities and Exchange Commission filings, or discussed in the Company's press releases. Actual results may vary materially from expectations. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

Year 2000

The Company has addressed Year 2000 (Y2K) compliance issues. The Company's current software information systems are Y2K compliant. The Company installed an information system that complies with Y2K requirements. Compliance with Y2K requirements cost the Company an estimated $300,000 in fiscal year 1999 capital expenditures amortized over 3-7 years. In addition, significant internal resources were diverted to this project.

 In addition, the Company has taken steps to ensure that its banking and lending relationships are with Y2K compliant financial institutions. During fiscal 2000, the Company will continue to work with its major customers and suppliers to ensure that Y2K compliance issues will not interrupt the normal activities supported by these relationships. None of these items is expected to involve material investment or expense to the Company in fiscal 2000







PART II - OTHER INFORMATION

Item 4.  Submission of Matters to a Vote of Security Holders

The registrant held its Annual Meeting of Shareholders on July 29, 1999. The shareholders elected the following Board of Directors to serve for one year:

                  Name                      Shares Voted For
                  Gaylord K. Swim            4,233,122
                  Richard D. Clasen          4,233,122
                  Hans Imhof                 4,233,122
                  James H. Biggart           4,232,913
                  Reino Kerttula             4,232,913



The shareholders ratified the appointment of Grant Thornton LLP as independent auditors for the fiscal year 2000 by a vote of 4,241,774 for and 3,767 against.

Item 6.           Exhibits and Reports on Form 8-K

         A)       Exhibits.
                  Exhibit 27 - Financial Data Schedule
         Reports on Form 8-K
                  None.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   EFI ELECTRONICS CORPORATION
                                                            (Registrant)

November 12, 1999
                                         Richard D. Clasen
                                         Chief Executive Officer, President and
                                         Director (Principal Executive Officer)

November 12, 1999
                                         David G. Bevan
                                         Chief Financial Officer, Executive Vice
                                         President & Secretary (Principal
                                         Financial Officer)

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 10-QSB

(Mark one)

   [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

                    For the Quarter Ended December 31, 1999

   [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

               For the transition period from ______ to ______ .

                        Commission file number: 0-15967

                          EFI ELECTRONICS CORPORATION
       (Exact name of small business issuer as specified in its charter)

                Delaware                                75-2072203
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)               Identification Number)

                1751 South 4800 West, Salt Lake City, Utah 84104
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (801) 977-9009

     Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

     Number of shares of the registrant's $0.0001 par value common stock outstanding at February 1, 2000 5,575,638 shares.

        Transitional Small Business Disclosure Format  Yes [ ]    No [X]

EFI Electronics Corporation

INDEX TO FORM 10-QSB



PART I    FINANCIAL INFORMATION                                                  PAGE


         Item 1.  Consolidated Financial Statements

                  Balance Sheets as of December 31, 1999 (Unaudited)  and
                  March 31, 1999 .............................................      3

                  Statements of Operations and Comprehensive Income (Loss)
                  (Unaudited)
                  for the three months ended December 31, 1999 and 1998 ......      4

                  Statements of Operations and Comprehensive Income (Loss)
                  (Unaudited)
                  for the nine months ended December 31, 1999 and 1998 .......      5

                  Statements of Cash Flows ( Unaudited) for the nine months
                  ended December 31, 1999 and 1998 ...........................      6

                  Notes to Financial Statements (Unaudited).............         7  -  9


         Item 2.  Management's Discussion and Analysis or
                   Plan of Operations ................................          10  -  12


PART II   OTHER INFORMATION

           Item 6.  Exhibits and Reports on Form 8-K.........................       13

         Signatures..........................................................       13




EFI Electronics Corporation

PART I - FINANCIAL INFORMATION

Item 1.           Financial Statements

CONSOLIDATED BALANCE SHEETS

                                    December 31, 1999            March 31, 1999
                                           (Unaudited)
ASSETS
Current assets:

     Cash and cash equivalents             $   26,102               $   263,135
     Receivables, net                       2,390,321                 2,241,200

     Inventories, net                       1,693,449                 2,119,336
     Prepaid expenses                         118,118                   221,986
         Total current assets               4,227,990                 4,845,657

Property - net                              2,455,355                 2,448,376
Other assets:
     Goodwill, net                            649,806                   742,803
     Other assets                              76,281                    43,991
         Total other assets                   726,087                   786,794
              Total assets                 $7,409,432                $8,080,827

LIABILITIES
Current liabilities:
     Revolving line of credit            $  1,783,624              $  2,583,210
     Current maturities of
     capital lease obligations                159,958                   177,763
     Current maturities of notes payable      503,940                   990,533
     Accounts payable                       1,157,100                   825,291
     Reserve for customer
     warranty claims - current                192,751                   215,000
     Accrued liabilities                      340,931                   303,982
         Total current liabilities          4,138,304                 5,095,779
Long-term liabilities:
     Reserve for customer warranty
     claims - long-term                       185,193                   122,738
     Capital lease obligations,
     less current maturities                  323,986                   163,350
     Notes payable, less current maturities   996,685                   817,726
         Total long-term liabilities        1,505,864                 1,103,814
              Total liabilities             5,644,168                 6,199,593

STOCKHOLDERS' EQUITY
     Common stock                                 558                       558
     Additional paid-in capital             3,117,190                 3,117,190
     Accumulated other comprehensive loss -
             foreign currency translation
             adjustment                      (156,047)                  (27,506)
      Accumulated deficit                    (986,437)                 (999,008)
                                            1,975,264                 2,091,234
Less:
       Notes receivable from officer         (210,000)                 (210,000)
         Total stockholders' equity         1,765,264                 1,881,234
              Total liabilities and
              stockholders' equity         $7,409,432                $8,080,827

                            See notes to financial statements.




EFI Electronics Corporation

CONSOLIDATED STATEMENTS
OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS) (Unaudited)


For the three months ended December 31,         1999                       1998
Net sales                                 $ 2,853,241               $ 3,461,503
Cost of sales                               1,686,451                 2,272,761
Gross profit                                1,166,790                 1,188,742
Operating expenses:

     Selling, general and
           administrative expenses            901,813                   858,328
     Research and development                 172,730                   156,894
         Total operating expenses           1,074,543                 1,015,222
Earnings from operations                       92,247                   173,520
Other income/(expense):
      Interest expense                       (106,253)                 (108,990)
     Other, net                               (45,886)                  (27,066)
         Total other expense, net            (152,139)                 (136,056)
Earnings/(loss) before income taxes           (59,892)                   37,464
Income taxes                                      -0-                       -0-
Net earnings/(loss)                           (59,892)                   37,464
Other comprehensive income - foreign currency
         translation adjustment               (31,775)                  (64,067)
        Comprehensive income/(loss)      $   ( 91,667)              $   (26,603)

Earnings/ (loss) per share:

     Basic                               $    (  0.01)              $      0.01
     Diluted                             $    (  0.01)              $      0.01

Weighted average shares outstanding

     Basic                                  5,574,853                 5,574,460
     Diluted                                5,574,853                 5,574,460



                       See notes to financial statements.




EFI Electronics Corporation

CONSOLIDATED STATEMENTS
OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(Unaudited)


For the nine months ended December 31,           1999                      1998
Net sales                                 $ 9,377,079              $ 11,313,164
Cost of sales                               5,708,428                 7,421,738
Gross profit                                3,668,651                 3,891,426
Operating expenses:
     Selling, general and
        administrative expenses             2,688,421                 2,719,418
     Research and development                 506,624                   510,421
         Total operating expenses           3,195,045                 3,229,839
Earnings from operations                      473,606                   661,587
Other income/(expense):
     Interest expense                        (345,587)                 (379,352)
     Other, net                              (115,448)                  (91,292)
         Total other expense, net            (461,035)                 (470,644)
Earnings before income taxes                   12,571                   190,943
Income taxes                                      -0-                       -0-

Net earnings                               $   12,571                 $ 190,943
Other comprehensive income - foreign currency
      translation adjustment                 (128,541)                   (8,137)
Comprehensive income/(loss)               $(115,970)                $ 182,806

Earnings  per share:

     Basic                            $          0.00             $        0.03
     Diluted                          $          0.00             $        0.03


Weighted average shares outstanding

     Basic                                  5,574,591                 5,556,448
     Diluted                                5,582,674                 5,556,448



                         See notes to financial statements.




EFI ELECTRONICS CORPORATION



CONSOLIDATED STATEMENTS OF CASHFLOWS  (Unaudited)

For the nine months ended December 31,                   1999              1998
Cash flows from operating activities:
    Net earnings                                    $  12,571        $  190,943
    Adjustments to reconcile net earnings to net cash
    provided by  operating activities:
         Depreciation                                 481,056           536,985
         Amortization                                  92,997            92,851
         Provision for obsolete inventory             (52,653)          127,503
         Provision for bad debts                       35,977            38,273
         Provision for warranty expenses              209,273           300,049
         Increase/(decrease) in cash due to change in:
             Receivables                             (171,899)        1,195,812
             Inventories                              488,481           (90,226)
             Prepaid expenses                          45,269           (58,514)
             Other assets                               6,721            17,464
             Accounts payable                         343,024          (661,371)
             Warranty payments                       (169,066)         (190,255)
             Accrued liabilities                       37,837            49,518
         Net cash provided by operating activities  1,359,588         1,549,032

Cash flows from investing activities:
   Investment in joint venture                        (39,011)              -0-
   Capital expenditures                              (221,845)         (521,903)
         Net cash used in investing activities       (260,856)         (521,903)
Cash flows from financing activities:
   Net change under revolving line of credit         (799,586)         (649,168)
   Principal payments on notes payable               (307,634)         (275,364)
   Principal payments under capital lease obligations(126,455)         (117,747)
   Proceeds from exercise of stock options                -0-            22,058

         Net cash (used in)  financing activities  (1,233,675)       (1,020,221)
Effect of exchange rate changes on cash              (102,090)           (2,267)
Net increase/(decrease)in cash and cash equivalents  (237,033)            4,641
Cash and cash equivalents at beginning of period      263,135             9,566
Cash and cash equivalents at end of period         $   26,102     $      14,207

Supplemental disclosures of cash flow information: Cash paid during the period for:

                  Income taxes                    $       -0-     $         -0-
                  Interest                        $   327,788     $     402,154

Supplemental schedule of non-cash investing activities:

1999     The Company retired  fully depreciated property having an initial cost of $307,624.



                        See notes to financial statements.




EFI ELECTRONICS CORPORATION


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In the opinion of Management, the accompanying consolidated financial statements contain adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of EFI Electronics Corporation (the "Company") and subsidiary at December 31, 1999 and March 31, 1999, and the results of their operations and their cash flows for the three and nine months ended December 31, 1999 and 1998. The results of operations for the three months and nine months ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ending March 31, 2000.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as specified by the instructions to Form 10-QSB and Item 310 of Regulation S-B. It is suggested that these financial statements and related notes be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999.

1.  RECEIVABLES

Receivables consisted of the following:

                                         December 31,1999        March 31, 1999
Trade and other receivables                    $2,441,572           $ 2,256,864
Allowance for doubtful accounts                   (51,251)              (15,664)
Total Receivables                              $2,390,321           $ 2,241,200

2.  INVENTORIES

Inventories consisted of the following:

                                        December 31, 1999        March 31, 1999
Raw materials                                  $1,309,741           $ 1,238,439
Work-in-process                                   118,449               121,775
Finished goods                                    342,829               889,344
                                                1,771,019             2,249,558
Less allowance for obsolete inventory             (77,570)             (130,222)
 Inventories, net                              $1,693,449           $ 2,119,336

3.  NET EARNINGS/(LOSS) PER COMMON SHARE

Basic earnings/(loss) per share is computed by dividing net earnings by the weighted average number of shares outstanding during each period. Diluted earnings/(loss) per share are similarly calculated, except that the weighted average number of shares outstanding includes shares that may be issued subject to existing rights with dilutive potential.




NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - Continued

 EARNINGS/(LOSS) PER SHARE, continued

The following data show the amounts used in computing earnings per share, including the weighted average number of shares and dilutive potential common stock.

                                                  Nine Months Ended December 31,
                                                     1999                  1998
Shares outstanding during
the entire period                               5,574,460             5,504,644
Weighted average shares issued
during the period                                     131                51,804
                                                ---------            ----------
Weighted average number of
shares used in basic EPS                        5,574,591             5,556,448
Dilutive effect of stock
options and warrants                                8,083                   -0-
Weighted average number of                     ----------            ----------
shares and dilutive potential
stock used in diluted EPS                       5,582,674             5,556,448


                                                Three Months Ended December 31,
                                                     1999                  1998
Shares outstanding during
the entire period                               5,574,460             5,574,414
Weighted average shares issued
during the period                                     393                    46
                                               ----------            ----------
Weighted average number of
shares used in basic EPS                        5,574,853             5,574,460
Dilutive effect of stock
options and warrants                                  -0-                   -0-

Weighted average number of
shares and dilutive potential                  ----------            ----------
stock used in diluted EPS                       5,574,853             5,574,460


4.  REVOLVING LINE OF CREDIT, CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE

At December 31 and March 31, 1999, revolving line of credit, capital lease obligations and notes payable, the carrying value of which approximates fair value, consisted of the following:

                                         December 31, 1999       March 31, 1999
Revolving line of credit                     $   1,783,624          $ 2,583,210
Capitalized lease obligations                $     483,944          $   341,113
Less current maturities                           (159,958)            (177,763)
     Capitalized lease obligations              ----------           ----------

     (less current maturities)               $     323,986          $   163,350




NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - Continued

REVOLVING LINE OF CREDIT, CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE, continued

                                          December 31, 1999      March 31, 1999

Notes payable:
   Collateralized promissory note              $    481,920        $    654,877
   Uncollateralized subordinated
   note - director                                  900,000             900,000
   Collateralized promissory
   note - machinery                                 102,490             133,243
   Uncollateralized note
   - acquisition                                     16,215             120,139
                                                  1,500,625           1,808,259
Less current maturities                            (503,940)           (990,533)
         Total notes payable, less
          current installments                 $    996,685        $    817,726


The revolving line of credit in place at December 31, 1999 provides for borrowings up to $3,700,000 collateralized by accounts receivable and inventories. Interest is payable monthly at a rate of prime (8.5% as of December 31, 1999) plus 2.5%. Principal payments are made as cash is received from customers for accounts receivable. Borrowings are based on formulas involving balances of eligible accounts receivable and inventories. The line of credit agreement expires in March 2001.



Item 2. Management's Discussion and Analysis or Plan of Operations

General:

The following discussion should be read in conjunction with the unaudited financial statements and notes contained in this report and in conjunction with "Management's Discussion and Analysis or Plan of Operations" and the audited consolidated financial statements and notes included in the Company's Annual report on Form 10-KSB for the year ended March 31, 1999.

Results of Operations:

Net Sales for the three-month period ended December 31, 1999 decreased by approximately $608 thousand (18%) compared to the three month period ended December 31, 1998. For the nine months ended December 31, 1999, net sales decreased approximately $1.9 million (17%) over the same period of the previous year. The following factors were primarily responsible for the changes.

In the prior year, the Company was beginning the transition from selling certain of its products directly to electrical distribution customers to selling its products to Hubbell Incorporated ("Hubbell") for resale into electrical distribution markets. During this period, Hubbell placed significant stocking orders. The Company also had some residual direct sales to electrical distributors. In the three-month period and nine-month period ended December 31, 1999 there were no direct sales to electrical distributors and sales to Hubbell



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were at a maintenance level. The combination of these factors reduced sales by approximately $229 thousand in the three-month period and approximately $1.0 million in the nine month period.

In June 1998, the Company changed its method of doing business with Thompson Consumer Electronics ("TCE"). The Company no longer sells products to TCE instead the Company is paid a fee income based on the number of units sold by TCE. Fee income for the three-month period ended December 31, 1999 increased approximately $67 thousand compared to the comparable three-month period in 1998. However, on a year-to-date basis this change reduced revenue by $509 thousand in 1999. The revenue decrease was offset by improved gross profit from the fee income.

Sales to US government agencies for the three-month period ended December 31, 1999 were approximately $211 thousand lower as compared to the same three- month period in 1998. Government sales for the nine-month period ended December 31, 1999 were approximately $160 thousand lower than for the comparable nine-month period in 1998. The decrease was due to the inventory reductions associated with the closing of the GSA regional warehouses, conclusion of the Social Security Administration contract and reduced computer sales during the third quarter of FY 2000 with respect to the Y2K issue. The Company expects an increase in Government sale during the next three month period.

International sales for the three-month period ended December 31, 1999 were $47,000 lower, primarily due to a slow down in the European machine tool market. International sales for the nine months ended December 31, 1999 were slightly below the comparable nine-month period in 1998.

In 1998, the Company sold approximately $277 thousand of custom obsolete inventory to a previous private label customer at much lower than average margins. This decision enabled the Company to recover its manufacturing cost and avoid a significant inventory write-off. This one-time event did not recur in the current year.

Gross Profit for the three-month period ended December 31, 1999, declined approximately $22 thousand (2%) compared to the three months ended December 31, 1998. For the nine months ended December 31, 1999, gross profit decreased by approximately $223 thousand (6%). The Company's gross margin improved to 41% of net sales in the three-month period ended December 31, 1999 as compared to 34% in the prior year. For the nine months ended December 31, 1999 gross margin was 39% as compared to 34% in the prior year. The decrease in the amount of gross profit was primarily attributable to the sales decline offset by significant improvements in indirect costs and direct material. The improvement of gross margin percentage was primarily due to the following factors:



Item 2.           Management's Discussion and Analysis or Plan of Operations

Fee income from TCE yields a substantially greater margin than the product sales that it displaces.

During the last half of fiscal 1999, the Company focused on decreasing its direct product costs for several product lines. The impact of these reductions began during the fourth quarter of fiscal year 1999. This reduction effort has continued during the current fiscal year. Management anticipates the program will reduce direct product costs by approximately $750 thousand per year.

Indirect costs decreased by approximately $212 thousand in the three-month period ended December 31, 1999 and approximately $452 thousand for the nine month period ended December 31, 1999. This is primarily the result of staff headcount reductions made in March 1999, reductions in scrap and rework and substantial improvements in productivity.

Operating Expenses for the three months ended December 31, 1999 increased by approximately $59 thousand (6%), compared to the three months ended December 31, 1998. For the nine month period ended December 31, 1999, operating expenses were



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approximately $35 thousand (1%) lower than in the same period of the previous year.

Research and development expenses increased approximately $16 thousand for the three-month period due to certification expenses for several new products. Research and development expenses for the nine-month period ended December 31, 1999 were slightly lower than in the previous year.

Selling, general and administrative expenses increased approximately $43 thousand during the three-month period ended December 31, 1999. The Company experienced one-time expenses associated with its ISO registration program and increases in its employee compensation costs. For the nine-month period ended December 31, 1999 administrative expenses were approximately $31 thousand lower than the same period of the prior year due primarily to the change from selling direct to electrical distribution customers to selling to Hubbell, as described above, and lower bonus expenses.

Net Earnings/(Loss) for the three months ended December 31, 1999 declined by approximately $97 thousand as compared to the three months ended December 31, 1998, as a result of the sales decline and the increase in operating expenses. These earnings reductions were partially offset by improved gross margins and manufacturing efficiencies. These same factors primarily accounted for the approximate $178 thousand decline in net earnings for the nine-month period ended December 31, 1999 as compared to the same period in 1998.

Liquidity and Capital Resources:

Cash Flows From Operating Activities for the nine months ended December 31, 1999 decreased by approximately $189 thousand compared to the nine months ended December 31, 1998. In addition to net earnings and non-cash items for the nine months, the items that influenced this decrease are described below:

         Receivables increased by approximately $136 thousand net of bad debt allowance during the nine-month period. This increase was due primarily to significantly higher sales in December as compared to the other months in the quarter.

         Inventories decreased by approximately $436 thousand. This decrease was due primarily to the strong sales effort at quarter end.

         Accounts payable increased by approximately $343 thousand. The Company has maintained adequate relationships with its suppliers and remains on "open account" with all significant vendors.



Item 2.  Management's Discussion and Analysis or Plan of Operations


         Accrued liabilities increased approximately $38 thousand. This increase was due primarily to normal fluctuations in payroll and fringe benefit accruals, which are affected by timing of actual payments.

         Reserve for customer warranty increased approximately $40 thousand as a result of increased product shipments.

Cash Flows Used In Investing Activities increased slightly for the nine months ended December 31, 1999 as compared to the nine months ended December 31, 1998. An increase in the Company's investment in the EFI Asia Pacific joint venture was partially offset by reduced capital expenditures.

Cash Flows Used In Financing Activities decreased by approximately $58 thousand for the nine months ended December 31, 1999 compared to the nine months ended December 31, 1998 as the Company utilized external financing sources to launch a new product introduction.

Management believes that existing cash balances, borrowings available under the



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

line of credit, and cash generated from operations will be adequate to meet the Company's anticipated cash requirements through March 31, 2000. Management's expectations are subject to risks and uncertainties that include, but are not limited to, the Company's dependence on several key customers and its limited liquidity and financial condition.

Factors Affecting Future Results:

This Form 10-QSB may contain forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934). These can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or "continue," or the negative thereof or other variations thereon or comparable terminology. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise.

These forward-looking statements are subject to risks and uncertainties that include, but are not limited to, the Company's limited liquidity and reliance on certain customers that represent significant portions of the Company's total revenue, as well as those identified in this report, described from time to time in the Company's other Securities and Exchange Commission filings, or discussed in the Company's press releases. Actual results may vary materially from expectations. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

Year 2000

The Company addressed Year 2000 (Y2K) compliance issues. The Company's current software information systems are Y2K compliant. The Company installed an information system that complied with Y2K requirements. Compliance with Y2K requirements cost the Company an estimated $300,000 in fiscal year 1999 capital expenditures to be amortized over 3-7 years.

In addition, the Company took steps to ensure that its banking and lending relationships were with Y2K compliant financial institutions.During fiscal 2000, the Company continued to work with its major customers and suppliers to ensure that Y2K compliance issues would not interrupt the normal activities supported by these relationships. None of these items is expected to involve material investment or expense to the Company in fiscal 2000.



PART II - OTHER INFORMATION

Item 6.           Exhibits and Reports on Form 8-K

         A)       Exhibits.
                  Exhibit 27 - Financial Data Schedule
         B)       Reports on Form 8-K
                  None.





                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 EFI ELECTRONICS CORPORATION

                                                            (Registrant)



    February 15, 2000
                                        ----------------------------------
                                        Richard D. Clasen
                                        Chief Executive Officer, President and
                                        Director (Principal Executive Officer)




   February 15, 2000
                                       -----------------------------------
                                       James A. Grada
                                       Controller ( Principal Financial Officer)



                                      C-67
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                                     ANNEX D







                          DISSENTER'S APPRAISAL RIGHTS

Delaware General Corporation Law, 8 Del. C. Section 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title.

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depositary receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand, as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to received payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.